As filed with the Securities and Exchange Commission on January 13, 2020.

Registration No. 333-234415

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

AMENDMENT NO. 1 TO

form s-1

registration statement

UNDER

THE SECURITIES ACT OF 1933

____________________

Tapinator, Inc.

(Exact name of registrant as specified in its charter)

____________________

Delaware	7372	46-3731133
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

____________________

110 West 40th Street, Suite 1902

New York, NY 10018

(914) 930-6232

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Ilya Nikolayev

Chief Executive Officer

110 West 40th Street, Suite 1902

New York, NY 10018

(914) 930-6232

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Rick A. Werner, Esq.	Jeffrey M. Quick, Esq.	Aron Izower, Esq.
Haynes and Boone, LLP	Quick Law Group, P.C.	Reed Smith, LLP
30 Rockefeller Plaza, 26th Floor	1035 Pearl Street, Suite 403	599 Lexington Avenue
New York, New York 10112	Boulder, CO 80302	New York, NY 10022
(212) 659-7300	(720) 259-3393	(212) 521-5400

____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer	☐

Non-accelerated filer ☑	Smaller reporting company	☑

	Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☑

____________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Units, consisting of:	$13,800,000	$1,792
Shares of common stock, par value $0.001 per share(4)	—	—
Warrants to purchase shares of common stock(4)	—	—
Common stock issuable upon exercise of warrants(5)	13,800,000	1,792
Underwriter’s warrants(6)	—	—
Common stock issuable upon exercise of underwriter’s warrants(5)	862,500(7)	112
Total	$28,462,500	$3,696(8)
(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)

Includes the price of additional shares of common stock and/or warrants to purchase shares of common stock that the underwriter has the right to purchase to cover overallotments, if any. See “Underwriting.”

(3)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of shares of common stock as may become issuable after the date hereof, as the same may be adjusted as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(4)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act of 1933, as amended.
(5)	Represents the aggregate exercise price of the shares issuable upon exercise of the warrants in accordance with Rule 457(i) and Staff Compliance and Disclosure Interpretation 240.06.
(6)

Represents warrants issuable to ThinkEquity, a division of Fordham Financial Management, Inc., or its designees (the “underwriter warrants”) to purchase a number of shares of common stock equal to 5% of the number of shares of common stock included in the units being offered (including shares of common stock that the underwriter has the right to purchase to cover overallotments) at an exercise price equal to 125% of the public offering price per unit. No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(7)

Represents a number of shares of common stock underlying the underwriter warrants equal to 5% of the number of shares of common stock included in the units being offered (including shares of common stock that the underwriter has the right to purchase to cover overallotments) at an exercise price equal to 125% of the public offering price per unit.

(8)	Previously paid.

____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS **SUBJECT TO COMPLETION** **DATED JANUARY 13, 2020**

Tapinator, Inc.

We are offering 1,714,285 units of Tapinator, Inc., with each unit consisting of one share of our common stock, par value $0.001 per share, and one warrant to purchase one share of our common stock, in a firm commitment underwritten offering. Each warrant contained in a unit has an exercise price of $ per share of common stock. The warrants contained in the units will be exercisable immediately and will expire five years from the date of issuance. We are also offering the shares of common stock that are issuable from time to time upon exercise of the warrants contained in the units.

The units offered hereby have no standalone rights and will not be certificated or issued as standalone securities. The common stock and warrants included in the units offered hereby can only be purchased together as a unit, but the common stock and warrants will be issued separately and will be immediately separable upon issuance.

We have applied to list our common stock and the warrants offered hereby for trading on The Nasdaq Capital Market under the symbols "TAPM" and "TAPMW," respectively. Our common stock is currently listed on the OTCQB Marketplace (the "OTCQB") under the symbol "TAPM." Only a limited public market exists for our common stock, and there is currently no established public trading market for the warrants. If our listing application is not approved, we will not proceed with the offering. We have assumed a public offering price of $7.00 per unit, the last reported sale price for our common stock as reported on the OTCQB on January 9, 2020. The actual public offering price per unit will be determined through negotiations between us and the underwriter at the time of pricing and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

We are an "emerging growth company," as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See "Prospectus Summary—Implications of Being an Emerging Growth Company."

Investing in our securities involves a high degree of risk. See the section of this prospectus entitled "Risk Factors" beginning on page 10 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	PER UNIT	TOTAL
Public offering price(1)	$	$
Underwriting discounts and commissions(1) (2)	$	$
Proceeds, before expenses, to us	$	$

(1) The public offering price and underwriting discount in respect of each unit corresponds to a public offering price per share of common stock of $ and a public offering price per warrant of $.

(2) In addition to the discounts and commissions, we have agreed to reimburse the underwriter for certain offering-related expenses. See "Underwriting" for a description of the compensation payable to the underwriter.

The underwriter has the option to purchase up to an additional 257,142 shares of common stock and/or warrants to purchase up to 257,142 shares of common stock solely to cover overallotments, if any, at the public offering price, less underwriting discounts and commissions, within 45 days of the date of this prospectus.

The underwriter expects to deliver the securities to purchasers in the offering on or about , 2020.

ThinkEquity

a division of Fordham Financial Management, Inc.

The date of this prospectus is , 2020

TAPINATOR

Ticker: TAPM

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TAPINATOR

Ticker: TAPM

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TAPINATOR

Ticker: TAPM

VIDEO POKER CLASSIC

5.2%	$32	$0.24
Payer Conversion[1]	ARPPU[1*]	ABPU[1**]
30%	17%	10%
D1 Retention[2]	D7 Retention[2]	D30 Retention[2]

SOLITAIRE DASH

4.7%	$15.3	$0.34
Payer Conversion[3]	ARPPU[3*]	ABPU[3**]
34%	19%	11%
D1 Retention[4]	D7 Retention[4]	D30 Retention[4]

* Average revenue per paying user.

** Average bookings per user. Bookings is a non-GAAP financial measure. For additional information concerning our use of bookings, including a reconciliation of bookings to the most directly comparable GAAP measure, please see "Prospectus Summary – Summary Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations – Trends in Key Non-GAAP Financial Metrics."

(1) Source: Adjust attribution, PlayFab backend, September 1, 2019 to November 30, 2019.

(2) Source: Adjust attribution, iOS players, September 1, 2019 to November 30, 2019.

(3) Source: Adjust attribution, PlayFab backend, January 1, 2019 to May 31, 2019, the most recent period of paid user acquisition.

(4) Source: Adjust attribution, iOS players, January 1, 2019 to May 31, 2019, the most recent period of paid user acquisition.

TABLE OF CONTENTS

Prospectus

Page

BASIS OF PRESENTATION	ii

INDUSTRY AND MARKET DATA	ii

TRADEMARKS, TRADE NAMES AND SERVICE MARKS	ii

PROSPECTUS SUMMARY	1

RISK FACTORS	10

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	22

USE OF PROCEEDS	24

DIVIDEND POLICY	24

MARKET FOR COMMON EQUITY	24

CAPITALIZATION	25

DILUTION	26

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	27

BUSINESS	41

MANAGEMENT	47

EXECUTIVE COMPENSATION	50

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS	53

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	54

DESCRIPTION OF CAPITAL STOCK	55

DESCRIPTION OF SECURITIES WE ARE OFFERING	58

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS	60

UNDERWRITING	66

LEGAL MATTERS	70

EXPERTS	70

WHERE YOU CAN FIND MORE INFORMATION	70

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

Unless otherwise indicated or the context otherwise requires, financial data included in this prospectus reflects the business and operations of Tapinator, Inc. and its consolidated subsidiaries and all references herein to “Tapinator, Inc.,” the “Company,” “we,” “our” or “us” refer to Tapinator, Inc. and its consolidated subsidiaries.

Neither we nor the underwriter have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus we have prepared. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our securities only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

For investors outside the United States: Neither we nor the underwriter have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus outside the United States.

i

BASIS OF PRESENTATION

On December 31, 2019, we effected a 1-for-160 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each issued and outstanding share of our common stock, and the per share exercise price of and number of shares of our common stock underlying our outstanding equity awards and warrants, was automatically proportionally adjusted based on the 1-for-160 Reverse Stock Split ratio. In connection with the Reverse Stock Split, we also reduced the total number of shares of common stock we are authorized to issue from 250,000,000 to 25,000,000.

Except as otherwise provided herein, all share and per-share amounts of our common stock, equity awards and warrants, including the shares of common stock and warrants being offered hereby, have been adjusted to give effect to the Reverse Stock Split for all periods presented. The Reverse Stock Split did not alter the par value of our common stock, which remains at $0.001 per share, modify any voting rights or other terms of our common stock, or impact the amount of preferred stock we are authorized to issue.

INDUSTRY AND MARKET DATA

Market data, industry statistics, and forecasts included in this prospectus, other than those provided by third party experts, are based on the good faith estimates of management, which in turn are based upon management’s reviews of independent industry publications, reports by market research firms, and other independent and publicly available sources. Data regarding the industry in which we compete and our market position and market share within this industry are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share within this industry. Our own estimates are based on internally-derived metrics, as well as data from trade and business organizations and other contacts in the markets we operate.

We are responsible for all of the disclosure included in this prospectus, and we believe these estimates to be accurate as of the date of this prospectus or such other date stated in this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. While we believe that each of the publications used throughout this prospectus are prepared by reputable sources, neither we nor the underwriter have independently verified market and industry data from third party sources. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

Unless otherwise expressly stated, we obtained industry, business, market and other data from the reports, publications and other materials and sources listed below. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

●	App Annie Inc. (“App Annie”), A Year in Review: Mobile Highlights of 2018 (December 2018);

●	App Annie, The State of Mobile in 2019 – The Most Important Trends to Know (January 2019);

●	App Annie, Forecast 2017 - 2022 (May 2018)

●	International Federation of the Phonographic Industry (the “IFPI”), Global Music Report 2018 – Annual State of the Industry, (March 2018);

●	Mediakix LLC (“Mediakix”), The Mobile Gaming Industry: Statistics, Revenue, Demographics, More (February 2019);

●	Motion Picture Association of America (the “MPAA”), New Report: Global Theatrical and Home Entertainment Market Reached $96.8 Billion in 2018 (March 2019);

●	Newzoo International B.V. (“NewZoo”), Global Mobile Market Report 2018 (September 2018);

●	Newzoo, Global Games Market Report 2019 (June 2019); and

●	The Business of Apps (“Business of Apps”), App Download and Usage Statistics (August 2019).

Certain information in this prospectus has also been derived from other reports, publications and other materials published or made available by Statista, IBIS World Research Group (“IBIS World”) and Think Gaming LLC (“Think Gaming”).

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus includes some of our trademarks, including, among others, “Tapinator,” “Combo Quest,” “Video Poker VIP” and “Balance of the Shaolin.” Each one of these names is our registered trademark. This prospectus also includes additional trademarks, service marks and trade names of others, which are the property of their respective owners.

Solely for convenience, the references to our trademarks included in this prospectus are without the ™ symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to our trademarks.

ii

PROSPECTUS SUMMARY

This summary highlights certain significant aspects of our business and this offering and is a summary of information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before deciding to invest in our securities. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and our financial statements and related notes thereto included in this prospectus, before making an investment decision.

Tapinator, Inc.

Our mission is to become one of the leading mobile gaming and social-casino companies in the world.

Overview

We develop and publish apps for mobile platforms that we believe can be leaders within their respective categories, with a focus on social-casino games. We refer to these titles as “Category Leading Apps.” Our library includes over 300 titles that, collectively, have achieved over 500 million mobile downloads, including notable properties such as Video Poker Classic and Solitaire Derby. We generate revenues through the sale of branded advertisements and via consumer transactions, including in-app purchases and subscriptions. We are headquartered in New York, with product development and marketing teams located in North America, Europe and Asia. Consumers can find high-quality mobile applications from us wherever they see the “T” character logo.

For the first nine months of 2019, our revenues increased 29% year-over-year via the sale of virtual goods, advertising, and subscriptions, while our net loss decreased 28% during this same period. Our Category Leading Apps Bookings, our Category Leading Apps adjusted Bookings and our adjusted EBITDA grew at year-over-year rates of 30%, 108% and 50%, respectively, in each case for the first nine months of 2019.

Bookings, adjusted Bookings and adjusted EBITDA are non-GAAP financial measures. For additional information concerning our use of bookings, adjusted Bookings and adjusted EBITDA, including reconciliations of bookings and adjusted EBITDA to the most directly comparable GAAP financial measures, please see “–Summary Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Trends in Key Non-GAAP Financial Metrics.”

Our Industry and Market Opportunity

A number of trends are driving significant change in digital gaming that we believe are causing growth in the casual mobile games market. We believe the following trends provide us with significant opportunities to grow our games and expand more deeply into the social-casino games market:

●

Consumer spending on digital gaming is growing. We believe that digital gaming has become a large and strategically important component of the overall entertainment market. Total consumer spending on digital gaming worldwide was expected to have reached approximately $152 billion in 2019, which is more than double the approximately $60.2 billion that consumers spent at the movies and on music in 2018, according to data from Newzoo, the MPAA, and the IFPI.

●

Mobile devices have become a leading medium to consume digital content such as games. We believe that consumers are increasingly using their mobile devices for entertainment, and mobile games are being played extensively by mobile device users.

●

Increasing number of players with the emergence of casual games. Digital game design and distribution in the casual game market has evolved as new game types and business models address expanding gaming audiences. We believe that the proliferation of smartphones and the availability of mobile app stores has increased access to digital games, including in the social-casino market and other areas of the mobile apps market.

●	Consumer spending in the social-casino category within digital gaming is growing. The social-casino market is characterized by games that are social and competitive and that are self-directed in pace and session length. We believe that social-casino games are generally “evergreen” in nature, meaning that these apps can continue to generate meaningful revenue years after their initial launch date, due to their loop-driven gameplay and ability to naturally incorporate a cadence of new in-game content and events. According to Statista, total consumer spending in the social-casino category on mobile and Facebook platforms grew 15% in 2018 to reach $5.2 billion and was expected to have reached approximately $5.7 billion in 2019.

Our Value Proposition for Players

Our social-casino games simulate and enhance the gameplay that a player would find in a traditional casino, such as slots and video poker, but feature virtual currency instead of real-money winnings. We believe that consumers download and play our games for fun and entertainment without the risks and stress associated with gambling real-money. Specifically, we design our games to be:

●	Authentic – our games are designed to provide an experience that reflects and improves upon the features and designs of land-based or online game machines.

●

Engaging – our games are designed to be deeply engaging and utilize best-in-class systems to bring players back and create an immersive gameplay experience, including bonuses, minigames, login rewards, VIP clubs, and more.

●

Fun & Accessible – our titles are built on top of gameplay that has been demonstrated to be fun, both in the short- and long-term, and our products are accessible anytime and anywhere through mobile devices.

Our Core Strengths

We believe that our core strengths include:

●

Diverse portfolio of best-in-class, evergreen games. We have developed and published a small, but diverse, portfolio of enduring games that have consistently received high player review scores. We believe that our games appeal to multiple markets through varying game mechanics and unique progression sequences.

●

Lean organizational structure. Our talent pool currently includes 7 employees and 11 independent contractors spread across North America, Europe and Asia. We aim to invest in a transparent culture of mutual success that is driven by our founders and shared across our organization. Our culture fosters a pursuit of excellence, loyalty and teamwork, which we believe is a significant competitive advantage in the evolving mobile gaming industry and serves as the foundation of our continued success.

●

Strategic data-driven approach to launching new games and optimizing existing properties. We incorporate data-driven decision-making into our entire game development process. For example, we use data to help determine what games we should make, which new features we should pursue, and how we should present offers to and communicate with our players. We analyze both overall engagement of each feature within our games as well as individual player activity. The overall engagement metrics allow us to make decisions about which features we should continue to invest in. The individual player activity data allows us to segment our player base into a number of groups and send targeted communication, offers, and promotions to each of these groups, with the goal of increasing retention, monetization, and player happiness. Data also drives decisions in our marketing and user acquisition efforts. We strive to continue to improve the efficiency of our spending on marketing initiatives (our “return on acquisition spend” or “ROAS”) by focusing our spending on areas where our marketing initiatives have been successful in the past.

●

Scaleable, reusable and efficient technology stack. We have standardized our shared technology infrastructure to enable us to operate our games effectively at a global level without scale limitations. We utilize a proven, integrated third-party system of technology services that allows us to easily share best practices and successful features across games in our portfolio, which decreases the time it takes us to market new content and reduces overall development costs.

●

Strong relationships with platform providers. Our applications are hosted on platforms provided by Apple Inc. (“Apple”), Google Inc. (“Google”), Facebook, Inc. (“Facebook”) and Amazon.com, Inc. (“Amazon”), among others. These providers sometimes provide specialized promotions of our games and provide dedicated business and technical teams for the successful implementation and marketing of our games onto their platforms. Fourteen of our games have achieved the coveted “New Games We Love” promotional feature on Apple’s iOS platform.

●

Experienced management team. Our senior management team has worked together for over twelve years and has significant experience in the web, social and mobile application space. In addition to our team’s deep experience in high-growth startups, our board of directors also brings experience from large public companies such as Zynga Inc. (“Zynga”), Spotify Technology S.A. (“Spotify”) and Google.

Our Revenue Model

We rely primarily on a revenue model known as “free-to-play” (“F2P”) or “freemium,” which means that our games are free to download and play. Unlike traditional console-based video games, which are sold for a fixed retail price, the revenues from F2P mobile games are generated through a combination of in-app purchases (wherein the user purchases additional premium content, functionality or in-game currency with which they can improve or extend their game experience), and advertisements displayed within the game. As part of the process of developing and marketing a new game, we may enter into revenue share agreements with developers or publishers whereby we agree to share a portion of the revenue generated by a game in exchange for services related to the development or publication of the game.

In order for the F2P revenue model to be successful, it requires that a game have a large base of non-paying users and an adequately sized subset of recurring paying users. As a result, the tracking and optimization of measures such as daily active users (“DAUs”), average bookings per user (“ABPU”), player retention rates (e.g., Day 1, Day 7 and Day 30 retention), player conversion rates, average revenue per paying user, and player lifetime values (“LTVs”) are essential to the successful management of mobile games. Ongoing investments in marketing, product development, and active operations within a game, sometimes called “live ops,” are therefore important to acquire, accumulate and maintain an audience of loyal, paying users.

Our Products

Beginning in 2017, we shifted our focus from our legacy Rapid-Launch Games business to our Category Leading Apps business, with a focus on the social-casino market. While we continue to publish both types of games based on our substantial library, our new development and publishing activities are exclusively focused on Category Leading Apps.

Category Leading Apps

We believe our Category Leading Apps are visually beautiful, functionally in-depth products, with high production values and significant revenue potential. They are developed and published selectively based on both original and licensed intellectual property. These titles require considerable development investment and, in the opinion of management, have the potential to become evergreen mobile franchises that can become market leaders within their respective categories. These apps are monetized primarily through consumer app store transactions and, to a lesser extent, through brand advertising. These apps are published primarily under the Tapinator brand.

We have historically succeeded in getting our Category Leading Apps featured at launch by the major app stores, including within Apple’s “New Games We Love” category. Beyond initial product launch, we acquire customers for these products via paid acquisition channels for applications in which we achieve player LTVs that, on average, exceed the cost per player install (“CPI”).

The following is a summary of our Category Leading Apps in which we are currently actively investing. Beyond the list below, we are actively engaged in new product development, but typically do not announce such initiatives until a specific product launch date has been set:

Video Poker Classic: Released in April 2016, Video Poker Classic is, according to App Annie, the highest grossing video poker game in the United States on iOS and Google Play as of January 2, 2019. On iOS, the title maintains over 38,000 reviews with an average score of 4.7 out of 5.0, a conversion rate of free-to-paid users of approximately 5.2%, and a Day-30 player retention rate of approximately 10.0%. Overall, the game has demonstrated ABPU of $0.24. We believe that one of the reasons behind the title’s success is its consistency with a real-world casino experience. In addition, we believe that Video Poker Classic currently has one of the most extensive offerings of any video poker title on mobile with regard to game types and functionality, including a skills trainer and both a single and multi-hand mode. Planned future updates are expected to further enhance the application’s prominent position in the video poker category.

Solitaire Dash / Solitaire Derby: Released in December 2016, Solitaire Dash, and its successor game Solitaire Derby released in December 2019, rely on an established form of gameplay, solitaire tripeaks, around which we have wrapped a horse racing theme and metagame, or game within a game. On iOS, the title maintains over 11,000 reviews with an average score of 4.7 out of 5.0, a conversion rate of free-to-paid users of approximately 4.7%, and a Day-30 player retention rate of approximately 11.0%. Overall, the game has demonstrated ABPU of $0.34. Solitaire Dash received a major update in June 2018 and, since then, we have produced significant updates to the game on a regular basis. Our updates have resulted in over 450 levels (new levels are launched each month), new power-ups that contribute to the monetization and engagement of the game, daily login rewards to help maximize user retention, and significant balancing/optimization to the game’s content. In short, we believe that Solitaire Dash, and its successor game Solitaire Derby, is a best-in-class solitaire product based on its fundamental metrics. Solitaire Dash was previously subject to an exclusive licensing agreement with an affiliate of Cheetah Mobile, Inc. (“Cheetah Mobile”), pursuant to which we granted the rights to localize, publish, distribute and operate Solitaire Dash to Cheetah Mobile's affiliate (the “Solitaire Dash License Agreement”).

Solitaire is a category on mobile that has in the past supported multiple games with eight figure annualized bookings. Given the quality and metrics of Solitaire Dash and its successor Solitaire Derby, we expect Solitaire Derby to be a property that could successfully capture a portion of the market share within the evergreen solitaire category. We plan on continuing to invest in the development of Solitaire Derby and look forward to the results of our efforts.

Crypto Trillionaire: Released in January 2019, Crypto Trillionaire is what we believe to be a best-in-class idle tapper game, or a game with gameplay largely consisting of performing simple “clicking” or “tapping” actions, with a fun cryptocurrency theme (there is no use of actual cryptocurrency in the game). The title was featured by Apple as a “New Game We Love” upon launch and has generated more than 450,000 player downloads to date. It has reached the top 100 grossing charts for strategy games in the United States and is a top ten search result for the term “crypto” in Apple’s App Store. Furthermore, it maintains an excellent review score of 4.8 out of 5.0 based on over 6,500 player reviews. Since its initial launch, we have released significant updates to the game with new functionality including vehicle upgrades, unlockable skins, and new/premium characters. Future updates are planned for Crypto Trillionaire that we believe will continue to improve the game’s core metrics, including long-term user retention.

My Horoscope: Released in April 2019, My Horoscope is our astrology application that monetizes users through subscriptions and focuses on user horoscopes, compatibility, birth charts, and numerology. We believe that subscription monetization on mobile represents a major opportunity to add recurring revenue to our business model.

According to IBIS World, supernatural and psychic services were a $2.0 billion market in 2018. Approximately 34% of women in the United States read their daily horoscope at least once per month and 41% share their horoscope with friends, but the industry has yet to enter the digital age, relying on eighty-seven thousand small business entrepreneurs who consult in person with limited marketing and digital offerings. The My Horoscope application features a clean, minimalistic design that we believe is appealing to both a younger and middle-aged demographic alike. We believe this application has the opportunity to become a best-in-class horoscope product and a category leader on mobile, within an area that could potentially achieve top 150 grossing potential based on the grossing performance of the current category leader.

Castle Builder: Currently in soft-launch in select international markets, Castle Builder is our new social-casino title that we plan on launching globally following the completion of this offering. Castle Builder is expected to be the first game on mobile that combines slots, role-playing, and city-building. The game features a slot mechanic, with innovative metagame systems that have been adapted from similar systems used in real money gaming. Each level in the game is interactive in that the player spins the slot to collect building materials and uses those materials to construct castles and unlock kingdoms. The slot machines themselves are, we believe, best-in-class, with features for free spins, wild symbols, and expanding wilds. The metagame and progression systems (unlocking content, login rewards, bonuses, VIP club, and other features) are extensive and, we believe, will result in significant long-term user retention and average revenue per daily active user.

The title is derived from a real-money online slot machine of the same name and has been developed in partnership with Rabcat Gambling (“Rabcat”). The real-money version of the product is currently a top performing slot game for Rabcat across more than 200 online casinos in a number of European countries. Based on the previous success of the similar indie title Coin Master, which, according to Think Gaming, has achieved $65 million in annual revenue, we are confident that the slots area is ripe for gameplay innovation.

Rapid-Launch Games

Our Rapid-Launch Games are legacy titles that we developed and published in significant quantity beginning in 2013. These are highly casual products that we built economically and rapidly based on a series of internally developed game engines. These games are monetized primarily through the sale of branded advertisements and via paid downloads. Since our formation, we have compiled a large library of over 300 such games and, while we are not currently developing new Rapid-Launch Games, we believe our existing portfolio will continue to produce a long-tail of revenues over the next several years. However, revenues from our Rapid-Launch Games have been declining over the past two years and we expect them to continue to decline during this revenue tail period over the next several years. Our Rapid-Launch Games are published primarily under our Tap2Play brand.

Our Strategy

In early 2017, we began a major strategic shift to focus more of our investment and management resources into our Category Leading Apps business and, more specifically, into the social-casino genre. We believe the potential size, quality and sustainability of revenues and earnings from this business is significantly greater than that of our legacy Rapid-Launch Games business. We completed this shift during the fourth quarter of 2018 and we are now focused on developing and operating these Category Leading Apps, primarily within the social-casino genre. In 2019, the revenue for the social-casino market is expected to have reached $5.7 billion, according to Statista, representing a 9.6% year-over-year growth rate. The larger competitors in this market include Playtika Ltd. (“Playtika”) (acquired by Giant Interactive Group Inc. (“Giant Interactive”) for $4.4 billion in 2016), Zynga, SciPlay Corp. (“SciPlay”), HUUUGE, Inc. (“Huuuge Games”), and Murka Entertainment Limited (“Murka”) (acquired by The Blackstone Group (“Blackstone”) in 2019). We believe that these companies have achieved success by (i) focusing on the most well established social-casino game types (e.g., slots, bingo and multiplayer poker) and (ii) focusing on improving production values, running live ops, and adding content to their games rather than gameplay innovation. We believe this creates market opportunity for several winning strategies. First, with games such as Video Poker Classic, we have focused on niche casino game types that are not dominated by large competitors but that nonetheless have significant player followings. We believe similar niche opportunities continue to exist. Second, with the upcoming launch of Castle Builder, our new slots title, we believe that applying gameplay innovation to slots, an area that otherwise offers sparse differentiation between games, can result in a highly sustainable and successful product.

Our goal for our Category Leading Apps business is to develop a small number of core franchise titles, primarily within the social-casino genre, that can achieve lifespans of at least five to ten years, and where we can grow these titles into sustainable market leaders within their respective product categories. In order to accomplish this, we are working to achieve customer LTVs that exceed customer acquisition cost, at scale. To date, we have been able to achieve this, at certain customer volumes, for two products: Video Poker Classic and Solitaire Dash. We seek to build a valuable portfolio of these core franchise titles that can represent repeatable, stackable and long-term revenue streams for us.

Our Growth Opportunities

We believe that we have several promising growth opportunities:

●

Existing Games: We are continuously investing in and growing our current games by enhancing their functionality and delivering fresh content, improving our monetization and marketing engines to improve player engagement, increase conversion of free players to paying players and drive per-player monetization. As we continue to develop our games, we believe we will be able to further monetize our existing user base and attract new players. With access to additional marketing capital, we believe there is significant opportunity to scale our existing games as we increase market penetration for these titles.

●

New Games: We intend to continue to capitalize on our ability to build successful social-casino games and evergreen apps by introducing new titles that appeal to specific audiences and offer highly differentiated, best-in-class experiences.

●

Live Operations: We use live operations, or live ops, to create and execute events and promotions that are designed to maximize retention, revenue and player happiness. We view live ops as having four key components: content delivery, offers/promotions, events and product improvements. Content delivery allows us to provide new content (for example, new levels) to our players. Offers/promotions allow us to tailor both free and paid virtual currency and other offers to each player, depending on that player's past history with the game. Events allows us to provide content in the game that is available for a limited time such as a theme that is unlocked for a specific holiday. Product improvements is a continuous process where we analyze each game's metrics to invest in existing functionality and new feature development.

●

Strategic Acquisitions: We expect to pursue select strategic acquisitions to augment our organic top line growth and continue to build out our app portfolio. We plan to seek small, entrepreneurial teams that are focused on a single evergreen product. We expect that we will specifically target products that operate at sub-scale or that otherwise have not been optimized to achieve their full monetization potential.

Recent Developments

Reverse Stock Split. On December 31, 2019, we effected a 1-for-160 Reverse Stock Split of our issued and outstanding common stock. As a result of the Reverse Stock Split, each issued and outstanding share of our common stock, and the per share exercise price of and number of shares of our common stock underlying our outstanding equity awards and warrants, was automatically proportionally adjusted based on the 1-for-160 Reverse Stock Split ratio. In connection with the Reverse Stock Split, we also reduced the total number of shares of common stock we are authorized to issue from 250,000,000 to 25,000,000.

Except as otherwise provided herein, all share and per-share amounts of our common stock, equity awards and warrants, including the shares of common stock and warrants being offered hereby, have been adjusted to give effect to the Reverse Stock Split for all periods presented. The Reverse Stock Split did not alter the par value of our common stock, which remains at $0.001 per share, modify any voting rights or other terms of our common stock, or impact the amount of preferred stock we are authorized to issue.

Independent Director Appointments. In November 2019, we appointed two new independent directors, Spencer Feldman and Desmond Glass, to our board of directors. Mr. Feldman is a partner in the law firm of Olshan Frome Wolosky LLP and has more than 30 years of experience practicing corporate and securities law, and Mr. Glass is the Group Chief Financial Officer and Secretary at RWS Holdings PLC, an AIM-listed multinational language and professional services provider. We believe Messrs. Feldman and Glass each bring extensive leadership and knowledge to our board of directors. Please see “Management – Biographies of Non-Employee Directors” for additional information.

Purchasing Agreement. On November 21, 2019, the Company entered into a Master Receivable Purchasing Agreement (the “Purchasing Agreement”) with Braavo Capital Inc. (“Braavo”). The Purchasing Agreement allows us, at our discretion, to sell up to a certain amount of our accounts receivable to Braavo at a specified discount to the dollar value of such accounts receivable in order to allow us to better manage our cash position. As of December 31, 2019, we had $141,604 of outstanding borrowings under the Purchasing Agreement.

Preliminary Summary Results. On January 6, 2020, we announced the preliminary, summary unaudited results for the twelve months ended December 31, 2019 described below. We are currently in the process of finalizing our financial results for the December 31, 2019 fiscal year, and the preliminary estimated financial information presented below reflects various assumptions and estimates based upon preliminary information available to us as of the date of its announcement. This information should not be viewed as a substitute for full audited financial statements prepared in accordance with accounting principles generally accepted in the United States. Our independent registered public accounting firm has not reviewed this preliminary estimated financial information or expressed any opinion or other form of assurance on the preliminary estimated results presented below. As a result, it remains in all cases subject to change pending finalization. Items or events may be identified or occur after issuance of these preliminary results due to the completion of operational and financial closing procedures. In addition, final adjustments and other developments may arise that would require us to make material adjustments to this preliminary financial information. Therefore, our actual results may differ materially from the current expectations expressed below.

For the fiscal year ended December 31, 2019, our preliminary, summary unaudited results are as follows:

●	Revenue grew 31% year-over-year from $2.9 million to $3.8 million;
●	Adjusted Bookings grew 18% year-over-year from $2.8 million to $3.3 million;
●	Category Leading Apps Bookings grew 35% year-over-year from $1.7 million to $2.3 million;
●	Category Leading Apps adjusted Bookings grew 92% year-over-year from $1.2 million to $2.3 million.

	Twelve Months Ended		Annual
(in millions)	Dec. 31, 2019	Dec. 31, 2018	Growth Rate
GAAP Results:
Revenue	$3.8	$2.9	31%

Non-GAAP Results(1):
Bookings:
Category Leading Apps	$2.3	$1.7	35%
Rapid-Launch Games	$1.0	$1.6	-38%
Total Bookings	$3.3	$3.3	0%

Adjusted Bookings:
Category Leading Apps	$2.3	$1.2	92%
Rapid-Launch Games	$1.0	$1.6	-38%
Total Adjusted Bookings	$3.3	$2.8	18%

(1)

Bookings and adjusted Bookings are non-GAAP financial measures. We have provided reconciliations between our preliminary Bookings to the most directly comparable GAAP financial measure and a reconciliation of preliminary adjusted Bookings to preliminary Bookings below:

(in millions)	Twelve Months Ended
	Dec. 31, 2019	Dec. 31, 2018
Reconciliation of Revenue to Bookings:
Revenue	$3.8	$2.9
Change in deferred revenue	$(0.5)	$0.4
Bookings	$3.3	$3.3

Reconciliation of Bookings to Adjusted Bookings:
Bookings	$3.3	$3.3
Non-Recurring Bookings	-	$0.5
Adjusted Bookings	$3.3	$2.8

For additional information concerning our use of bookings and adjusted Bookings, please see “–Summary Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Trends in Key Non-GAAP Financial Metrics.”

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An “emerging growth company” may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exceptions include:

●

being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until December 31, 2023, the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under our Form S-1 registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on September 17, 2018. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion, or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected not to take advantage of the benefits of this exemption and our election is irrevocable. Therefore, we will not be able to take advantage of this exemption at any time in the future.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We were originally incorporated on December 9, 2013 in the state of Delaware. On December 12, 2013, we merged with Tapinator, Inc., a Nevada Corporation. We were the surviving corporation of this merger. On June 16, 2014, we executed a securities exchange agreement with the members of Tapinator LLC, a New York limited liability company, whereby we issued shares of our common stock to the members of Tapinator LLC in exchange for 100% of the outstanding membership interests of Tapinator LLC. The transaction resulted in a business combination and a change of control within its business purpose. For accounting and financial reporting purposes, Tapinator LLC was considered the acquirer and the transaction was treated as a reverse merger. We have been focused exclusively on mobile games and applications since our inception.

Our principal executive offices are located at 110 West 40th Street, Suite 1902, New York, NY 10018, telephone number (914) 930-6232. Our website address is www.tapinator.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

The Offering

Units offered by us

1,714,285 units, each consisting of one share of common stock and one warrant to purchase a share of common stock. The units will not be certificated and the shares of common stock and warrants that are part of such units will be immediately separable and will be issued separately in this offering.

Warrants offered as part of the units

Each unit includes a warrant representing the right to purchase one share of common stock. Each warrant will have an exercise price of $         per share, will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Over-allotment option	We have granted the underwriter a 45-day option to purchase up to an additional 257,142 shares of common stock and/or warrants to purchase up to an additional 257,142 shares of common stock at the public offering price, less underwriting discounts and commissions. Unless we indicate otherwise or the context otherwise requires, all information in this prospectus assumes no exercise of the underwriter’s overallotment option.

Common stock to be outstanding immediately after this offering

2,264,243 shares (assuming that none of the warrants are exercised). If the underwriter’s over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering will be 2,521,385 (assuming that none of the warrants are exercised).

Use of proceeds

We currently intend to use the net proceeds we receive from this offering for general corporate purposes, including marketing and development, both for our current games and additional titles, working capital, operating expenses and capital expenditures. A portion of the net proceeds may also be used to fund potential acquisitions or other strategic investments, although we have no present commitments or agreements to enter into any such acquisitions or to make any such investments.

Risk factors

Investing in our securities involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” and all other information in this prospectus before investing in our securities.

Reverse Stock Split	On December 31, 2019, we effected a 1-for-160 Reverse Stock Split of our issued and outstanding common stock. As a result of the Reverse Stock Split, each issued and outstanding share of our common stock, and the per share exercise price of and number of shares of our common stock underlying our outstanding equity awards and warrants, was automatically proportionally adjusted based on the 1-for-160 Reverse Stock Split ratio. In connection with the Reverse Stock Split, we also reduced the total number of shares of common stock we are authorized to issue from 250,000,000 to 25,000,000.

OTCQB trading symbol	“TAPM”

Proposed Nasdaq Capital Market trading symbol	We have applied to list our common stock and the warrants offered hereby on The Nasdaq Capital Market under the symbols “TAPM” and “TAPMW,” respectively.

In this prospectus, unless otherwise indicated, the number of shares of common stock is based on 549,958 outstanding shares of common stock as of January 2, 2020. This number excludes:

●	102,500 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $12.82 per share;

●	213,750 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $23.11;

●	10,000 shares of common stock reserved for future issuance under the Tapinator, Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”); and

●	1,047 shares of common stock issued to beneficial owners of our common stock on January 9, 2020 in connection with the rounding up of fractional shares in the Reverse Stock Split

In addition, except as otherwise indicated, all information in this prospectus reflects and assumes:

●	the completion of our 1-for-160 Reverse Stock Split of our issued and outstanding common stock, which became effective on December 31, 2019;

●	a reduction in our total authorized share capital from 250,000,000 shares to 25,000,000 shares, which became effective on December 31, 2019;

●	no exercise by the underwriter of its option to purchase 257,142 additional shares of our common stock and/or warrants representing the right to purchase an additional 257,142 shares of our common stock;

●	no exercise of the warrants to be issued to investors in this offering; and

●	no exercise of the warrants to be issued to the underwriter in this offering.

Summary Consolidated Financial Information

The following table sets forth our summary consolidated historical financial data for the periods presented below. The summary consolidated financial data as of December 31, 2018 and 2017 and for each of the years in the two-year period ended December 31, 2018 have been derived from our audited consolidated financial statements and related notes included elsewhere in this prospectus. The summary unaudited condensed consolidated financial data as of September 30, 2019 and 2018 and for the nine-month periods ended September 30, 2019 and 2018 have been derived from our unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus.

Our historical results are not necessarily indicative of the results of operations for future periods. You should read the following summary consolidated financial data in conjunction with the sections entitled “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Nine Months Ended (unaudited)		Year Ended
	September 30, 2019	September 30, 2018	December 31, 2018	December 31, 2017
Statements of Operations Data:
Revenue	$2,977,353	$2,303,698	$2,872,278	$3,141,360
Operating expenses:
Cost of revenue excluding depreciation and amortization	991,103	710,286	884,202	1,033,452
Research and development	203,419	198,492	243,694	140,772
Marketing and public relations	586,531	302,421	377,917	518,099
General and administrative	2,196,098	2,403,230	3,098,353	1,383,565
Impairment of capitalized software	–	–	320,311	256,310
Amortization of software development costs	494,285	437,199	614,130	709,615
Depreciation and amortization of other assets	4,437	7,085	9,933	21,927
Total expenses	4,475,873	4,058,713	5,548,540	4,063,740
Operating loss	(1,498,520)	(1,755,015)	(2,676,262)	(922,380)
Total other (income) expenses	(2,144)	321,341	320,232	2,767,766
Income taxes	–	4,575	–	–
Net loss	$(1,496,376)	$(2,080,931)	$(2,996,494)	$(3,690,146)

Non-GAAP Financial Data (unaudited):
Bookings (1)	$2,540,678	$2,687,699	$3,341,014	$3,498,788
Adjusted Bookings (1)	$2,540,678	$2,187,677	$2,841,014	$3,498,788
Adjusted EBITDA (2)	$213,327	$142,168	$125,386	$239,024

Balance Sheet Data (at end of period):
Cash	$260,209	$1,009,548	$871,312	$246,755
Total assets	1,783,274	2,700,479	2,228,427	1,826,332
Total stockholders’ equity (deficit)	831,442	1,824,270	1,168,443	(275,262)

Cash Flow Data:
Net cash (used in) provided by operating activities	(139,767)	313,610	341,153	274,867
Net cash (used in) investing activities	(471,336)	(643,140)	(808,919)	(822,073)
Net cash provided by financing activities	-	1,092,323	1,092,323	203,500

(1) Bookings is a non-GAAP financial measure that is equal to revenue recognized during the period plus or minus the change in deferred revenue during the period and amounts billed, but uncollected, pursuant to contractual license agreements. We record the sale of virtual goods as deferred revenue and then recognize that revenue over the estimated average life of the purchased virtual goods or as the virtual goods are consumed. Bookings is a fundamental top-line metric we use to manage our business, as we believe it is a useful indicator of the sales activity in a given period. Over the long term, the factors impacting our bookings and revenue are the same. However, in the short term, there are factors that may cause revenue to exceed or be less than bookings in any period. Adjusted Bookings is a non-GAAP financial measure that represents bookings as adjusted to remove the effect of non-recurring bookings recorded pursuant to one-time upfront payments that we received in connection with the Solitaire Dash License Agreement (“Non-Recurring Bookings”).

We use Bookings and adjusted Bookings to evaluate the results of our operations, generate future operating plans and assess the performance of our company. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenue recognized in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate bookings and adjusted Bookings differently or not at all, which reduces their usefulness as comparative measures. The following table presents a reconciliation of Bookings to Revenue, the most directly comparable financial measure calculated and presented in accordance with GAAP, and of adjusted Bookings to Bookings, for each period presented:

	Nine Months Ended		Year Ended
Unaudited	September 30, 2019	September 30, 2018	December 31, 2018	December 31, 2017
Bookings	$2,540,678	$2,687,699	$3,341,014	$3,498,788
Change in deferred revenue	436,673	(384,001)	(468,736)	(357,428)
Revenue	$2,977,351	$2,303,698	$2,872,278	$3,141,360

	Nine Months Ended		Year Ended
Unaudited	September 30, 2019	September 30, 2018	December 31, 2018	December 31, 2017
Bookings	$2,540,678	$2,687,699	$3,341,014	$3,498,788
Non-Recurring Bookings	–	(500,000)	(500,000)	-
Adjusted Bookings	$2,540,678	$2,187,699	$2,841,014	$3,498,788

(2) Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined as net income (loss) adjusted to exclude interest (income) expense, net, income taxes, amortization of capitalized software development, depreciation and amortization of other assets, impairment of capitalized software, amortization of debt discount, loss on extinguishment and stock-based compensation expense.

We use adjusted EBITDA to evaluate the results of our operations, generate future operating plans and assess the performance of our company. While we believe that this non-GAAP financial measure is useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for net loss recognized in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. The following table presents a reconciliation of adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, for each period presented:

	Nine Months Ended		Year Ended
Unaudited	September 30, 2019	September 30, 2018	December 31, 2018	December 31, 2017
Net loss	$(1,496,376)	$(2,080,931)	$(2,996,494)	$(3,690,146)
Interest (income) expense, net	(2,144)	133,465	132,356	533,511
Tax expense	–	4,575	–	–
Amortization of capitalized software development	494,285	437,199	614,130	709,615
Depreciation and amortization of other assets	4,437	7,085	9,933	21,927
Impairment of capitalized software	–	–	320,311	256,310
Amortization of debt discount	–	187,876	187,876	1,404,254
Loss on extinguishment	–	–	–	830,001
Stock-based compensation expense	1,213,125	1,452,899	1,857,274	173,552
Adjusted EBITDA	$213,327	$142,168	$125,386	$239,024

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information in this prospectus, before deciding whether to invest in our securities. If any of the following risks actually occur, our business, results of operations and financial condition could be materially adversely affected. In this case, the trading price of our common stock and/or warrants would likely decline and you might lose part or all your investment in our common stock and/or warrants.

General Business and Industry Risk Factors

Our business will suffer if we are unable to continue to develop successful games for mobile platforms, successfully monetize mobile games, or successfully forecast mobile launches and/or monetization.

Our business depends on developing and publishing mobile games that consumers will download and spend time and money playing. We have devoted and we expect to continue to devote substantial resources to the research, development, analytics and marketing of our mobile games, however we cannot guarantee that we will continue to develop games that appeal to players. New games that we introduce need to generate sufficient bookings and revenues to offset the associated development and marketing costs. We may encounter difficulty in integrating features on games developed for mobile platforms that a sufficient number of players will pay for or in sufficient quantities to effectively monetize our mobile games. The success of our games depends, in part, on unpredictable and volatile factors beyond our control including consumer preferences, competing games, new mobile platforms and the availability of other entertainment experiences. If our games are not launched on time or do not meet consumer expectations, or if they are not brought to market in a timely and effective manner, our ability to grow revenue and our financial performance will be negatively affected.

In addition to the market factors noted above, our ability to successfully develop games for mobile platforms and our ability to achieve commercial success will depend on our ability to:

●	effectively market mobile games to our existing mobile players and new players without excess cost;

●	effectively monetize the games;

●	adapt to changing player preferences;

●	adapt games quickly to make sure they are compatible with, and take advantage of feature sets for new releases of mobile phones and other devices;

●	expand and enhance games after their initial release;

●	attract, retain and motivate talented game designers, product managers and engineers who have experience developing games for mobile platforms;

●	partner with mobile platforms and obtain featuring opportunities;

●	adapt game feature sets for limited bandwidth, processing power and screen size of typical mobile devices;

●	minimize launch delays and cost overruns on the development of new games;

●	maintain quality mobile game experience;

●	release games compatible with an increasingly diverse set of mobile devices;

●	compete successfully against a large and growing number of existing market participants;

●	minimize and quickly resolve bugs or outages; and

●	acquire and successfully integrate high quality mobile game assets, personnel or companies.

These and other uncertainties make it difficult to know whether we will succeed in continuing to develop successful mobile games and launch these games in accordance with our financial plan. If we do not succeed in doing so, our business will suffer.

We have a relatively short history in developing and launching mobile games. As a result, we may have difficulty predicting the development schedule of a new game and forecasting bookings for a game. If launches are delayed and we are unable to monetize mobile games in the manner that we forecast, our ability to grow revenue and our financial performance will be negatively impacted.

One primary strategy to grow our business is to develop game titles for smartphones and tablets. If we are not able to generate revenues and gross margins from smartphones and tablets, our revenues, financial position and operating results may suffer.

As a result of the expected continued migration of users from traditional feature phones to smartphones, we intend to continue to publish mobile games that are widely accepted and commercially successful on the smartphone and tablet digital storefronts (primarily Google’s Play Store, Apple’s iOS App Store, and Amazon’s Appstore for Android), as well as incur marketing-related expenditures in connection with the launch of our games on these digital storefronts. Our efforts to generate revenues derived from games for smartphones and tablets may prove unsuccessful or, even if successful, it may take us longer to achieve revenue than anticipated because, among other reasons:

●	changes in digital storefront policies may limit our ability to use certain types of offers and other monetization techniques in our games;

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the open nature of many of these digital storefronts increases substantially the number of competitors and competitive products and may make it more difficult for us to achieve prominent placement or featuring for our games;

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the billing and provisioning capabilities of some smartphones are not currently optimized to enable users to purchase games or make in app-purchases, which could make it difficult for users of these smartphones to purchase games or make in-app purchases and could reduce our addressable market, at least in the short term;

●	our competitors may have substantially greater resources available to invest in developing and publishing products for smartphones and tablets;

●	these digital storefronts are relatively new markets, for which we are less able to forecast with accuracy revenue levels, required marketing and development expenses, and net income or loss;

●	the pricing and revenue models for titles on these digital storefronts are rapidly evolving; and

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many OEMs, social networks, messaging services and carriers are developing their own storefronts which may compete with and become more successful than the storefronts on which our games are published, and we may expend time and resources developing games for storefronts that ultimately do not succeed.

We rely heavily on key mobile infrastructure providers such as Apple, Facebook, Google and Amazon, and if we are unable to maintain a good relationship with these infrastructure providers, our business will suffer.

We rely heavily on key mobile infrastructure providers such as Apple, Facebook, Google and Amazon.  We believe that we have good relationships with each of these infrastructure providers, which has contributed to the success of many of our games in the past.  However, if we, any of our partners, or developers violate (or if an infrastructure provider believes we, any of our partners, or developers have violated) its terms of service, that infrastructure provider could limit or terminate its relationship with us.  An infrastructure provider could also limit or terminate its relationship with us if it establishes more favorable relationships with one or more of our competitors or it determines that we are a competitor.  Any limitation or termination of our relationship with any of our infrastructure providers could materially adversely affect our business, financial condition or results of operations.

If we do not achieve a sufficient return on our investment with respect to efforts to develop mobile, freemium games for smartphones and tablets, it could negatively affect our operating results.

We believe that a significant portion of our development activities for smartphones and tablets will be focused on mobile, freemium games — games that are downloadable without an initial charge, but which enable a variety of additional features to be accessed for a fee or otherwise monetized through various advertising and offer techniques. Our efforts to develop mobile, freemium games for smartphones and tablets may prove unsuccessful or, even if successful, may take us longer to achieve significant revenue than anticipated because, among other reasons:

●	we have relatively limited experience in successfully developing and marketing mobile, freemium games;

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our relatively limited experience with respect to creating games that include micro-transaction capabilities, advertising and offers may cause us to have difficulty optimizing the monetization of our freemium games;

●	changes in digital storefront policies that limit our ability to use certain types of offers and other monetization techniques in our games;

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some of our competitors have released a significant number of mobile, freemium games on smartphones, and this competition will make it more difficult for us to differentiate our games and derive significant revenues from them;

●	some of our competitors have substantially greater resources available to invest in developing and publishing mobile, freemium games;

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we intend to develop some of our mobile, freemium games based upon our own intellectual property rather than well-known licensed brands and, as a result, we may encounter difficulties in generating sufficient consumer interest in our games;

●	mobile, freemium games have a limited history, and it is unclear how popular this style of game will become or remain or its revenue potential;

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our strategy with respect to developing mobile, freemium games for smartphones assumes that a large number of consumers will download our games because they are free and that we will subsequently be able to effectively monetize these games via in-app purchases, offers and advertisements; however, some smartphones charge users a fee for downloading content, and users of these smartphones may be reluctant to download our freemium games because of these fees, which would reduce the effectiveness of our product strategy;

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our mobile, freemium games may otherwise not be widely downloaded by consumers for a variety of reasons, including poor consumer reviews or other negative publicity, ineffective or insufficient marketing efforts or a failure to achieve prominent storefront featuring for such games; and

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even if our mobile, freemium games are widely downloaded, we may fail to retain users of these games or optimize the monetization of these games for a variety of reasons, including poor game design or quality, gameplay issues such as game unavailability, long load times or an unexpected termination of the game due to data server or other technical issues or failure to effectively respond and adapt to changing user preferences through updates to our games.

Because mobile, freemium games are effectively new products for us, we are less able to forecast with accuracy the potential revenue levels, required marketing and development expenses, and net income or loss associated with freemium games. If we do not achieve a sufficient return on our investment with respect to developing and selling mobile, freemium games, it will negatively affect our operating results and may require us to formulate a new business strategy.

If our top games do not maintain their popularity, our results of operations could be harmed.

In addition to creating new games that are attractive to a significant number of players, we must extend the life of our existing games, in particular our most successful games. Historically, we have depended on a small number of games for a significant portion of our revenue and we expect that this dependency will continue for the foreseeable future. Our existing games compete with our new offerings and the offerings of our competitors. Traditionally, bookings from existing games decline over time. For a game to remain popular, we must constantly enhance, expand or upgrade the game with new features that players find attractive. Increased competition can result in increasing player acquisition and retention costs. Constant game enhancement requires the investment of significant resources, particularly with older games, and such costs on average have increased. We may not be able to successfully enhance, expand or upgrade our current games. Any reduction in the number of players of our most popular games, any decrease in the popularity of our games in general, any breach of game-related security or prolonged server interruption, any loss of rights to any intellectual property underlying such games, or any other adverse developments relating to our most popular games, could harm our results of operations.

Our business is intensely competitive and “hit” driven. If we do not deliver “hit” products and services, or if consumers prefer our competitors’ products or services over our own, our operating results could suffer.

Competition in our industry is intense. Many new games are introduced in each major industry segment (mobile, web and PC), but only a relatively small number of “hit” titles account for a significant portion of total revenue in each segment. Our competitors range from large established companies to emerging start-ups, and we expect new competitors to continue to emerge throughout the world. If our competitors develop and market more successful products or services, offer competitive products or services at lower price points or based on payment models perceived as offering a better value proposition, or if we do not continue to develop consistently high-quality and well-received products and services, our revenue, margins, and profitability will decline.

A small number of games have generated a significant portion of our revenue, and we must continue to launch, innovate and enhance games that players like and attract and retain a significant number of players in order to grow our revenue and sustain our competitive position.

Historically, we have depended on a small number of games for a significant portion of our revenue and we expect that this dependency will continue for the foreseeable future. Bookings and revenue from many of our games tend to decline over time after reaching a peak of popularity and player usage. As a result of this natural decline in the life cycle of our games, our business depends on our ability to consistently and timely launch new games across multiple platforms and devices that achieve significant popularity and have the potential to become franchise games.

Each of our games requires significant engineering, marketing and other resources to develop, launch and sustain via regular upgrades and expansions, and such costs on average have increased over the last several years. Our ability to successfully launch, sustain and expand games and attract and retain players largely will depend on our ability to:

●	anticipate and effectively respond to changing game player interests and preferences;

●	anticipate or respond to changes in the competitive and technological landscape (including, but not limited to changes in mobile devices and gaming platforms);

●	attract, retain and motivate talented game designers, product managers and engineers;

●	develop, sustain and expand games that our players find fun, interesting and compelling to play;

●	develop games that can build upon or become franchise games;

●	effectively market and advertise new games and enhancements to our existing players and new players;

●	acquire players in a cost-effective manner;

●	minimize launch delays and cost overruns on new games and game expansions;

●	minimize downtime and other technical difficulties; and

●	acquire and integrate high quality assets, personnel and companies.

It is difficult to consistently anticipate player demand on a large scale, particularly as we develop games in new categories or new markets, including international markets and mobile platforms. If we do not successfully launch games that attract and retain a significant number of players and extend the life of our existing games, our market share, brand and financial results will be harmed.

Apple and Google have recently introduced subscription gaming platforms that will allow players to play a certain number of mobile games for a set monthly fee. If their subscription model becomes popular, our freemium game business model may be negatively impacted along with our operating results in the event we were unable to adapt.

In the third quarter of 2019, Apple and Google introduced new cloud-based platforms that will allow players to access and play a finite number of games on an unlimited basis that are not offered at other mobile gaming stores (including Apple’s App Store) for a set monthly fee rather than a per-play fee. To our knowledge, this subscription model has not been used in the mobile gaming industry in any substantial way in the past. In the event mobile game players begin to adopt this subscription model in a meaningful way, our freemium game business model, which is based on the free distribution of our games coupled with monetization through in-app purchases and advertisements, may be negatively impacted along with our operating results in the event we are unable to adapt in some way to the subscription model.

We operate in a new and rapidly evolving industry.

The mobile game industry, through which we derive substantially all of our revenue, is a relatively new and rapidly evolving industry. The growth of the mobile game industry and the level of demand and market acceptance of our games are subject to a high degree of uncertainty. Our future operating results will depend on numerous factors affecting the mobile game industry, many of which are beyond our control, including:

●	our ability to extend our brand and games to mobile platforms and the timing and success of such mobile game launches;

●	our ability to maintain the popularity of our games on Google, iOS, Amazon and other platforms;

●	our ability to effectively monetize games on mobile devices and across multiple platforms and devices;

●	our ability to maintain technological solutions and employee expertise to rapidly respond to continuous changes in mobile platforms and mobile devices;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms of entertainment;

●	the worldwide growth of mobile devices, broadband Internet and personal computer users, and the rate of any such growth; and

●	general economic conditions, particularly economic conditions adversely affecting discretionary consumer spending.

Our ability to plan for game development, distribution and promotional activities will be significantly affected by our ability to anticipate and adapt to changes in the tastes and preferences of our current and potential players and changes in technology. New and different types of entertainment may increase in popularity at the expense of mobile games. A decline in the popularity of mobile games in general, or our games in particular, would harm our business and prospects.

Security breaches, computer viruses and computer hacking attacks could harm our business, reputation, brand and results of operations.

Security breaches, computer malware and computer hacking attacks have become more prevalent in our industry and may occur on our systems in the future. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business, financial condition and operating results. We may experience hacking attacks of varying degrees from time to time, including denial-of-service attacks.

In addition, our games involve the storage and transmission of players’ personal information in our facilities and on our equipment, networks and corporate systems run by us or managed by third-parties including Google, Apple, Amazon and Facebook. Security breaches of our systems or third-parties on whom we rely could expose us to litigation, remediation costs, increased costs for security measures, loss of revenue, damage to our reputation and potential liability. Our player data, corporate systems, third party systems and security measures may be breached due to the actions of outside parties, employee error, malfeasance, a combination of these, or otherwise, and, as a result, an unauthorized party may obtain access to our data, our players’ data or our advertiser’s data. Additionally, outside parties may attempt to fraudulently induce employees or players to disclose sensitive information in order to gain access to our players’ data or our advertiser’s data. We must continuously examine and modify our security controls and business policies to address the use of new devices and technologies enabling players to share data and communicate in new ways, and the increasing focus by our players and regulators on controlling and protecting user data.

Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. Though it is difficult to determine what harm may directly result from any specific interruption or breach, any failure or perceived failure to maintain performance, reliability, security and availability of our network infrastructure to the satisfaction of our players may harm our reputation and our ability to retain existing players and attract new players.

If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed, we could lose players and advertisers, and we could suffer significant legal and financial exposure due to such events or in connection with remediation efforts, investigation costs or penalties, changed security and system protection measures. Any of these actions could have a material and adverse effect on our business, reputation and operating results.

Any failure or significant interruption in our infrastructure could impact our operations and harm our business.

Our technology infrastructure is critical to the performance of certain of our games and to player satisfaction within those games. These games run on complex distributed systems, or what is commonly known as cloud computing. We do not own, operate and maintain the primary elements of these systems, but instead these systems are operated by third parties that we do not control and which would require significant time and potential expense to replace. We have experienced, and may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints. If a particular game is unavailable when players attempt to access it or navigation through a game is slower than they expect, players may stop playing the game and may be less likely to return to the game as often, if at all. A failure or significant interruption in our game service would harm our reputation and operations. We have suffered interruptions in service when releasing new software versions or bug fixes for specific games in the past and if any such interruption were significant, it could harm our business or reputation. We may decide to make significant investments to our technology infrastructure to maintain and improve all aspects of player experience and game performance. To the extent we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate increasing traffic, our business and operating results may suffer. We do not maintain insurance policies covering losses relating to our systems and we do not have business interruption insurance. Furthermore, our disaster recovery systems and those of third-parties with which we do business may not function as intended or may fail to adequately protect our critical business information in the event of a significant business interruption, which may cause interruption in service of our games, security breaches or the loss of data or functionality, leading to a negative effect on our business.

We must continue to spend significant resources to effectively manage our business and operations.

To effectively manage our business and operations, we will need to continue to focus on spending significant resources to improve our technology infrastructure, our operational, financial and management controls, and our reporting systems and procedures by, among other things:

●	monitoring and updating our technology infrastructure to maintain high performance and minimize down time; and

●	monitoring our internal controls to ensure timely and accurate reporting of all of our operations.

These enhancements and improvements will require capital expenditures and allocation of valuable management and employee resources.

Our business will suffer if we are unable to successfully acquire or integrate acquired companies into our business or otherwise manage the growth associated with multiple acquisitions.

We intend to evaluate and pursue acquisitions and strategic investments. These acquisitions and strategic investments could be material to our financial condition or results of operations. Challenges and risks from such investments and acquisitions include:

●	negative effects on products and product pipelines and the potential disruption that may follow acquisitions;

●	diversion of our management’s attention away from our business;

●	declining employee morale and retention issues resulting from changes in compensation, or changes in management, reporting relationships, or future prospects;

●	significant competition from other game companies as the mobile game industry consolidates;

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the need to integrate the operations, systems, technologies, products and personnel of each acquired company, the inefficiencies and lack of control that may result if such integration is delayed or not implemented on a timely basis, and unforeseen difficulties and expenditures that may arise in connection with integration;

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the difficulty in determining the appropriate purchase price for acquired companies may lead to the overpayment in certain acquisitions and the potential impairment of intangible assets and goodwill acquired in acquisitions;

●	the difficulty in successfully evaluating and utilizing the acquired products, technology or personnel;

●	the potential incurrence of debt, contingent liabilities, amortization expenses or restructuring charges in connection with any acquisition;

●	the need to implement controls, procedures and policies appropriate for a larger public company at companies that, prior to acquisition, lacked such controls, procedures and policies;

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the difficulty in accurately forecasting and accounting for the financial impact of acquisitions, including accounting charges and integrating and reporting results for acquired companies that do not historically follow generally accepted accounting principles in the United States (“GAAP”);

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under purchase accounting, we may be required to write off deferred revenue which may impair our ability to recognize revenue that would have otherwise been recognizable which may impact our financial performance or that of the acquired company;

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in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries;

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in some cases, the need to transition operations and players onto our existing or new platforms and the potential loss of, or harm to, our relationships with employees, players and other suppliers as a result of integration of new businesses;

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in certain instances, the ability to exert control of acquired businesses that include earnout provisions in the agreements relating to such acquisitions or the potential obligation to fund an earnout for a product that has not met expectations;

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our dependence on the accuracy and completeness of statements and disclosures made or actions taken by the companies we acquire or their representatives, when conducting due diligence and evaluating the results of such due diligence; and

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liability for activities of the acquired company before the acquisition, including intellectual property and other litigation claims or disputes, information security vulnerabilities, violations of laws, rules and regulations, commercial disputes, tax liabilities and other known and unknown liabilities.

The benefits of an acquisition or investment may also take considerable time to develop, and we cannot be certain that any particular acquisition or investment will produce the intended benefits, which could adversely affect our business and operating results. Our ability to grow through future acquisitions will depend on the availability of suitable acquisition and investment candidates at an acceptable cost, our ability to compete effectively to attract these candidates and the availability of financing to complete larger acquisitions. Acquisitions could result in potential dilutive issuances of equity securities, use of significant cash balances or incurrence of debt (and increased interest expense), contingent liabilities or amortization expenses related to intangible assets or write-offs of goodwill and/or intangible assets, which could adversely affect our results of operations and dilute the economic and voting rights of our stockholders.

If we are able to develop new games that achieve success, it is possible that these games could divert players of our other games without growing our overall user base, which could harm operating results.

Although it is important to our future success that we develop new games that become popular with players, it is possible that any new games that we develop could result in our existing players reducing their playing time and purchase of virtual items in our existing games. We plan to cross-promote our new games in our other games, which could encourage players of existing games to divert some of their playing time and spending on existing games. If new games do not grow our player base or generate sufficient new bookings to offset any declines from our other games, our bookings and revenue could be adversely affected.

We derive a material portion of our revenues from advertisements and offers that are incorporated into our F2P games through relationships with third parties. If we lose the ability to provide these advertisements and offers for any reason, or if any events occur that negatively impact the revenues we receive from these sources, it would negatively impact our operating results.

We derive revenues from our F2P games though in-app purchases, advertisements and offers. We incorporate advertisements and offers into our games by implementing third parties’ software development kits and we have direct relationships with third parties regarding advertising. We rely on these third parties to continue our advertising relationships. If direct advertising relationships change or we exhaust the available inventory of these third parties, it will negatively impact our revenues. If our relationship with any of these third parties terminates for any reason, or if the commercial terms of our relationships do not continue to be renewed on favorable terms, we would need to locate and implement other third-party solutions, which could negatively impact our revenues, at least in the short term. Furthermore, the revenues that we derive from advertisements and offers is subject to seasonality, as companies’ advertising budgets are generally highest during the fourth quarter and decline significantly in the first quarter of the following year, which negatively impacts our revenues in the first quarter (and conversely significantly increases our marketing expenses in the fourth quarter).

Our revenue, bookings and operating margins may decline.

The industry in which we operate is highly competitive and rapidly changing, and relies heavily on successful new product launches and compelling content, products and services. As such, if we fail to deliver such content, products and services, do not execute our strategy successfully or if our new content launches are delayed, our revenue, bookings and audience numbers may decline, and our operating results will suffer. In addition, we believe that our operating margin will continue to experience downward pressure as a result of increasing competition. We expect to continue to expend substantial financial and other resources on game development, including mobile games, our technology stack, game engines, game technology and tools and international expansion. Our operating costs will increase and our operating margins may decline if we do not effectively manage costs, launch new products on schedule that monetize successfully and enhance our franchise games so that these games continue to monetize successfully. In addition, weak economic conditions or other factors could cause our business to contract, requiring us to implement significant additional cost cutting measures, including a decrease in research and development, which could harm our long-term prospects.

If we fail to effectively manage our human resources, our business may suffer.

Our ability to compete and grow depends in large part on the efforts and talents of our employees and executives. Our success depends in a large part upon the continued service of our senior management team. We do not maintain key-man insurance for our senior management team. The loss of any of the members of our senior management team could harm our business.

In addition, our ability to execute our strategy depends on our continued ability to identify, hire, develop motivate and retain highly skilled employees, particularly game designers, product managers and engineers. These employees are in high demand, and we devote significant resources to identifying, recruiting, hiring, training, successfully integrating and retaining them. Any significant turnover in our headcount will place significant demands on our management and our operational, financial and technological infrastructure.

If the use of mobile devices as game platforms and the proliferation of mobile devices generally do not continue to increase, our business could be adversely affected.

The number of people using mobile Internet-enabled devices has increased dramatically in the past few years and we expect that this trend will continue. However, the mobile market, particularly the market for mobile games, is still maturing and it may not grow as we anticipate. Our future success is substantially dependent upon the continued growth of the market for mobile games. The mobile market may not continue to grow at historic rates and consumers may not continue to use mobile-Internet enabled devices as a platform for games. In addition, we do not currently offer our games on all mobile devices. If the mobile devices on which our games are available decline in popularity we could experience a decline in bookings and revenue. Any decline in the growth of the mobile market or in the use of mobile devices for games could harm our business. Moreover, new and emerging technologies could make the mobile devices on which our games are currently released obsolete, requiring us to transition our business model to develop games for other next-generation platforms.

We have a relatively new business model and a short operating history, which make it difficult to evaluate our prospects and future financial results and may increase the risk that we will not be successful.

We incorporated in December 2013 and have a short operating history and a relatively new business model, which makes it difficult to effectively assess our future prospects. Our business model is based on offering games that are free to play. To date, only a very small portion of our players pay for our products. We cannot assure that any of our efforts will be successful or result in the development or timely launch of additional products, or ultimately produce any material revenue.

Our existing and potential players may be attracted to competing forms of entertainment such as offline and traditional online games, television, movies and sports, as well as other entertainment options on the Internet.

Our players face a vast array of entertainment choices. Other forms of entertainment, such as offline, traditional online, personal computer and console games, television, movies, sports and the Internet, are much larger and more well-established markets and may be perceived by our players to offer greater variety, affordability, interactivity and enjoyment. These other forms of entertainment compete for the discretionary time and income of our players. If we are unable to sustain sufficient interest in our games in comparison to other forms of entertainment, including new forms of entertainment, our business model may no longer be viable.

Competition in our industry is intense and there are low barriers to entry.

Our industry is highly competitive and we expect more companies to enter the sector and a wider range of mobile games to be introduced. Our competitors that develop games for networks, on both web and mobile, vary in size and include companies such as Zynga, DeNA Co. Ltd. (Japan), Electronic Arts Inc., Gameloft SA, GREE International, Inc., Glu Mobile Inc., King.com Inc., Activision, Rovio Mobile Ltd., Supercell Inc., GungHo Online Entertainment, Inc., Kabam and Epic Games.

Some of these current and potential competitors have significant resources for developing or acquiring additional games, may be able to incorporate their own strong brands and assets into their games, have a more diversified set of revenue sources than we do and may be less severely affected by changes in consumer preferences, regulations or other developments that may impact our industry. In addition, we have relatively limited experience in developing games for mobile and other platforms and our ability to succeed on those platforms is uncertain. We expect new game competitors to enter the market and existing competitors to allocate more resources to develop and market competing games and applications.

As there are relatively low barriers to entry to develop a mobile game, we expect new game competitors to enter the market and existing competitors to allocate more resources to develop and market competing games and applications. We also compete or will compete with a vast number of small companies and individuals who are able to create and launch games and other content for devices and platforms using relatively limited resources and with relatively limited start-up time or expertise. The proliferation of titles in these open developer channels makes it difficult for us to differentiate ourselves from other developers and to compete for players without substantially increasing our marketing expenses and development costs. Increasing competition could result in loss of players, loss of talent or loss of our ability to acquire new players in a cost-effective manner, all of which could harm our business.

Our revenue may be harmed by the proliferation of “cheating” programs and scam offers that seek to exploit our games and players, affects the game-playing experience and may lead players to stop playing our games.

Unrelated third parties have developed, and may continue to develop, “cheating” programs that enable players to exploit vulnerabilities in our games, play them in an automated way or obtain unfair advantages over other players who do play fairly. These programs harm the experience of players who play fairly, may disrupt the virtual economies of our games and may reduce the demand for virtual items. In addition, unrelated third parties attempt to scam our players with fake offers for virtual goods or other game benefits. If we are unable to quickly discover and disable these programs and activities, our operations may be disrupted, our reputation damaged and players may stop playing our games. This may lead to lost revenue from paying players, increased cost of developing technological measures to combat these programs and activities, legal claims relating to the diminution in value of our virtual currency and goods, and increased customer service costs needed to respond to dissatisfied players.

Failure to protect or enforce our intellectual property rights or the costs involved in such enforcement could harm our business and operating results.

We regard the protection of our intellectual property rights as critical to our success. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We enter into confidentiality and invention assignment agreements with our employees and contractors and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We pursue the registration of certain of our intellectual property rights in the United States and in certain locations outside the United States. This process can be expensive and time-consuming, may not always be successful depending on local laws or other circumstances, and we also may choose not to pursue registrations in every location depending on the nature of the project to which the intellectual property rights pertain. We may, over time, invest in protecting our creative works through copyright filings and our brands through trademark and other filings. Likewise, we may, over time, invest in protecting our innovations through patent filings that are expensive and time-consuming and may not result in issued patents that can be effectively enforced. The Leahy-Smith America Invents Act (the “Leahy-Smith Act”) was adopted in September 2011. The Leahy-Smith Act includes a number of significant changes to United States patent law, including provisions that affect the way patent applications will be prosecuted, which could be detrimental to investors, and may also affect patent litigation. The Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could harm our business.

Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs, adverse publicity, or diversion of management and technical resources, any of which could adversely affect our business and operating results. If we fail to maintain, protect and enhance our intellectual property rights, our business and operating results may be harmed.

We may be involved in legal proceedings and commercial or contractual disputes that may result in adverse outcomes.

We may be involved in claims, suits, government investigations, proceedings and commercial or contractual disputes arising in the ordinary course of our business, including actions with respect to intellectual property claims, privacy, data protection or law enforcement matters, tax matters, labor and employment claims, commercial claims, as well as stockholder derivative actions, class action lawsuits, and other matters. Such claims, suits, government investigations, and proceedings are inherently uncertain and their results cannot be predicted with certainty. Regardless of their outcomes, such legal proceedings can have an adverse impact on us because of legal costs, diversion of management and other personnel, and other factors. In addition, it is possible that a resolution of one or more such proceedings could result in liability, penalties, or sanctions, as well as judgments, consent decrees, or orders preventing us from offering certain features, functionalities, products, or services, or requiring a change in our business practices, products or technologies, which could in the future materially and adversely affect our business, operating results, and financial condition.

Programming errors or flaws in our games could harm our reputation or decrease market acceptance of our games, which would harm our operating results.

Our games may contain errors, bugs, flaws or corrupted data, and these defects may only become apparent after their launch, particularly as we launch new games and rapidly release new features to existing games under tight time constraints. We believe that if our players have a negative experience with our games, they may be less inclined to continue or resume playing our games or recommend our games to other potential players. Undetected programming errors, game vulnerabilities that may be exploited by cheating programs and other forms of misappropriation, game defects and data corruption can disrupt our operations, adversely affect the game experience of our players by allowing players to gain unfair advantage, misappropriate virtual goods, harm our reputation, cause our players to stop playing our games, divert our resources and delay market acceptance of our games, any of which could result in legal liability to us or harm our operating results.

Evolving regulations, industry standards and practices by platform providers concerning data privacy could prevent us from providing our games to our players, or require us to modify our games, thereby harming our business.

The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the Internet and mobile platforms are under increased public scrutiny. The United States government, including the Federal Trade Commission (“FTC”), U.S. Congress, and various State Attorneys General and legislatures are continuing to review the need for greater regulation for the collection and use of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices. There is also increased attention being given to the collection of data from minors. For instance, the Children’s Online Privacy Protection Act (“COPPA”) requires companies to obtain parental consent before collecting personal information from children under the age of 13. In addition, California has passed the California Consumer Privacy Act (“CCPA”), which became effective as of January 1, 2020, and requires companies to comply with requests by California residents to delete or opt-out of the sharing of personal data, among other requirements. In addition, the European Union Global Data Protection Regulation (“GDPR”) implements stringent operational requirements with respect to personal data collected about individuals located in the European Union. Various government and consumer agencies have also called for new regulation and changes in industry practices.

We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, information security, data protection, consumer protection and protection of minors and our actual or perceived failure to comply with such obligations could harm our business.

We receive, store and process personal information and other player data, and we enable our players to share their personal information with each other and with third parties, including on the Internet and mobile platforms. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other player data on the Internet and mobile platforms, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We strive to comply with all applicable laws, policies, legal obligations and certain industry codes of conduct relating to privacy and data protection. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. It is also possible that new laws, policies, legal obligations or industry codes of conduct may be passed, or existing laws, policies, legal obligations or industry codes of conduct may be interpreted in such a way that could prevent us from being able to offer services to citizens of a certain jurisdiction or may make it more costly or difficult for us to do so. For example, if a country enacted legislation that required data of their citizens gathered by online services to be held within the country, we may not be able to comply with such legislation or compliance could be so difficult or costly that we chose not to stop offering services to citizens of that country. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to players or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other player data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our players to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties we work with, such as players, vendors or developers, violate applicable laws or our policies, such violations may also put our players’ information at risk and could in turn have an adverse effect on our business.

All 50 U.S. states have passed laws requiring notification to individuals when there is a security breach for certain types of personal data, such as California’s Notice of Data Breach Act. Many federal and state consumer protection laws require the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Moreover, in the areas of privacy, information security, data protection, consumer protection and protection of minors, foreign laws and regulations are often more restrictive than those in the United States. In particular, the European Union and its member states traditionally have taken broader views as to types of data that are subject to data protection, and have imposed legal obligations on companies in this regard. Any failure on our part to comply with laws in these areas may subject us to significant liabilities.

Our business is subject to a variety of other United States and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including state and Federal laws regarding consumer protection, electronic marketing, protection of minors, data protection, competition, taxation, intellectual property, export and national security, that are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly laws outside the United States. There is a risk that these laws may be interpreted in a manner that is not consistent with our current practices, and could have an adverse effect on our business. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted or the content provided by users. It is also likely that as our business grows and evolves and our games are played in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. We are potentially subject to a number of foreign and domestic laws and regulations that affect the offering of certain types of content, such as that which depicts violence, many of which are ambiguous, still evolving and could be interpreted in ways that could harm our business or expose us to liability. In addition, there are ongoing academic, political and regulatory discussions in the United States and other jurisdictions regarding whether social-casino applications should be subject to a higher level or different type of regulation than other mobile game applications and, if so, what this regulation should include.

If we fail to anticipate or successfully develop new games for new technologies, platforms and devices, the quality, timeliness and competitiveness of our games could suffer.

The games industry is characterized by rapid technological changes that can be difficult to anticipate. New technologies, including distribution platforms and gaming devices, such as consoles, virtual and augmented reality, messenger applications, blockchain technology, connected TVs, or a combination of existing and new technologies, may force us to adapt our current game development processes or adopt new processes. If consumers shift their time to platforms other than the mobile platforms where our games are currently primarily distributed, the size of our audience could decline and our performance could be impacted. It may take significant time and resources to shift our focus to such technologies, platforms and devices, putting us at a competitive disadvantage. Alternatively, we may increase the resources employed in research and development to adapt to these new technologies, distribution platforms and devices, either to preserve our games or a game launch schedule or to keep up with our competition, which would increase our development expenses. We could also devote significant resources to developing games to work with such technologies, platforms or devices, and these new technologies, platforms or devices may not experience sustained, widespread consumer acceptance. The occurrence of any of these events could adversely affect the quality, timelines and competitiveness of our games, or cause us to incur significantly increased costs, which could harm our operation results.

Our tax liabilities may be greater than anticipated.

We may be subject to audit by the Internal Revenue Service and by taxing authorities of the state and local jurisdictions in which we operate. Our tax obligations are based in part on our corporate operating structure, including the manner in which we develop, value, and use our intellectual property, the jurisdictions in which we operate, how tax authorities assess revenue-based taxes such as sales and use taxes, the scope of our international operations and the value we ascribe to our intercompany transactions. Taxing authorities may challenge our tax positions and methodologies for valuing developed technology or intercompany arrangements, as well as our positions regarding the collection of sales and use taxes and the jurisdictions in which we are subject to taxes, which could expose us to additional taxes, including interest and penalties.

U.S. tax legislation passed in 2017 may materially affect our financial condition, results of operations and cash flows.

U.S. tax legislation passed in 2017 has significantly changed the U.S. federal income taxation of U.S. corporations, including reducing the U.S. corporate income tax rate, limiting interest deductions, permitting immediate expensing of certain capital expenditures, adopting elements of a territorial tax system, revising the rules governing net operating losses and the rules governing foreign tax credits, and introducing new anti-base erosion provisions. The legislation could be subject to potential amendments, technical corrections and interpretations by the U.S. Treasury and Internal Revenue Service, any of which could affect the impacts of the legislation.

Risks Related to this Offering and Ownership of Our Common Stock and Warrants

Our share price has been, and will likely continue to be, volatile.

The trading price of our common stock has been, and is likely to continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. Between January 1, 2017 and January 2, 2020, the stock price of our common stock has ranged from $3.20 to $115.20. In addition to the factors discussed in these “Risk Factors,” factors that may cause volatility in our share price include:

●	changes in projected operational and financial results;

●	issuance of new or updated research or reports by securities analysts;

●	market rumors or press reports;

●	our announcement of significant transactions or product developments;

●	the use by investors or analysts of third-party data regarding our business that may not reflect our actual performance;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares; and

●	general economic and market conditions.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our common stock. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could harm our business.

If our application to list our common stock and the warrants offered hereby on The Nasdaq Capital Market is approved, our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our common stock and warrants.

We have applied to list our shares of common stock and the warrants offered hereby for trading on The Nasdaq Capital Market under the symbols “TAPM,” and “TAPMW,” respectively. No assurance can be given that our listing application will be approved. If after listing we fail to satisfy the continued listing requirements of The Nasdaq Stock Market, LLC (“Nasdaq”) such as the corporate governance requirements, the stockholder’s equity requirement or the minimum closing bid price requirement, Nasdaq may take steps to delist our common stock and warrants. Such a delisting or even notification of failure to comply with such requirements would likely have a negative effect on the price of our common stock and warrants and would impair your ability to sell or purchase our common stock and warrants when you wish to do so. In the event of a delisting, we expect that we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock and warrants to become listed again, stabilize the market price or improve the liquidity of our common stock and warrants, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

You may experience immediate and substantial dilution.

Because the effective price per share of common stock included in the units or issuable upon exercise of the warrants included in the units being offered may be substantially higher than the net tangible book value per share of our common stock, you may experience substantial dilution to the extent of the difference between the effective offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of September 30, 2019, was approximately $(19,414), or $(0.04) per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding. Based on the assumed public offering price of  $7.00 per unit in this offering, which is the last reported sale price of our common stock on the OTCQB as of January 9, 2020, and our historical net tangible book value per share as of September 30, 2019 described above, if you purchase units in this offering, you will suffer immediate and substantial dilution of $2.41 per share. See “Dilution.”

The warrants are speculative in nature.

Except as otherwise provided in the warrants, the warrants do not confer any rights of common stock ownership on their holders, such as voting rights, but rather represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $         per share of common stock, subject to certain adjustments, prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, it may never be profitable for holders of the warrants to exercise the warrants.

Holders of warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

Until holders of the warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying the warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

There is no established public market for the warrants being offered by us in this offering.

The warrants being offered hereby are a new issue and accordingly there is no established public trading market for the warrants. Although we have applied to list the warrants on The Nasdaq Capital Market, we cannot guarantee that our application will be approved. If our warrants are not approved for listing on The Nasdaq Capital Market, an active market may never develop and the liquidity of the warrants will be limited.

Provisions of the warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

It is possible that we will require additional capital to meet our financial obligations and support business growth, and this capital might not be available on acceptable terms or at all; new investors face possible future dilution.

We intend to continue to make significant investments to support our business growth and will possibly require additional funds to respond to business challenges, including the need to develop new games and features or enhance our existing games, improve our operating infrastructure or acquire complementary businesses, personnel and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when and if we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be harmed.

The issuance of shares upon the exercise of derivative securities, including the warrants offered hereby, may cause immediate and substantial dilution to our existing stockholders.

As of September 30, 2019, we had approximately 24,141 shares of common stock that were issuable upon the exercise of vested outstanding stock options and 213,750 shares issuable upon the exercise of vested outstanding warrants. The issuance of shares upon the exercise or vesting of these securities, or upon the exercise of the warrants issued in this offering, may result in substantial dilution to the equity interest and voting power of holders of our common stock.

In the future, we may also issue additional shares of common stock or other securities convertible into or exchangeable for shares of common stock. The issuance of additional shares of our common stock may substantially dilute the ownership interests of our existing stockholders. Furthermore, sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could reduce the market price of our common stock. This could also impair our ability to raise additional capital through the sale of our securities.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our securities to decline.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud and our business may be harmed and our stock price may be adversely impacted.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and to effectively prevent fraud. Any inability to provide reliable financial reports or to prevent fraud could harm our business. The Sarbanes-Oxley Act requires management to evaluate and assess the effectiveness of our internal control over financial reporting. In order to continue to comply with the requirements of the Sarbanes-Oxley Act, we are required to continuously evaluate and, where appropriate, enhance our policies, procedures and internal controls. If we fail to maintain the adequacy of our internal controls over financial reporting, we could be subject to litigation or regulatory scrutiny and investors could lose confidence in the accuracy and completeness of our financial reports. We cannot assure you that in the future we will be able to fully comply with the requirements of the Sarbanes-Oxley Act or that management will conclude that our internal control over financial reporting is effective. If we fail to fully comply with the requirements of the Sarbanes-Oxley Act, our business may be harmed and our stock price may decline.

Our assessment, testing and evaluation of the design and operating effectiveness of our internal control over financial reporting resulted in our conclusion that as of December 31, 2018, our internal control over financial reporting was not effective due to material weaknesses resulting from (i) the failure to have appropriate policies and procedures in place to evaluate the proper accounting and disclosures of key documents and agreements and (ii) our lack of a sufficient and skilled accounting personnel with an appropriate level of technical accounting knowledge and experience in the application of accounting principles generally accepted in the United States commensurate with our financial reporting requirements. In order to cure these material weaknesses, we have taken remediation actions, including engaging Carrollton Partners, LLC to assist with accounting and financial reporting services, but we can give no assurance that these efforts will be sufficient to remediate our material weaknesses. Designing and implementing effective disclosure controls and procedures is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to devote significant resources to maintain a financial reporting system that adequately satisfies our reporting obligations. The remedial measures that we have taken and intend to take may not fully address the material weaknesses that we have identified, and material weaknesses in our disclosure controls and procedures may be identified in the future.

In addition, we have in the past, and may in the future, make corrections or out of period adjustments to our financial statements. In making such corrections or adjustments we apply the analytical framework of SEC Staff Accounting Bulletin No. 99, “Materiality” (“SAB 99”), to determine whether the effect of any correction or out of period adjustment to our financial statements is material and whether such corrections or adjustments, individually or in the aggregate, would require us to restate or revise our financial statements for previous periods. Under SAB 99, companies are required to apply quantitative and qualitative factors to determine the “materiality” of particular corrections and adjustments.

For example, we recently determined that a correction related to a change in our valuation allowance will be required with respect to the calculation of our income tax provisions for the fiscal years ended December 31, 2018 and 2017. The correction will have no effect on our consolidated balance sheets as of December 31, 2018 and 2017 or the consolidated statements of operations and cash flows for the years then ended. As a result, we determined that the error is not material to the prior reporting periods affected and a restatement of the previously issued financial statements is not required. In the future we may identify further corrections or out of period adjustments impacting our interim or annual financial statements. Depending upon the complete qualitative and quantitative analysis, this could result in us restating or revising previously issued financial statements.

The interests of our principal stockholders, officers and directors, who collectively beneficially own approximately 44% of our stock, may not coincide with yours and such stockholders will have the ability to substantially influence decisions with which you may disagree.

As of January 2, 2020, our principal stockholders, officers and directors beneficially owned approximately 44% of our common stock. As a result, our principal stockholders, officers and directors will have the ability to substantially influence matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of our company and make some future transactions more difficult or impossible without the support of our controlling stockholders. The interests of such stockholders may not coincide with your interests or the interests of other stockholders.

While we currently qualify as an “emerging growth company” under the Jumpstart of Business Startups Act of 2012, or the JOBS Act, we will lose that status at the latest by December 31, 2023, which could increase the costs and demands placed upon our management.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1.07 billion (as indexed for inflation); (ii) December 31, 2023, the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under our registration statement on Form S-1 (File No. 333-224531) declared effective by the SEC on September 17, 2018; (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer,’ as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we could have to comply with additional disclosure and accounting requirements, particularly if we would also not qualify as a smaller reporting company.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above, and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

We will cease to be an emerging growth company at such time as described in the risk factor immediately above. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

Our common stock price may be volatile due to third-party data regarding our games.

Third parties, such as App Annie publish daily data about us and other mobile game companies with respect to DAUs, monthly revenue, time spent per user and other information concerning mobile game usage. These metrics can be volatile, particularly for specific games, and in many cases do not accurately reflect the actual levels of usage of our games across all platforms and may not correlate to our bookings or revenue from the sale of virtual goods. There is a possibility that third parties could change their methodologies for calculating these metrics in the future. To the extent that securities analysts or investors base their views of our business or prospects on such third-party data, the price of our common stock may be volatile and may not reflect the performance of our business.

If securities or industry analysts do not publish research about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock, to some extent, may at some point depend on the research and reports that securities or industry analysts publish about our business. We do not have any control over these analysts. If one or more of the analysts elect to cover us and downgrade our shares or lower their opinion of our shares, our share price would likely decline. If one or more of these analysts elect to cover us and subsequently cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Future sales or potential sales of our common stock in the public market could cause our share price to decline.

If the existing holders of our common stock, particularly our directors and officers, sell a large number of shares, they could adversely affect the market price for our common stock. Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could cause the market price of our common stock to decline.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

We may be limited in our ability to utilize, or may not be able to utilize net operating loss carryforwards to reduce our future tax liability as a result of an “ownership change,” as defined in Section 382 of the Code (as defined below) triggered by past or future transactions.

As of December 31, 2018 and September 30, 2019, we had approximately $3.82 million and $4.07 million, respectively, of net operating loss (“NOL”) carryforwards for U.S. federal tax purposes. The amount of NOL carryforwards that we present herein for the fiscal year ended December 31, 2018 is on an as-corrected basis to correct for an error related to the calculation of our income tax provisions for the fiscal years ended December 31, 2018 and 2017. Our management has determined that the error was immaterial to the prior reporting periods affected and that a restatement of the previously issued financial statements is not required. For additional information, see “–If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud and our business may be harmed and our stock price may be adversely impacted.”

For NOLs generated prior to January 1, 2018 (“Old NOLs”), we generally can use our NOL carryforwards to offset U.S. federal taxable income, thereby reducing our U.S. federal income tax liability, for up to 20 years from the year in which the losses were generated, after which time they will expire. The rate at which we can utilize our NOL carryforwards is limited (which could result in NOL carryforwards expiring prior to their use) each time we experience an “ownership change,” as determined under Section 382 of the Code. A Section 382 ownership change generally occurs if a shareholder or a group of shareholders who are deemed to own at least 5% of our common stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. If an ownership change occurs, Section 382 generally would impose an annual limit on the amount of post-ownership change taxable income that may be offset with pre-ownership change NOL carryforwards equal to the product of the total value of our outstanding equity immediately prior to the ownership change (reduced by certain items specified in Section 382) and the U.S. federal long-term tax-exempt interest rate in effect at the time of the ownership change. A number of complex rules apply in calculating this limitation. It is possible that we may experience ownership changes in the future as a result of certain transactions, equity offerings and other shifts in our stock ownership. As a result, our ability to use our pre-change NOL carryforwards to offset U.S. federal taxable income may be subject to the limitation, which could result in increased tax liability to us. In addition, our ability to use our NOL carryforwards will be limited to the extent we fail to generate sufficient taxable income before they expire. Existing and future Section 382 limitations and our inability to generate sufficient taxable income could result in a portion of our NOL carryforwards expiring before they are used. In addition, under the 2017 Tax Cut and Jobs Act, losses arising in taxable years beginning after December 31, 2017 may be carried forward indefinitely, but they may only be used to offset the taxable income by a maximum of 80%.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words, variations of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

●	our ability to develop successful games that we are able to monetize;

●	our ability to generate revenues and gross margins from games designed for smartphones and tablets;

●	our heavy reliance on mobile infrastructure providers, including Apple, Facebook, Google and Amazon;

●	our ability to achieve a sufficient return on investment with respect to freemium mobile games;

●	our ability to maintain the popularity of our games;

●	our ability to deliver “hit” products and services and compete with products built by competitors;

●	our reliance on a small number of games for a significant portion of our revenue;

●	our ability to compete with, or, if necessary, adapt our business model to, subscription-based gaming services;

●	our ability to compete in a rapidly evolving industry;

●	our ability to prevent or mitigate the impact of security breaches, computer viruses and computer hacking attacks;

●	risks associated with interruptions in our technology infrastructure;

●	risks associated with the amount of resources required to manage our business and operations;

●	our ability to successfully identify, acquire and integrate acquisition candidates and manage the resulting growth therefrom;

●	risks associated with our games competing against each other for user attention;

●	our ability to generate revenue from advertisement arrangements within our games;

●	risks associated with declining revenue, bookings and operating margins;

●	our reliance on our senior management team and game designers;

●	risks associated with the adoption of mobile devices as a game platform;

●	risks associated with our relatively new business model and limited operating history;

●	risks associated with “cheating” programs that exploit our games and players;

●	our ability to protect and enforce our intellectual property rights;

●	risks associated with litigation;

●	our ability to comply with laws and regulations, including those related to data privacy and personal information;

●	risks associated with volatility in the price of our common stock;

●	our ability to maintain effective internal controls over financial reporting; and

●	the other factors identified under the heading “Risk Factors” elsewhere in this prospectus.

We caution you that the foregoing list may not contain all of the risk factors that may impact the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of our units in this offering will be approximately $10.4 million (or approximately $12.0 million if the underwriter exercises its option to purchase additional shares of common stock and/or warrants to purchase common stock from us in full), assuming a public offering price of $7.00 per unit, which is the last reported sale price of our common stock on the OTCQB as of January 9, 2020, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the warrants issued in this offering.

Each $1.00 increase or decrease in the assumed public offering price of $7.00 per unit would increase or decrease our net proceeds from this offering by approximately $1.6 million, assuming that the number of units offered by us remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the warrants issued in this offering. An increase or decrease of 100,000 units in the number of units offered by us would increase or decrease our net proceeds from this offering by approximately $0.6 million, assuming no change in the assumed public offering price per unit, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the warrants issued in this offering. We do not expect that a change in the offering price or the number of units by these amounts would have a material effect on our intended uses of the net proceeds from this offering, although it may impact the amount of time prior to which we may need to seek additional capital.

We currently intend to use the net proceeds we receive from this offering for general corporate purposes, including marketing and development, both for our current games and additional titles, working capital, operating expenses and capital expenditures. A portion of the net proceeds may also be used to fund potential acquisitions or other strategic investments, although we have no present commitments or agreements to enter into any such acquisitions or to make any such investments.

The expected use of the net proceeds from this offering and our existing cash and our cash equivalents and short-term investments represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the closing of this offering or the actual amounts that we will spend on the uses set forth above. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, and other factors that our board of directors may deem relevant.

MARKET FOR COMMON EQUITY

Our common stock currently trades on OTCQB under the symbol “TAPM.” The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported by the OTCQB. The quotations reflect inter-dealer prices, without retail markup, markdown or commissions, and may not represent actual transactions. The historical per share numbers included in this section have been adjusted to give effect to the Reverse Stock Split, which became effective on December 31, 2019.

	High Bid	Low Bid
2020:
First Quarter (through January 2, 2020)	$10.84	$8.00
2019:
Fourth Quarter	$8.80	$5.28
Third Quarter	$10.40	$4.32
Second Quarter	$8.80	$4.48
First Quarter	$11.20	$3.52
2018:
Fourth Quarter	$10.88	$2.56
Third Quarter	$14.08	$4.80
Second Quarter	$24.00	$10.24
First Quarter	$115.20	$19.20

On January 2, 2020, the last reported sale price of our common stock on the OTCQB was $10.75 per share. As of January 2, 2020, we had 126 holders of record of our common stock. This does not reflect the number of persons or entities who held stock in nominee or street name through various brokerage firms.

We have applied to list our common stock and the warrants offered hereby for trading on The Nasdaq Capital Market under the symbols “TAPM” and “TAPMW,” respectively, and we expect that our common stock and the warrants offered hereby will begin trading on The Nasdaq Capital Market immediately following the completion of this offering.

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2019, on:

●	an actual basis;

●

an as adjusted basis, giving effect to the sale and issuance of 1,714,285 units by us in this offering, based upon the assumed public offering price of $7.00 per unit, which is the last reported sale price of our common stock on the OTCQB as of January 9, 2020, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of warrants issued in this offering.

The information below is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of the offering determined at the pricing of this offering. You should read this table together with the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds,” and our audited financial statements for the years ended December 31, 2018 and 2017 and our unaudited interim financial statements for the nine month periods ended September 30, 2019 and 2018 and related notes included elsewhere in this prospectus.

	As of September 30, 2019
	Actual	As Adjusted
Cash and cash equivalents	$260,209	$10,679,743
Stockholders’ equity:
Common stock, $0.001 par value; 25,000,000 shares authorized; 549,958 shares issued and outstanding at September 30, 2019; and as adjusted: 2,264,243 shares issued and outstanding	550	2,264
Additional paid-in capital	13,294,455	23,692,741
Accumulated deficit	(12,463,563)	(12,463,563)

Total stockholders’ equity	$831,442	$11,231,442

Total capitalization	$831,442	$11,231,442

Each $1.00 increase or decrease in the assumed public offering price of $7.00 per unit would increase or decrease, as applicable, our cash, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $1.6 million, assuming that the number of units offered by us remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of warrants issued in this offering. Each increase or decrease of 100,000 units offered by us would increase or decrease the amount of our cash and total stockholders’ equity by approximately $0.6 million, assuming a public offering price of $7.00 per unit, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of warrants issued in this offering.

The above discussion and table is based on 549,958 outstanding shares of common stock as of September 30, 2019. This number excludes:

●	24,141 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $20.80 per share;

●	213,750 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $22.40;

●	10,000 shares of common stock reserved for future issuance under the 2015 Equity Incentive Plan; and

●	1,047 shares of common stock issued to beneficial owners of our common stock on January 9, 2020 in connection with the rounding up of fractional shares in the Reverse Stock Split.

In addition, except as otherwise indicated, the information above reflects and assumes:

●	the completion of our 1-for-160 Reverse Stock Split of our issued and outstanding common stock, which became effective on December 31, 2019;

●	a reduction in our total authorized share capital from 250,000,000 shares to 25,000,000 shares, which became effective on December 31, 2019;

●	no exercise by the underwriter of its option to purchase 257,142 additional shares of our common stock and/or warrants representing the right to purchase an additional 257,142 shares of our common stock;

●	no exercise of the warrants to be issued to investors in this offering; and

●	no exercise of the warrants to be issued to the underwriter in this offering.

DILUTION

As of September 30, 2019, our historical net tangible book value was $(19,414), or $(0.04) per share of our common stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per share is our historical net tangible book value divided by the number of shares of common stock outstanding as of September 30, 2019.

Our as adjusted net tangible book value as of September 30, 2019, which is our net tangible book value at that date, after giving effect to the sale of 1,714,285 units in this offering by us at an assumed public offering price of $7.00 per unit, which is the last reported sale price of our common stock on the OTCQB on January 9, 2020, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, would have been $10,400,120, or $4.59 per share, which excludes the exercise of any of the warrants to purchase shares of our common stock to be issued in this offering. This amount represents an immediate increase in net tangible book value of $4.63 per share to our existing stockholders and an immediate dilution of $2.41 per share to investors participating in this offering. Dilution per share to investors participating in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by investors in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per unit		$7.00
Historical net tangible book value (deficit) per share as of September 30, 2019	$(0.04)
Increase in net tangible book value per share attributable to new investors purchasing units in this offering	$4.63
As adjusted net tangible book value per share after giving effect to this offering		$4.59
Dilution per share to investors participating in this offering		$2.41

The information discussed above is illustrative only, and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. Each $1.00 increase or decrease in the assumed public offering price of $7.00 per unit, would further increase or decrease the as adjusted net tangible book value per share after this offering by $0.70 per share and the dilution per share to investors participating in this offering by $0.30 per share, assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from exercise of the warrants issued in this offering.

We may also increase or decrease the number of units we are offering. An increase of 100,000 in the number of units offered by us would increase or decrease our as adjusted net tangible book value per share by approximately $0.08, and the dilution per share to investors participating in this offering by $0.08, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from exercise of the warrants issued in this offering. The information discussed above is illustrative only and will be adjusted based on the actual offering price, the actual number of units we offer in this offering, and other terms of this offering determined at pricing.

If the underwriter exercises its option to purchase additional securities in full, the as adjusted net tangible book value will increase to $4.78 per share, representing an immediate increase in as adjusted net tangible book value to existing stockholders of $0.19 per share and immediate dilution of $0.19 per share to investors participating in this offering.

The above discussion and table is based on 549,958 outstanding shares of common stock as of September 30, 2019. This number excludes:

●	24,141 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $20.80 per share;

●	213,750 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $22.40;

●	10,000 shares of common stock reserved for future issuance under the 2015 Equity Incentive Plan; and

●	1,047 shares of common stock issued to beneficial owners of our common stock on January 9, 2020 in connection with the rounding up of fractional shares in the Reverse Stock Split.

In addition, except as otherwise indicated, the information above reflects and assumes:

●	the completion of our 1-for-160 Reverse Stock Split of our issued and outstanding common stock, which became effective on December 31, 2019;

●	a reduction in our total authorized share capital from 250,000,000 shares to 25,000,000 shares, which became effective on December 31, 2019;

●

no exercise by the underwriter of its option to purchase additional 257,142 shares of our common stock and/or warrants representing the right to purchase an additional 257,142 shares of our common stock; and

●	no exercise of the warrants to be issued to investors in this offering; and

●	no exercise of the warrants to be issued to the underwriter in this offering.

To the extent that any outstanding options or warrants are exercised, new options or restricted stock units are issued under our stock-based compensation plans or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to provide a reader of our financial statements with a narrative from the perspective of our management on our financial condition, results of operations, liquidity and certain other factors that may affect our future results. You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the audited and unaudited consolidated financial statements and related notes included elsewhere in this prospectus. The following discussion contains forward-looking statements that are subject to risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with those statements. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Overview

We develop and publish apps for mobile platforms that we believe can be leaders within their respective categories, with a focus on social-casino games. We refer to these titles as “Category Leading Apps.” Our library includes over 300 titles that, collectively, have achieved over 500 million mobile downloads, including notable properties such as Video Poker Classic and Solitaire Derby. We generate revenues through the sale of branded advertisements and via consumer transactions, including in-app purchases and subscriptions. We are headquartered in New York, with product development and marketing teams located in North America, Europe and Asia. Consumers can find high-quality mobile applications from us wherever they see the “T” character logo.

Key Metrics

We regularly review a number of metrics, including the following key operating and financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections and make strategic decisions.

Key Operating Metrics

We manage our business by tracking various non-financial operating metrics that give us insight into user behavior in our games. The two metrics that we use most frequently are DAUs and ABPU.

Daily Active Users – DAUs. We define DAUs as the number of individuals who played a particular smartphone game on a particular day.  An individual who plays two different games on the same day is counted as two active users for that day when we aggregate DAU across games.  In addition, an individual who plays the same game on two different devices during the same day (e.g., an iPhone and an iPad) is also counted as two active users for each such day when we average or aggregate DAU over time.  Average DAU for a particular period is the average of the DAUs for each day during that period.  We use DAU as a measure of player engagement with the titles that our players have downloaded.

Average Bookings Per User – ABPUs. We define ABPU as our total bookings in a given period, divided by the number of days in that period, divided by, the average DAUs during the period. We believe that ABPU provides useful information to investors and others in understanding and evaluating our results in the same manner as our management and board of directors. We use ABPU as a measure of overall monetization across all of our players through the sale of virtual goods and advertising.

Key Financial Metrics

Bookings and adjusted Bookings. Bookings is a non-GAAP financial measure that is equal to revenue recognized during the period plus or minus the change in deferred revenue during the period and amounts billed, but uncollected, pursuant to contractual license agreements. We record the sale of virtual goods as deferred revenue and then recognize that revenue over the estimated average life of the purchased virtual goods or as the virtual goods are consumed. Bookings is a fundamental top-line metric we use to manage our business, as we believe it is a useful indicator of the sales activity in a given period. Over the long term, the factors impacting our bookings and revenue are the same. However, in the short term, there are factors that may cause revenue to exceed or be less than bookings in any period. Adjusted Bookings is a non-GAAP financial measure that represents Bookings as adjusted to remove the effect of non-recurring bookings recorded pursuant to one-time upfront payments that we received in connection with the Solitaire Dash License Agreement.

We use Bookings and adjusted Bookings to evaluate the results of our operations, generate future operating plans and assess the performance of our company. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenue recognized in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate Bookings and adjusted Bookings differently or not at all, which reduces their usefulness as comparative measures.

Trends in Key Operating Metrics

Three and Nine Months Ended September 30, 2019 Compared to Three and Nine Months Ended September 30, 2019

	Three Months Ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
All Apps
Average DAUs	168	261	190	476
ABPU	0.05	0.03	0.05	0.02

The decrease in average DAU for the three and nine months ended September 30, 2019 as compared to the three and nine months ended September 30, 2018 was related to the continued decline in new player installs of our legacy Rapid-Launch Games that began in the fourth quarter of 2016 and that has continued through the third quarter of 2019.

ABPU increased for the three and nine months ended September 30, 2019 as compared to the three and nine months ended September 30, 2018 because a larger percentage of our overall player base was derived from our better monetizing Category Leading Apps and from significant improvement in the monetization of our Category Leading Apps in 2019.

We expect further comparative decreases in DAU in 2019 as new player installs of our Rapid-Launch Games continue to decline and the Company continues to focus its efforts on its better monetizing, but lower volume Category Leading Apps.

	Three Months Ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
Category Leading Apps
Average DAUs	31	29	34	29
ABPU	0.20	0.11	0.19	0.11

The average DAU within our Category Leading Apps increased slightly for the three months ended September 30, 2019 as compared to the three ended September 30, 2018. This increase resulted from the successful launch of My Horoscope in the second quarter of 2019, Crypto Trillionaire in the first quarter of 2019 and audience gains in Video Poker Classic, all of which were offset by declines in Fusion Heroes and Dice Mage 2, games that the Company has not promoted since 2018.

The average DAU within our Category Leading Apps increased for the nine months ended September 30, 2019 as compared to the nine months ended September 30, 2018. This increase resulted from the successful launch of My Horoscope in the second quarter of 2019, Crypto Trillionaire in the first quarter of 2019 and audience gains in Video Poker Classic, all of which were partially offset by declines in Fusion Heroes and Dice Mage 2, games that the Company has not promoted since 2018.

The increase in our Category Leading Apps’ ABPU for the three and nine months ended September 30, 2019 as compared to the three and nine months ended September 30, 2018 was primarily related to the successful launch of My Horoscope in the second quarter of 2019 and monetization improvements in Video Poker Classic in 2019.

	Three Months Ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
Rapid-Launch Games
Average DAUs	137	234	156	447
ABPU	0.02	0.01	0.02	0.01

The decrease in average DAU within our Rapid-Launch Games for the three and nine months ended September 30, 2019 as compared to the three and nine months ended September 30, 2018 was primarily related to the continued decline in new player installs of our legacy Rapid-Launch Games.

The increase in average ABPU within our Rapid-Launch Games for the three and nine months ended September 30, 2019 as compared to the three and nine months ended September 30, 2018 was driven by increases in advertising prices and a shift in revenue mix from advertising to consumer transactions during the relative periods.

Comparison of the Years Ended December 31, 2018 and 2017

	Year ended December 31,
	2018	2017
	(In thousands)
All Games
Average DAUs	414	728
ABPU	0.02	0.01

The decrease in average DAU for the year ended December 31, 2018 as compared to the year ended December 31, 2017 was primarily related to the continued decline in new player installs of our Rapid-Launch Games that began in the fourth quarter of 2016 and that continued through the fourth quarter of 2018.

The ABPU increased for the year ended December 31, 2018 as compared to the year ended December 31, 2017 because a larger percentage of our overall player base was derived from our better monetizing Category Leading Apps.

We expect further decreases in DAU in 2019 as our Rapid-Launch Games continue to decline and we continue to focus on our better monetizing, but lower volume, Category Leading Apps.

	Year ended December 31,
	2018	2017
	(In thousands)
Category Leading Apps
Average DAUs	29	30
ABPU	0.11	0.12

The slight decrease in average DAU within our Category Leading Apps for the year ended December 31, 2018 as compared to the year ended December 31, 2017 was primarily related to the successful launches (and related audience spikes) of Dice Mage 2 and Big Sport Fishing 2 in the third quarter of 2017, which were only partially matched by audience gains in Video Poker Classic and the launch of Fusion Heroes and Dot to Dot - Relaxing Puzzles on iOS in 2018.

The slight decrease in our Category Leading Apps’ ABPU for the year ended December 31, 2018 as compared to the year ended December 31, 2017 was primarily related to a decrease in monetization from Video Poker Classic’s “whale players,” a player that spends more than $100 on the game, during the comparative periods.

	Year ended December 31,
	2018	2017
	(In thousands)
Rapid-Launch Games
Average DAUs	384	699
ABPU	0.01	0.01

The decrease in average DAU within our Rapid-Launch Games for the year ended December 31, 2018 as compared to the year ended December 31, 2017 was primarily related to the continued weakening in new player installs stemming from what we believe to be saturation for these types of games that began in the fourth quarter of 2016 and that continued through the fourth quarter of 2018. In addition, changes to the Google Play discovery algorithm that occurred late in the second quarter of 2018 also contributed to the decline in our Rapid-Launch Games audience metrics.

The ABPU within our Rapid-Launch Games remained constant for the year ended December 31, 2018 as compared to the year ended December 31, 2017, driven by an increase in advertising prices, but offset by a reduction in player engagement (specifically impressions per DAU) during the relative periods.

Results of Operations

The following sections discuss and analyze the changes in the significant line items in our statements of operations for the comparison periods identified.

Comparison of the Three Months ended September 30, 2019 and 2018

Revenue

	Three months ended September 30,
	2019	2018
	(In thousands)
Revenue by Type
Consumer App Store Transactions	$688	$344
Advertising / Other	131	337
Total	$819	$681

Our revenue increased $138 thousand, or 20%, to $819 thousand for the three months ended September 30, 2019 from $681 thousand for the three months ended September 30, 2018. The increase in revenue was attributable primarily to an increase in consumer app store transactions from within our Category Leading Apps and due to the shortening of our statistical estimates for the average user life of paying players within our casino and card games beginning in the second quarter of 2019, pursuant to our revenue recognition policy. Our revenue increases were partially offset by a decrease in advertising related bookings stemming from the continued decrease in DAUs across our legacy Rapid-Launch Games portfolio.

	Three months ended September 30,
	2019	2018
	(In thousands)
Revenue by App Type
Category Leading Apps	$557	$380
Rapid-Launch Games	262	301
Total	$819	$681

Our Category Leading Apps revenue increased $177 thousand, or 47%, to $557 thousand for the three months ended September 30, 2019 from $380 thousand for the three months ended September 30, 2018.  The increase in our Category Leading Apps revenue was attributable primarily due to an increase in both consumer app store transactions and advertising related bookings resulting from strong user growth and monetization improvements in Video Poker Classic during the most recent quarter, the successful 2019 launches of Crypto Trillionaire and My Horoscope,  and the shortening of our statistical estimates for the average user life of paying players within our casino and card games pursuant to our revenue recognition policy.

Our Rapid-Launch Games’ revenue decreased $39 thousand, or 13%, to $262 thousand for the three months ended September 30, 2019 from $301 thousand for the three months ended September 30, 2018. The decrease in revenue was attributable to a decrease in advertising related bookings resulting from the continued decrease in DAUs and new player downloads across our legacy Rapid-Launch Games portfolio, which was partially offset by an increase in consumer app store transactions.

 Cost of Revenue

	Three months ended September 30,
	2019	2018
	(In thousands)
Platform Fees	$241	$156
Licensing + Royalties	17	8
Hosting	4	3
Total Cost of Revenue	$262	$167
Revenue	819	681
Gross Margin	68%	76%

Our cost of revenue increased $95 thousand, or 57%, to $262 thousand in the three months ended September 30, 2019 from $167 thousand in the three months ended September 30, 2018. Our Gross Margin decreased to 68% during the three months ended September 30, 2019 from 76% during the three months ended September 30, 2018. This decrease was primarily due to the absence of platform fees associated with higher revenues in the previous period corresponding to the Solitaire Dash License Agreement and an increase in royalties in the more recent period resulting from the 2019 launch of Crypto Trillionaire.

Research and Development Expenses

	Three months ended September 30,
	2019	2018
	(In thousands)
Research and development	$124	$43
Percentage of revenue	15%	6%

Our research and development expenses increased $81 thousand, or 188%, to $124 thousand in the three months ended September 30, 2019 from $43 thousand in the three months ended September 30, 2018. The increase in research and development costs was primarily due to an increase in revenue share associated with our Rapid-Launch Games.

Marketing Expenses

	Three months ended September 30,
	2019	2018
	(In thousands)
Marketing and public relations	$165	$129
Percentage of revenue	20%	19%

Our marketing expenses increased $36 thousand, or 28%, to $165 thousand in the three months ended September 30, 2019 from $129 thousand in the three months ended September 30, 2018.  The increase in 2019 was primarily due to an increase in marketing expenditures for our Category Leading Apps.

General and Administrative Expenses

	Three months ended September 30,
	2019	2018
	(In thousands)
General and administrative	$684	$783
Percentage of revenue	83%	115%

Our general and administrative expenses decreased $99 thousand, or 13%, to $684 thousand in the three months ended September 30, 2019 from $783 thousand in the three months ended September 30, 2018. The decrease in general and administrative expenses was primarily due to a decrease in labor costs and an increase in the portion of labor costs that were attributed to capitalized software development.

Amortization of Capitalized Software Development Costs

	Three months ended September 30,
	2019	2018
	(In thousands)
Amortization of capitalized software development	$153	$166
Percentage of revenue	19%	24%

Our amortization of capitalized software development decreased $13 thousand, or 8%, to $153 thousand in the three months ended September 30, 2019 from $166 thousand in the three months ended September 30, 2018. The decrease resulted from the amortization wind-down of our Rapid-Launch Games portfolio, which was partially offset by an increase in amortization of our Category-Leading Apps resulting from the commercial launch of My Horoscope during the first quarter of 2019, and the initiation of this product’s amortization period, combined with increased amortization attributable to Video Poker Classic software development costs that were incurred and capitalized in the first quarter of 2019.

Other (Income) Expenses

	Three months ended September 30,
	2019	2018
	(In thousands)
Other (income) expenses	$(0)	$(1)
Percentage of revenue	0%	0%

Our other income decreased $1 thousand to $0 in the three months ended September 30, 2019 from $1 thousand in the three months ended September 30, 2018. The decrease in other income was due to lower interest income related to lower cash balances during the more recent period.

Comparison of the Nine Months Ended September 30, 2019 and 2018

Revenue

	Nine months ended September 30,
	2019	2018
	(In thousands)
Revenue by Type
Consumer App Store Transactions	$2,444	$1,345
Advertising / Other	533	959
Total	$2,977	$2,304

Our revenue increased $673 thousand, or 29%, to $2,977 thousand for the nine months ended September 30, 2019 from $2,304 thousand for the nine months ended September 30, 2018. The increase in revenue was attributable primarily to an increase in consumer app store transactions from within our Category Leading Apps and due to the shortening of our statistical estimates for the average user life of paying players within our casino and card games beginning in the second quarter of 2019 pursuant to our revenue recognition policy. This change in estimates resulted in a one-time reduction in deferred revenue and a corresponding increase in revenue during the more recent comparative period in the amount of $521 thousand. These increases were partially offset by a decrease in advertising-related bookings stemming from the continued decrease in DAUs across our legacy Rapid-Launch Games portfolio.

	Nine months ended September 30,
	2019	2018
	(In thousands)
Revenue by App Type
Category Leading Apps	$2,173	$951
Rapid-Launch Games	804	1,353
Total	$2,977	$2,304

Our Category Leading Apps revenue increased $1,222 thousand, or 128%, to $2,173 thousand for the nine months ended September 30, 2019 from $951 thousand for the nine months ended September 30, 2018. The increase in our Category Leading Apps revenue was attributable primarily due to an increase in both consumer app store transactions and advertising-related bookings resulting from strong user growth and monetization improvements in Video Poker Classic during the most recent period, the successful 2019 launches of Crypto Trillionaire and My Horoscope, and the shortening of our statistical estimates for the average user life of paying players within our casino and card games beginning in the second quarter of 2019 pursuant to our revenue recognition policy. This change in estimates resulted in a one-time reduction in deferred revenue and a corresponding increase in revenue during the more recent comparative period in the amount of $521 thousand.

Our Rapid-Launch Games’ revenue decreased $549 thousand, or 41%, to $804 thousand for the nine months ended September 30, 2019 from $1,353 thousand for the nine months ended September 30, 2018. The decrease in revenue was attributable to a decrease in both consumer app store transactions and advertising-related bookings resulting from the continued decrease in DAUs and new player downloads across our Rapid-Launch Games portfolio.

Cost of Revenue

	Nine months ended September 30,
	2019	2018
	(In thousands)
Platform Fees	$875	$642
Licensing + Royalties	102	59
Hosting	14	9
Total Cost of Revenue	$991	$710
Revenue	2,977	2,304
Gross Margin	67%	69%

Our cost of revenue increased $281 thousand, or 40%, to $991 thousand in the nine months ended September 30, 2019 from $710 thousand in the nine months ended September 30, 2018. Our Gross Margin decreased to 67% during the nine months ended September 30, 2019 from 69% during the nine months ended September 30, 2018. Our Gross Margin decreased primarily due to ongoing royalties related to the 2019 release of Crypto Trillionaire, and due to the shortening of our statistical estimates for the average user life of paying players within our casino and card games beginning in the second quarter of 2019 pursuant to our revenue recognition policy. This change in estimates resulted in a one-time reduction in deferred platform fees and a corresponding increase in our cost of revenue during the period. These increases in our cost of revenue were was partially offset by the absence of platform fees associated with revenue corresponding to the Solitaire Dash License Agreement.

Research and Development Expenses

	Nine months ended September 30,
	2019	2018
	(In thousands)
Research and development	$203	$198
Percentage of revenue	7%	9%

Our research and development expenses increased $5 thousand, or 3%, to $203 thousand in the nine months ended September 30, 2019 from $198 thousand in the nine months ended September 30, 2018. The increase in research and development costs was primarily due to an increase in revenue share associated with our Rapid-Launch Games, which was partially offset by a decrease in revenue share associated with the declining revenue base of our legacy Rapid-Launch Games portfolios.

Marketing Expenses

	Nine months ended September 30,
	2019	2018
	(In thousands)
Marketing and public relations	$587	$302
Percentage of revenue	20%	13%

Our marketing expenses increased $285 thousand, or 94%, to $587 thousand in the nine months ended September 30, 2019 from $302 thousand in the nine months ended September 30, 2018.  The increase in 2019 was primarily due to an increase in marketing expenditures for our Category Leading Apps.

General and Administrative Expenses

	Nine months ended September 30,
	2019	2018
	(In thousands)
General and administrative	$2,196	$2,403
Percentage of revenue	74%	104%

Our general and administrative expenses decreased $207 thousand, or 9%, to $2,196 thousand in the nine months ended September 30, 2019 from $2,403 thousand in the nine months ended September 30, 2018. The decrease in general and administrative expenses was primarily due to a non-recurring, non-cash, stock-based professional fee related to certain investment banking services provided to the Company in the first quarter of 2018, partially offset by an increase in non-cash, stock-based compensation expenses related to certain restricted stock unit grants made in the first quarter of 2018 to our employees and directors, and an increase in cash compensation related to Company personnel primarily associated with expanded game marketing initiatives.

Amortization of Capitalized Software Development Costs

	Nine months ended September 30,
	2019	2018
	(In thousands)
Amortization of capitalized software development	$494	$437
Percentage of revenue	17%	19%

Our amortization of capitalized software development increased $57 thousand, or 13%, to $494 thousand in the nine months ended September 30, 2019 from $437 thousand in the nine months ended September 30, 2018. The increase is attributable to greater amortization of our Category-Leading Apps resulting from the commercial launch of My Horoscope during the first quarter of 2019, and the initiation of this product’s amortization period, combined with amortization of additional Video Poker Classic software development costs that were incurred and capitalized in the first quarter of 2019. These increases were partially offset by the amortization wind down of our legacy Rapid-Launch Games portfolio.

Other (Income) Expenses

	Nine months ended September 30,
	2019	2018
	(In thousands)
Other (income) expenses	$(2)	$321
Percentage of revenue	0%	14%

Our other (income) expenses decreased $323 thousand, or 100%, to $(2) thousand of other income in the nine months ended September 30, 2019 from $321 thousand of other expenses in the nine months ended September 30, 2018. The decrease in other expenses was primarily attributable to the repayment of our outstanding indebtedness in the first quarter of 2018.

Comparison of the Years Ended December 31, 2018 and 2017

Revenue

	Year ended December 31,
	2018	2017
	(In thousands)
Revenue by Type
Consumer App Store Transactions	$1,718	$1,337
Advertising / Other	1,154	1,804
Total	$2,872	$3,141

Our revenue decreased $269 thousand, or 9%, to $2,872 thousand for the year ended December 31, 2018, from $3,141 thousand for the year ended December 31, 2017. The decrease in revenue is attributable primarily to a decrease in advertising-related bookings, driven primarily by DAU declines from within our Rapid-Launch Game portfolios which was partially offset by an increase in consumer app store transactions, driven from within both our Category Leading Games and our Rapid-Launch Games and an increase in other revenue from licensing arrangements.

	Year ended December 31,
	2018	2017
	(In thousands)
Revenue by App Type
Category Leading Apps	$1,224	$920
Rapid-Launch Games	1,648	2,221
Total	$2,872	$3,141

Our Category Leading Apps revenue increased $304 thousand, or 33%, to $1,224 thousand for the year ended December 31, 2018, from $920 thousand for the year ended December 31, 2017. The increase in our Category Leading Apps revenue is attributable primarily to an increase in consumer app store transaction bookings and an increase in other revenue associated with the Solitaire Dash License Agreement.

Our Rapid-Launch Games’ revenue decreased $573 thousand, or 26%, to $1,648 thousand for the year ended December 31, 2018, from $2,221 thousand for the year ended December 31, 2017. The decrease in revenue is attributable primarily to a decrease in advertising-related bookings, stemming from a decrease in DAUs across our Rapid-Launch Games portfolio, partially offset by an increase in consumer app store transaction bookings during the comparative periods.

Cost of Revenue

	Year ended December 31,
	2018	2017
	(In thousands)
Platform Fees	$806	$933
Licensing + Royalties	66	91
Hosting	12	10
Total Cost of Revenue	$884	$1,034

Revenue	2,872	3,141
Gross Margin	69%	67%

Our cost of revenue decreased $150 thousand, or 15%, to $884 thousand in the year ended December 31, 2018, from $1,034 thousand in the year ended December 31, 2017. Our gross margin increased by two hundred basis points to 69% during the year ended December 31, 2018, from 67% during the year ended December 31, 2017. The decrease in our cost of revenue and increase in our gross margin was primarily due to the absence of platform fees associated with revenue corresponding to the Solitaire Dash License Agreement.

Research and Development Expenses

	Year ended December 31,
	2018	2017
	(In thousands)
Research and development	$244	$141
Percentage of revenue	8%	4%

Our research and development expenses increased $103 thousand, or 73%, to $244 thousand in the year ended December 31, 2018, from $141 thousand in the year ended December 31, 2017. The increase in research and development costs was primarily due to an increase in revenue share associated with our Rapid-Launch Games released beginning in March 2017, resulting from a contractual change we made in early 2017 with the developer of our Rapid-Launch Games. The strategic effect of this change was to reduce our initial capital risk associated with our Rapid-Launch Games, in exchange for a commensurate increase in the long-term revenue share that we pay for these games.

Marketing Expenses

	Year ended December 31,
	2018	2017
	(In thousands)
Marketing and public relations	$378	$518
Percentage of revenue	13%	16%

Our marketing expenses decreased $140 thousand, or 27%, to $378 thousand in the year ended December 31, 2018, from $518 thousand in the year ended December 31, 2017.  The decrease in 2018 was primarily due to a decrease in corporate marketing and lower game marketing expenditures for our Category Leading Apps during the comparative periods.

General and Administrative Expenses

	Year ended December 31,
	2018	2017
	(In thousands)
General and administrative	$3,098	$1,384
Percentage of revenue	108%	44%

Our general and administrative expenses increased $1,714 thousand, or 124%, to $3,098 thousand in the year ended December 31, 2018, from $1,384 thousand in the year ended December 31, 2017. The increase in general and administrative expenses was primarily due to non-cash, stock-based compensation expenses of $1,228 thousand, related to certain restricted stock unit incentive grants made in the first quarter of 2018 and a non-recurring, non-cash, stock-based professional fee of $51 thousand related to certain investment banking services provided to us during the first quarter of 2018.

	Year ended December 31,
	2018	2017
	(In thousands)
Impairment of capitalized software development	$320	$256
Percentage of revenue	11%	8%

Our impairment of software development costs increased $64 thousand, or 25%, to $320 thousand in the year ended December 31, 2018, from $256 thousand in the year ended December 31, 2017. The software development costs are periodically evaluated to determine whether events or circumstances have occurred that indicate that the remaining useful lives of its capitalized software development costs should be revised or that the remaining balance of such assets may not be recoverable.

	Year ended December 31,
	2018	2017
	(In thousands)
Amortization of capitalized software development	$614	$710
Percentage of revenue	21%	23%

Our amortization of capitalized software development decreased $96 thousand, or 14%, to $614 thousand in the year ended December 31, 2018, from $710 thousand in the year ended December 31, 2017. The decrease in amortization of capitalized software development was primarily attributable to the impairment of capitalized software relating to the termination of one of our Category Leading Apps in the fourth quarter of 2017.

Other (income) expenses

	Year ended December 31,
	2018	2017
	(In thousands)
Other expenses	$320	$2,768
Percentage of revenue	11%	88%

Our other expenses decreased $2,448 thousand, or 88%, to $320 thousand in the year ended December 31, 2018, from $2,768 thousand in the year ended December 31, 2017. The decrease in other expenses was attributable to a decrease in debt discount of $1,216 thousand, or 87%, to $188 thousand from $1,404 thousand, a decrease in interest expense, net, of $401 thousand, or 75%, to $133 thousand from $534 thousand that was attributable to the repayment of our 8% Original Issue Discount Senior Convertible Debenture in the original aggregate principal amount of $2,394,000, issued to Hillair Capital Investment L.P. in July 2016 (as amended, the “2016 Debenture”) in February 2018, and a prior year loss from debt extinguishment of $830 thousand resulting from our refinancing of the 2016 Debenture in 2017.

Liquidity and Capital Resources

Historical Cash Flows for the Nine Months Ended September 30, 2019 and 2018

General

As of September 30, 2019, the Company had cash and cash equivalents of $260 thousand, working capital surplus of $55 thousand and a net loss of $1,496 thousand for the nine months ended September 30, 2019. The Company currently anticipates that in order to achieve its growth objectives, additional financing will likely be required within the next twelve months.

	Nine months ended September 30,
	2019	2018
	(In thousands)
Cash flows provided by (used in):
Operating activities	$(140)	$314
Investing activities	(471)	(643)
Financing activities	-	1,092
Increase (Decrease) in cash and cash equivalents	$(611)	$763

Operating Activities

Our cash flow from operations varies significantly from quarter to quarter and from year to year, depending on our operating results and changes in operating assets and liabilities.

In the nine months ended September 30, 2019, net cash used in operating activities was $140 thousand, which was primarily due to a $1,496 thousand net loss, an increase of $74 thousand of accounts receivable, net, a $237 thousand decrease in deferred revenue, and a $194 thousand decrease in due to related parties. These amounts were offset by a $9 thousand decrease in prepaid expenses, $140 thousand increase in accounts payable and accrued expenses and adjustments for non-cash items, including stock-based compensation expense of $1,213 thousand, amortization of software development costs of $494 thousand, and depreciation and amortization of other assets of $4 thousand.

In the nine months ended September 30, 2018, net cash provided by operating activities was $314 thousand, which was primarily due to a $104 thousand decrease in accounts receivable, a $47 thousand increase in accounts payable and accrued expenses, a $184 thousand increase in deferred revenue, and adjustments for non-cash items, including stock-based compensation expense of $1,453 thousand, amortization of software development costs of $437 thousand, amortization of original issue discount of $51 thousand, depreciation and amortization of other assets of $7 thousand and amortization of debt discount of $188 thousand. These amounts were offset by a $2,081 thousand net loss, a $16 thousand increase in prepaid expenses, and a $60 thousand decrease in due to related parties.

Investing Activities

Cash used in investing activities in the nine months ended September 30, 2019 was $471 thousand, which included $466 thousand of capitalized software development costs related to the development of our mobile apps and games and $5 thousand for the purchase of property and equipment during the period.

Cash used in investing activities in the nine months ended September 30, 2018 was $643 thousand, which included $642 thousand of capitalized software development costs related to the development of our mobile apps and games and $1 thousand for the purchase of property and equipment during the period.

Financing Activities

There were no financing activities in the nine months ended September 30, 2019.

Cash provided by financing activities in the nine months ended September 30, 2018 was $1,092 thousand, which consisted primarily of $2,582 thousand in net proceeds received from the issuance of common stock and $120 thousand proceeds from exercised warrants, which were offset by a $1,143 thousand principal repayment of our outstanding indebtedness,  a $367 thousand repurchase of our Series B Preferred stock, and a $100 thousand cash payment  used to buy back a 4% non-controlling interest in our subsidiary, Revolution Mobile, LLC (f/k/a Revolution Blockchain LLC) (“Revolution Mobile”), that was sold to an individual investor in 2017. Following the repurchase of such 4% interest, Revolution Mobile became our wholly-owned subsidiary.

Historical Cash Flows for the Years Ended December 31, 2018 and 2017

General

As of December 31, 2018, we had cash and cash equivalents of $871 thousand, working capital surplus of $484 thousand and a net loss of $2,996 thousand for the year ended December 31, 2018.

	Year ended December 31,
	2018	2017
	(In thousands)
Cash flows provided by (used in):
Operating activities	$341	$275
Investing activities	(809)	(822)
Financing activities	1,092	204
Increase (Decrease) in cash and cash equivalents	$624	$(343)

Operating Activities

Our cash flow from operations varies significantly from quarter to quarter and from year to year, depending on our operating results and changes in operating assets and liabilities.

In the year ended December 31, 2018, net cash provided by operating activities was $341 thousand, which was primarily due to a $2,996 thousand net loss, $37 thousand increase in prepaid expenses, and a $57 thousand decrease in amounts due to an affiliated entity of a major stockholder for the development of our Rapid Launch Games. These amounts were offset by a $105 thousand decrease in accounts receivable, a $17 thousand increase in accounts payable and accrued expenses, a $269 thousand increase in deferred revenue, and adjustments for non-cash items, including stock-based compensation expense of $1,857 thousand, amortization of software development costs of $614 thousand, impairment of capitalized software of $320 thousand, amortization of original issue discount of $51 thousand, depreciation and amortization of other assets of $10 thousand and amortization of debt discount of $188 thousand.

In the year ended December 31, 2017, net cash provided by operating activities was $275 thousand, which was primarily due to a $3,690 thousand net loss, a $6 thousand increase in accounts receivable, a $125 thousand increase in prepaid expenses, and a $9 thousand decrease in accounts payable and accrued expenses. These amounts were offset by a $357 thousand increase in deferred revenue, a $10 thousand increase in amounts due to an affiliated entity of a major stockholder for the development of our Rapid Launch Games, and adjustments for non-cash items, including stock-based compensation expense of $174 thousand, amortization of software development costs of $710 thousand, impairment of capitalized software of $256 thousand, depreciation and amortization of other assets of $22 thousand, amortization of debt discount of $1,404 thousand, amortization of original issue discount of $342 thousand and a loss on extinguishment of $830 thousand.

Investing Activities

Cash used in investing activities in the year ended December 31, 2018 was $809 thousand, which was due to $807 thousand of capitalized software development costs related to the development of our mobile apps and games and $2 thousand of purchase of property and equipment during the period.

Cash used in investing activities in the year ended December 31, 2017 was $822 thousand, which was primarily due to $818 thousand of capitalized software development costs related to the development of our mobile apps and games and $4 thousand of purchase of property, plant and equipment during the period.

Financing Activities

Cash provided by financing activities in the year ended December 31, 2018 was $1,092 thousand, which was primarily due to $2,582 thousand in net proceeds received from the issuance of common stock and $120 thousand proceeds from exercised stock warrants, which were offset by a $1,143 thousand principal repayment of the 2016 Debenture, $367 thousand in cash used for the repurchase of our outstanding Series B Preferred Stock, and $100 thousand in cash used to buy back the 4% non-controlling interest in Revolution Mobile.

Cash provided by financing activities in the year ended December 31, 2017 was $204 thousand, which was due to $350 thousand in proceeds received from the sales of common stock and $100 thousand in cash received in the sale of a 4% non-controlling interest in Revolution Mobile, which was offset by a $234 thousand principal repayment of the 2016 Debenture and $13 thousand of financing costs incurred during the period.

Off-Balance Sheet Arrangements

We do not have any “off-balance sheet arrangements,” as defined in relevant SEC regulations, that are reasonably likely to have a current or future effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.

Trends in Key Non-GAAP Financial Metrics

We have provided in this prospectus the non-GAAP financial measures of Bookings, adjusted Bookings and adjusted EBITDA, as a supplement to the unaudited condensed consolidated financial statements, which are prepared in accordance with GAAP. Management uses Bookings, adjusted Bookings and adjusted EBITDA internally in analyzing our financial results to assess operational performance and liquidity. The presentation of Bookings, adjusted Bookings and adjusted EBITDA is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. We believe that both management and investors benefit from referring to Bookings, adjusted Bookings and adjusted EBITDA in assessing our performance and when planning, forecasting and analyzing future periods. We believe that presenting Bookings, adjusted Bookings and adjusted EBITDA is useful to investors because it allows for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use them to help assess the health of our business. We have provided reconciliations between our historical bookings and adjusted EBITDA to the most directly comparable GAAP financial measures and a reconciliation of adjusted Bookings to Bookings below.

Comparison of the Three and Nine Months Ended September 30, 2019 and 2018

Bookings Results

Bookings decreased $300 thousand, or 28%, to $788 thousand for the three months ended September 30, 2019 from $1,088 thousand for the three months ended September 30, 2018. When adjusting for bookings recorded in the previous period in connection with one-time upfront payments that we received pursuant to the Solitaire Dash License Agreement, Bookings increased $200 thousand, or 34%, to $788 thousand for the three months ended September 30, 2019 from $588 thousand for the three months ended September 30, 2018.

Bookings decreased $147 thousand, or 5%, to $2,541 thousand for the nine months ended September 30, 2019 from $2,688 thousand for the nine months ended September 30, 2018. When adjusting for bookings recorded in the previous period in connection with one-time upfront payments that we received pursuant to the Solitaire Dash License Agreement, Bookings increased $353 thousand, or 16%, to $2,541 thousand for the nine months ended September 30, 2019 from $2,188 thousand for the nine months ended September 30, 2018.

The decrease in Bookings in both comparative periods was attributable primarily to bookings recorded in the previous periods in connection with one-time upfront payments that we received pursuant to the Solitaire Dash License Agreement, combined with the continued weakening of our Rapid-Launch Games, driven primarily by DAU declines from within this legacy portfolio, which were partially offset by the continued strengthening of our Category Leading Apps, resulting from strong user growth and monetization improvements in Video Poker Classic and the successful launch of Crypto Trillionaire during the first quarter of 2019 and My Horoscope during the second quarter of 2019. When adjusting for the bookings recorded in the previous periods in connection with one-time upfront payments that we received pursuant to the Solitaire Dash License Agreement, the adjusted Bookings increase in both comparative periods was attributable primarily to the continued strengthening of our Category Leading Apps, resulting from strong user growth and monetization improvements in Video Poker Classic and the successful launch of Crypto Trillionaire during the first quarter of 2019 and My Horoscope during the second quarter of 2019, which was partially offset by the continued weakening of our Rapid-Launch Games, driven primarily by DAU declines from within this legacy portfolio.

	Three Months Ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
Bookings:
Category Leading Apps	$527	$787	$1,738	$1,337
Rapid-Launch Games	261	301	803	1,351
Total Bookings	$788	$1,088	$2,541	$2,688

	Three Months Ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
Adjusted Bookings:*
Category Leading Apps, as adjusted	$527	$287	$1,738	$837
Rapid-Launch Games	261	301	803	1,351
Total Adjusted Bookings	$788	$588	$2,541	$2,188

*	As adjusted to remove the effect of non-recurring bookings recorded pursuant to one-time upfront payments that we received in connection with the Solitaire Dash License Agreement.

Our Category Leading Apps Bookings decreased $260 thousand, or 33%, to $527 thousand for the three months ended September 30, 2019, from $787 thousand for the three months ended September 30, 2018. When adjusting for bookings recorded in the previous period pursuant to one-time upfront payments that we received in connection with the Solitaire Dash License Agreement, our Category Leading Apps Bookings increased $240 thousand, or 84%, to $527 for the three months ended September 30, 2019 from $287 thousand for the three months ended September 30, 2018.

Our Category Leading Apps Bookings increased $401 thousand, or 30%, to $1,738 thousand for the nine months ended September 30, 2019, from $1,337 thousand for the nine months ended September 30, 2018. When adjusting for bookings recorded in the previous period pursuant to one-time upfront payments that we received in connection with the Solitaire Dash License Agreement, our Category Leading Apps Bookings increased $901, or 108%, to $1,738 for the nine months ended September 30, 2019 from $837 thousand for the nine months ended September 30, 2018.

The decrease in our Category Leading Apps Bookings in the three months ended September 30, 2019 was attributable primarily to bookings recorded in the previous period pursuant to one-time upfront payments that we received in connection with the Solitaire Dash License Agreement, which was partially offset by strong user growth and monetization improvements in Video Poker Classic, combined with the successful launch of Crypto Trillionaire during the first quarter of 2019 and My Horoscope during the second quarter of 2019. When adjusting for the bookings recorded in the previous period pursuant to one-time upfront payments that we received in connection with the Solitaire Dash License Agreement, the adjusted Bookings increase in the three months ended September 30, 2019 was attributable primarily to strong user growth and monetization improvements in Video Poker Classic, combined with the successful launch of Crypto Trillionaire during the first quarter of 2019 and My Horoscope during the second quarter of 2019.

The increase in our Category Leading Apps Bookings in the nine months ended September 30, 2019 was attributable primarily to strong user growth and monetization improvements in Video Poker Classic, combined with the successful launch of Crypto Trillionaire during the first quarter of 2019 and My Horoscope during the second quarter of 2019, which were partially offset by the bookings recorded in the previous period pursuant to one-time upfront payments that we received in connection with the Solitaire Dash License Agreement. When adjusting for the one-time upfront payment that we received in the third quarter of 2018 in connection with the Solitaire Dash License Agreement, the adjusted Bookings increase in the nine months ended September 30, 2019 was attributable primarily to strong user growth and monetization improvements in Video Poker Classic, combined with the successful launch of Crypto Trillionaire during the first quarter of 2019 and My Horoscope during the second quarter of 2019.

Our Rapid-Launch Games’ Bookings decreased $40 thousand, or 13%, to $261 thousand for the three months ended September 30, 2019, from $301 thousand for the three months ended September 30, 2018.

Our Rapid-Launch Games’ Bookings decreased $548 thousand, or 41%, to $803 thousand for the nine months ended September 30, 2019, from $1,351 thousand for the nine months ended September 30, 2018.

The decrease in these Bookings in both comparative periods was attributable primarily to a decrease in both consumer app store transactions and advertising related bookings resulting from the continued decrease in DAUs and new player downloads across our Rapid-Launch Games portfolio.

The following table presents a reconciliation of bookings, a non-GAAP measure, to revenue for each of the periods presented (in thousands):

	Three Months Ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
(In thousands)	(In thousands)		(In thousands)
Bookings	$788	$1,088	$2,541	$2,688
Change in deferred revenue	31	(407)	437	(384)
Revenue	$819	$681	$2,977	$2,304

The following table presents a reconciliation of Bookings, a non-GAAP measure, to adjusted Bookings, also a non-GAAP measure, for each of the periods presented (in thousands):

	Three Months Ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
(In thousands)	(In thousands)		(In thousands)
Bookings	$788	$1,088	$2,541	$2,688
Non-Recurring Bookings	-	(500)	-	(500)
Adjusted Bookings*	$788	$588	$2,541	$2,188

*	As adjusted to remove the effect of Non-Recurring Bookings recorded pursuant to one-time upfront payments that we received in connection with the Solitaire Dash License Agreement.

Adjusted EBITDA Results

Our adjusted EBITDA increased $13 thousand to ($13) thousand for the three months ended September 30, 2019 from ($26) thousand for the three months ended September 30, 2018. The increase in adjusted EBITDA is due to decreases in net loss, income taxes, depreciation and amortization of other assets, and stock-based compensation expense, and increases in interest income and amortization of capitalized software development during the comparative periods.

Our adjusted EBITDA increased $70 thousand to $213 thousand for the nine months ended September 30, 2019 from $143 thousand for the nine months ended September 30, 2018. The increase in adjusted EBITDA is due to decreases in net loss, interest expense, income taxes, depreciation and amortization of other assets, amortization of debt discount and stock-based compensation expense and an increase in amortization of capitalized software development during the comparative periods.

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Reconciliation of Net Loss to Adjusted EBITDA: (in thousands)

Net loss	$(571)	$(608)	$(1,496)	$(2,081)

Interest (income) expense, net	-	(1)	(2)	134
Income taxes	-	1	-	5
Amortization of capitalized software development	153	166	494	437
Depreciation and amortization of other assets	1	2	4	7
Amortization of debt discount	-	-	-	188
Stock-based compensation expense	404	414	1,213	1,453
Adjusted EBITDA	$(13)	$(26)	$213	$143

Comparison of the Years Ended December 31, 2018 and 2017

Bookings Results

Bookings decreased $158 thousand, or 5%, to $3,341 thousand for the year ended December 31, 2018 from $3,499 thousand for the year ended December 31, 2017. The decrease in Bookings is attributable primarily to a decrease in advertising-related bookings, driven primarily by DAU declines from within our Rapid-Launch Game portfolios, which was partially offset by an increase in consumer app store transactions, driven from within both our Category Leading Games and our Rapid-Launch Games and an increase in other revenue from our Category Leading Apps associated with the Solitaire Dash License Agreement that we entered into during the third quarter of 2018.

	Year ended December 31,
	2018	2017
	(In thousands)
Bookings by Game Type
(In thousands)
Category Leading Apps	$1,700	$1,280
Rapid-Launch Games	1,641	2,219
Total	$3,341	$3,499

	Year ended December 31,
	2018	2017
	(In thousands)
Adjusted Bookings:
(In thousands)
Category Leading Apps, as adjusted	$1,200	$1,280
Rapid-Launch Games	1,641	2,219
Total Adjusted Bookings	$2,841	$3,499

Our Category Leading Apps Bookings increased $420 thousand, or 33%, to $1,700 thousand for the year ended December 31, 2018, from $1,280 thousand for the year ended December 31, 2017. The increase was primarily due to the bookings associated with the Solitaire Dash License Agreement that we entered into during third quarter of 2018. When adjusting for bookings recorded in the previous period pursuant to one-time upfront payments that we received in connection with the Solitaire Dash License Agreement, our Category Leading Apps Bookings decreased $80 thousand, or 6%, to $1,200 thousand during the comparative periods.

Our Rapid-Launch Games’ Bookings decreased $578 thousand, or 26%, to $1,641 thousand for the year ended December 31, 2018, from $2,219 thousand for the year ended December 31, 2017. The decrease in bookings is attributable primarily to a decrease in advertising-related bookings, stemming from a decrease in DAUs across our Rapid-Launch Games portfolio, which was partially offset by an increase in consumer app store transactions during the comparative periods.

The following table presents a reconciliation of Bookings to Revenue for each of the periods presented (in thousands):

	Year ended December 31,
	2018	2017
(In thousands)	(In thousands)
Bookings	$3,341	$3,490
Change in deferred revenue	(469)	(349)
Revenue	$2,872	$3,141

Adjusted EBITDA Results

Our adjusted EBITDA decreased $117 thousand to $132 thousand for the year ended December 31, 2018 from $249 thousand for the year ended December 31, 2017. The decrease in adjusted EBITDA is primarily due to decreases in interest expense, amortization of capitalized software development, amortization of debt discount and loss on extinguishment, which together were partially offset by a decrease in net loss, and increases in impairment of capitalized software and stock-based compensation expense during the comparative periods.

	Year ended
	December 31, 2018	December 31, 2017
Reconciliation of Net Income (Loss) to Adjusted EBITDA: (In thousands)

Net Income (loss)	$(2,996)	$(3,690)
Interest expense, net	132	533
Income taxes	-	-
Amortization of capitalized software development	614	710
Depreciation and amortization of other assets	10	22
Impairment of capitalized software	320	256
Amortization of debt discount	188	1,404
Loss on Extinguishment	-	830
Stock-based compensation expense	1,857	174
Adjusted EBITDA	$125	$239

Limitations of Bookings and adjusted Bookings

●	Bookings do not reflect that we defer and recognize certain mobile game revenue over the estimated life of durable virtual goods;

●	Adjusted Bookings do not reflect the impact of non-recurring bookings recorded pursuant to one-time upfront payments we received in connection with the Solitaire Dash License Agreement; and

●	other companies, including companies in our industry, may calculate bookings differently or not at all, which reduces their usefulness as a comparative measure.

Because of these limitations, you should consider bookings along with other financial performance measures, including revenue, net income (loss) and our other financial results presented in accordance with GAAP.

Limitations of Adjusted EBITDA

●

Adjusted EBITDA does not include the impact of stock-based compensation expense, impairment of intangible assets previously acquired, acquisition-related transaction expenses, contingent consideration fair value adjustments and restructuring expense;

●	Adjusted EBITDA does not reflect income tax expense;

●	Adjusted EBITDA does not include other income or expense, which includes interest income or expense;

●	Adjusted EBITDA excludes depreciation and amortization of intangible assets and impairment of capitalized software;

●	Although depreciation and amortization and impairment of capitalized software are non-cash charges, the assets being depreciated and amortized or impaired may have to be replaced in the future; and

●	Other companies, including companies in our industry, may calculate adjusted EBITDA differently or not at all, which will reduce their usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA along with other financial performance measures, including revenue, net income (loss), diluted net income (loss) per share, cash flow from operations, GAAP operating expense, GAAP operating margin and our other financial results presented in accordance with GAAP.

 BUSINESS

Overview

We develop and publish apps for mobile platforms that we believe can be leaders within their respective categories, with a focus on social-casino games. We refer to these titles as “Category Leading Apps.” Our library includes over 300 titles that, collectively, have achieved over 500 million mobile downloads, including notable properties such as Video Poker Classic and Solitaire Derby. We generate revenues through the sale of branded advertisements and via consumer transactions, including in-app purchases and subscriptions. We are headquartered in New York, with product development and marketing teams located in North America, Europe and Asia. Consumers can find high-quality mobile applications from us wherever they see the “T” character logo.

Mobile Apps and Games Market

The proliferation of easy-to-use touch-based smartphones and tablets has created a market with unique characteristics and explosive growth for mobile apps and games in particular. Portability enables playing wherever and whenever the user has spare time, and many games are specifically tailored to provide short play sessions for such occasions. Compared to PC and console games, the mobile games market has lower barriers to entry. Whereas many successful PC and console games have budgets for production and marketing in the tens of millions and often take years to develop, mobile games can be created for significantly less upfront capital and in a matter of months. We believe that digital gaming is a large and strategically important component of the overall entertainment market. Total consumer spending on digital gaming worldwide was expected to have reached approximately $152 billion in 2019, which was more than double the approximately $61.1 billion that consumers spent at the movies and on music in 2018, according to data from Newzoo, the MPAA, and the IFPI.

According to Business of Apps, as of the first quarter of 2019, there were approximately 2.1 million Google Play apps and 1.8 million apps in Apple’s App Store, of which approximately 15% were mobile game apps. Despite games comprising a small minority of the total apps available on these platforms, games represented 76% of the revenue generated from the global apps market in 2018 according to NewZoo. According to an App Annie report, worldwide consumer spending in app stores is forecasted to reach up to $156.5 billion by 2022, representing a 5-year compound annual growth rate of 13.9%, with games comprising 72.5% of this amount, or up to $113.5 billion.

According to MediaKix, as of 2018, there were 2.2 billion mobile gamers in the world, of which 203 million were based in the United States and 459 million were based in China. According to NewZoo, the global mobile and tablet gaming market was expected to have grown at a rate of 10.2% to approximately $68.5 billion in 2019. According to a January 2019 report by App Annie, in 2018, mobile gaming consumer spending exceeded the combined game spending total on home consoles, home computers, and handheld consoles by 20%.

Total consumer spending in the social-casino category on mobile and Facebook platforms is expected to have grown 10% in 2019 to reach $5.7 billion, up from approximately $5.2 billion in 2018, according to Statista, representing what we believe to be a significant total addressable market for our business given our focus on this category.

Revenue Model

We rely primarily on an F2P or freemium revenue model, which means that our games are free to download and play. Unlike traditional console-based video games, which are sold for a fixed retail price, the revenues from F2P mobile games are generated through a combination of in-app purchases (wherein the user purchases additional premium content, functionality or in-game currency with which they can improve or extend their game experience), and advertisements displayed within the game. As part of the process of developing and marketing a new game, we may enter into revenue share agreements with developers or publishers whereby we agree to share a portion of the revenue generated by a game in exchange for services related to the development or publication of the game.

In order for the F2P revenue model to be successful, it requires that a game have a large base of non-paying users and an adequately sized subset of recurring paying users. As a result, the tracking and optimization of measures such as DAUs, ABPU, player retention rates (e.g., Day 1, Day 7 and Day 30 retention), player conversion rates, average revenue per paying user, and player LTVs are essential to the successful management of mobile games. Ongoing investments in marketing, product development, and live ops are therefore important to acquire, accumulate and maintain an audience of loyal, paying users.

Industry Value Chain

The components in the mobile gaming value chain from game development to player consist of four distinct segments or functions: developers, publishers, distributors and the owners of the intellectual property. These functions are in some cases split up between different companies and in some cases are performed by the same company.

Developers

Game developers are the creators of games, and it is often developers who come up with the game concept, develop the history and characters behind the game, and technically write the code and develop the game. There are game development teams ranging from a few people to several hundred people. There are both internal game development teams, where a publisher employs game developers, as well as external game development teams that are independent from the publisher. It has also become increasingly common to outsource a growing number of content-creation functions to external studios. There are outsourcing studios that specialize in specific parts of the creative process (e.g., producing the artwork in a game). It is also quite common that the game development companies are responsible for the core production and creative process, while some of the more specific or technical aspects of game development are outsourced to other companies.

Publishers

The publisher’s role is to commercialize the game and take overall responsibility for the product by partially or wholly funding its development, monitoring the development process, testing, adapting and controlling the quality and content of the game. Once the product is finalized, the publisher distributes and markets the game to distributors. Publishers can own the whole or only parts of the development project, or alternatively, only act as publisher to a third party that owns the intellectual property rights.

App Stores

Mobile games are primarily distributed via large application stores such as Google Play, Amazon and Apple’s App Store. According to App Annie, global app store downloads reached 194 billion in 2018 and have been estimated to grow to 258 billion by 2022. Developers either publish their apps on application stores directly or indirectly through a publisher. The major distribution platforms offer a 70% share in revenue to developers for distributing their applications through their application stores.

Intellectual Property Owners

The intellectual property owner is another important player in the gaming market’s value chain. Game development studios, publishers that own portfolios of brands, and owners of copyrights to movies or books on which games are based are all examples of intellectual property owners.

 Products

We currently publish two types of mobile apps and games: Category Leading Apps and Rapid-Launch Games.

Beginning in 2017, we shifted our focus from our legacy Rapid-Launch Games business to our Category Leading Apps business, and while we continue to publish both types of games based on our substantial library, our new development and publishing activities are exclusively focused on Category Leading Apps.

Category Leading Apps

We believe our Category Leading Apps are visually beautiful, functionally in-depth products, with high production values and significant revenue potential. They are developed and published selectively based on both original and licensed intellectual property. These titles require considerable development investment and, in the opinion of management, have the potential to become evergreen mobile franchises that can become market leaders within their respective categories. These apps are monetized primarily through consumer app store transactions and, to a lesser extent, through brand advertising. These apps are published primarily under the Tapinator brand.

We have historically succeeded in getting our Category Leading Apps featured at launch by the major app stores, including within Apple’s “New Games We Love” category. Beyond initial product launch, we acquire customers for these products via paid acquisition channels for applications in which we achieve player LTVs that, on average, exceed the CPI.

The following is a summary of our Category Leading Apps in which we are currently actively investing. Beyond the list below, we are actively engaged in new product development, but typically do not announce such initiatives until a specific product launch date has been set:

Video Poker Classic: Released in April 2016, Video Poker Classic is, according to App Annie, the highest grossing video poker game in the United States on iOS and Google Play as of January 2, 2020. On iOS, the title maintains over 38,000 reviews with an average score of 4.7 out of 5.0, a conversion rate of free-to-paid users of approximately 5.2%, and a Day-30 player retention rate of approximately 10.0%. Overall, the game has demonstrated ABPU of $0.24. We believe that one of the reasons behind the title’s success is its consistency with a real-world casino experience. In addition, we believe that Video Poker Classic currently has one of the most extensive offerings of any video poker title on mobile with regard to game types and functionality, including a skills trainer and both a single and multi-hand mode. Planned future updates are expected to further enhance the application’s prominent position in the video poker category.

Solitaire Dash / Solitaire Derby: Released in December 2016, Solitaire Dash, and its successor game Solitaire Derby released in December 2019, rely on an established form of gameplay, solitaire tripeaks, around which we have wrapped a horse racing theme and metagame, or game within a game. On iOS, the title maintains over 11,000 reviews with an average score of 4.7 out of 5.0, a conversion rate of free-to-paid users of approximately 4.7%, and a Day-30 player retention rate of approximately 11.0%. Overall, the game has demonstrated ABPU of $0.34. Solitaire Dash received a major update in June 2018 and, since then, we have produced significant updates to the game on a regular basis. Our updates have resulted in over 450 levels (new levels are launched each month), new power-ups that contribute to the monetization and engagement of the game, daily login rewards to help maximize user retention, and significant balancing/optimization to the game’s content. In short, we believe that Solitaire Dash, and its successor game Solitaire Derby, is a best-in-class solitaire product based on its fundamental metrics. Solitaire Dash was previously subject to an exclusive licensing agreement with an affiliate of Cheetah Mobile, Inc. (“Cheetah Mobile”), pursuant to which we granted the rights to localize, publish, distribute and operate Solitaire Dash to Cheetah Mobile's affiliate (the “Solitaire Dash License Agreement”).

Solitaire is a category on mobile that has in the past supported multiple games with eight figure annualized bookings. Given the quality and metrics of Solitaire Dash and its successor Solitaire Derby, we expect Solitaire Derby to be a property that could successfully capture a portion of the market share within the evergreen solitaire category. We plan on continuing to invest in the development of Solitaire Derby and look forward to the results of our efforts.

Crypto Trillionaire: Released in January 2019, Crypto Trillionaire is what we believe to be a best-in-class idle tapper game, or a game with gameplay largely consisting of performing simple “clicking” or “tapping” actions, with a fun cryptocurrency theme (there is no use of actual cryptocurrency in the game). The title was featured by Apple as a “New Game We Love” upon launch and has generated more than 450,000 player downloads to date. It has reached the top 100 grossing charts for strategy games in the United States and is a top ten search result for the term “crypto” in Apple’s App Store. Furthermore, it maintains an excellent review score of 4.8 out of 5.0 based on over 6,500 player reviews. Since its initial launch, we have released significant updates to the game with new functionality including vehicle upgrades, unlockable skins, and new/premium characters. Future updates are planned for Crypto Trillionaire that we believe will continue to improve the game’s core metrics, including long-term user retention.

My Horoscope: Released in April 2019, My Horoscope is our astrology application that monetizes users through subscriptions and focuses on user horoscopes, compatibility, birth charts, and numerology. We believe that subscription monetization on mobile represents a major opportunity to add recurring revenue to our business model.

According to IBIS World, supernatural and psychic services were a $2.0 billion market in 2018. Approximately 34% of women in the United States read their daily horoscope at least once per month and 41% share their horoscope with friends, but the industry has yet to enter the digital age, relying on eighty-seven thousand small business entrepreneurs who consult in person with limited marketing and digital offerings. The My Horoscope application features a clean, minimalistic design that we believe is appealing to both a younger and middle-aged demographic alike. We believe this application has the opportunity to become a best-in-class horoscope product and a category leader on mobile, within an area that could potentially achieve top 150 grossing potential based on the grossing performance of the current category leader.

Castle Builder: Currently in soft-launch in select international markets, Castle Builder is our new social-casino title that we plan on launching globally following the completion of this offering. Castle Builder is expected to be the first game on mobile that combines slots, role-playing, and city-building. The game features a slot mechanic, with innovative metagame systems that have been adapted from similar systems used in real money gaming. Each level in the game is interactive in that the player spins the slot to collect building materials and uses those materials to construct castles and unlock kingdoms. The slot machines themselves are, we believe, best-in-class, with features for free spins, wild symbols, and expanding wilds. The metagame and progression systems (unlocking content, login rewards, bonuses, VIP club, and other features) are extensive and, we believe, will result in significant long-term user retention and average revenue per daily active user.

The title is derived from a real-money online slot machine of the same name and has been developed in partnership with Rabcat. The real-money version of the product is currently a top performing slot game for Rabcat across more than 200 online casinos in a number of European countries. Based on the previous success of the similar indie title Coin Master, which, according to Think Gaming, has achieved $65 million in annual revenue, we are confident that the slots area is ripe for gameplay innovation.

Rapid-Launch Games

Our Rapid-Launch Games are legacy titles that were developed and published in significant quantity beginning in 2013. These are highly casual products that were built economically and rapidly based on a series of internally developed game engines. These games are monetized primarily through the sale of branded advertisements and via paid downloads. Since our formation, we have compiled a large library of over 300 such games and, while we are not currently developing new Rapid-Launch Games, we believe our existing portfolio will continue to produce a long-tail of revenues over the next several years. However, revenues from our Rapid-Launch Games have been declining over the past two years and we expect them to continue to decline during this revenue tail period over the next several years. Our Rapid-Launch Games are published primarily under our Tap2Play brand.

Strategy

In early 2017, we began a major strategic shift to focus more of our investment and management resources into our Category Leading Apps business and, more specifically, into the social-casino genre. We believe the potential size, quality and sustainability of revenues and earnings from this business is significantly greater than that of our legacy Rapid-Launch Games business. We completed this shift during the fourth quarter of 2018 and we are now focused on developing and operating these Category Leading Apps, primarily within the social-casino genre. In 2019, the revenue for the social-casino market is expected to have reached $5.7 billion, according to Statista, representing a 9.6% year-over-year growth rate from 2018. The larger competitors in this market include Playtika (acquired by Giant Interactive for $4.4 billion in 2016), Zynga, SciPlay, Huuuge Games, and Murka (acquired by Blackstone in 2019). We believe that these companies have achieved success by (i) focusing on the most well established social-casino game types (e.g., slots, bingo and multiplayer poker) and (ii) focusing on improving production values, running live ops, and adding content to their games rather than gameplay innovation. We believe this creates market opportunity for several winning strategies. First, with games such as Video Poker Classic, we have focused on niche casino game types that are not dominated by large competitors but that nonetheless have significant player followings. We believe similar niche opportunities continue to exist. Second, with the upcoming launch of Castle Builder, our new slots title, we believe that applying gameplay innovation to slots, an area that otherwise offers sparse differentiation between games, can result in a highly sustainable and successful product.

Our goal for our Category Leading Apps business is to develop a small number of core franchise titles, primarily within the social-casino genre, that can achieve lifespans of at least five to ten years, and where we can grow these titles into sustainable market leaders within their respective product categories. In order to accomplish this, we are working to achieve customer LTVs that exceed customer acquisition cost, at scale. To date, we have been able to achieve this, at certain customer volumes, for two products: Video Poker Classic and Solitaire Dash. We seek to build a valuable portfolio of these core franchise titles which can represent repeatable, stackable and long-term revenue streams for us.

Growth Opportunities

We believe that we have several promising growth opportunities:

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Existing Games: We are continuously investing in and growing our current games by enhancing their functionality and delivering fresh content, improving our monetization and marketing engines to improve player engagement, increase conversion of free players to paying players and drive per-player monetization. As we continue to develop our games, we believe we will be able to further monetize our existing user base and attract new players. With access to additional marketing capital, we believe there is significant opportunity to scale our existing games as we increase market penetration for these titles.

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New Games: We intend to continue to capitalize on our ability to build successful social-casino games and evergreen apps by introducing new titles that appeal to specific audiences and offer highly differentiated, best-in-class experiences.

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Live Operations: We use live ops to create and execute events and promotions that are designed to maximize retention, revenue and player happiness. We view live ops as having four key components: content delivery, offers/promotions, events and product improvements. Content delivery allows us to provide new content (for example, new levels) to our players. Offers/promotions allow us to tailor both free and paid virtual currency and other offers to each player, depending on that player's past history with the game. Events allows us to provide content in the game that is available for a limited time such as a theme that is unlocked for a specific holiday. Product improvements is a continuous process where we analyze each game's metrics to invest in existing functionality and new feature development.

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Strategic Acquisitions: We expect to pursue select strategic acquisitions to augment our organic top line growth and continue to build out our app portfolio. We plan to seek small, entrepreneurial teams that are focused on a single evergreen product. We expect that we will specifically target products that operate at sub-scale or that otherwise have not been optimized to achieve their full monetization potential.

Current Outlook

Our conviction regarding our social-casino focused Category Leading Apps business has strengthened during 2019. We delivered year-over-year bookings growth of 30% within this business during the first nine months of 2019. When adjusting for bookings recorded in the previous period in connection with one-time upfront payments that we received pursuant to the Solitaire Dash License Agreement, we delivered year-over-year bookings growth in excess of 100% within this business during the first nine months of 2019. Based on the strength of this performance and the growth opportunities discussed above, we believe we are well positioned to continue to deliver solid bookings growth in the years ahead. We expect this growth to be driven by our seasoned franchises such as Video Poker Classic and Solitaire Derby (the successor game to Solitaire Dash) combined with recently launched titles such as Crypto Trillionaire and My Horoscope, and from our new game pipeline. We are particularly excited about the recent launch of the latest update to Video Poker Classic in November 2019. This significant update features new progressive jackpot functionality along with expanded live ops capabilities. We believe that both features will have a positive long-term impact on retention and monetization, as we continue to invest in and scale Video Poker Classic into 2020.

In terms of upcoming game launches, Castle Builder, our new social-casino title, is currently in soft-launch in select international markets and features a slot mechanic, with innovative metagame systems that have been adapted from similar systems used in real money gaming. The title is made possible through our recent licensing deal with a major European real-money slots developer. The real-money version of the product is currently a top performing slot game across over 200 online casinos in a number of European countries. While we previously planned to launch this title globally during the fourth quarter of 2019, we have decided to delay launch until the first quarter of 2020 and instead we focused our development and marketing resources in the last quarter of 2019 on our already live applications.

Looking forward to 2020, we are actively seeking to add to our portfolio of social-casino titles through both organic product development and via selective publishing or acquisition opportunities. We are currently developing one such title that is expected to be released during the first quarter of 2020.

Competition

The mobile gaming industry is characterized by significant competition, rapid growth, and constant evolution, and the possibility for innovative companies to succeed within it is significant. The mobile gaming industry is, in all respects, global and we have competitors around the world. More than 30 public companies around the world have significant portions of their business in mobile gaming content creation including:

●	United States – Activision Blizzard, Inc., Zynga, Glu Mobile Inc., Take-Two Interactive Software, Inc., Electronic Arts Inc., and SciPlay;

●	Japan – Nexon Co., Sega Corporation, Sony Corp., Nintendo Co. Ltd. and Gung-Ho Online Entertainment;

●	Korea – Gamevil Inc., Kakao Corp., NetMarble Corp. and Com2Us;

●	Australia – Aristocrat Leisure Limited;

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China – Tencent Holdings Limited, NetEase, Inc., Boyaa Interactive, Forgame Holdings Limited, GameOne Holdings Limited, OurPalm Co. Ltd., IGG Inc., ZQ Games, Cheetah Mobile and DoubleU Games Co. Ltd.; and

●	Europe – Rovio Entertainment Oyj, G5 Entertainment, Gameloft SE, Ubisoft Entertainment SA, Modern Times Group MTG, and Next Games.

Major privately held mobile gaming companies also include companies such as Epic Games, Inc., Riot Games, Inc., Niantic, Inc., Jam City, GSN, Playtika and Scopely, Inc. Despite this seemingly large number of significant players in the market, there are also a large number of smaller developers with one or two games and the market remains very fragmented. We believe that, while it is still early for the mobile gaming industry, the market has begun to show signs of maturing and we believe that significant consolidation is likely to occur over the next five years. We face significant competition in all aspects of our business. We compete with other mobile developers for the leisure time, attention and discretionary spending of our players on the basis of a number of factors, including quality of player experience, brand awareness and reputation and access to distribution channels.

We compete more broadly for the leisure time and attention of our players with providers of other forms of Internet and mobile entertainment, including social networking, online casual entertainment and music. To the extent existing or potential players choose to read, watch or listen to online content or streaming video or radio, play interactive video games at home or on their computer or mobile devices rather than play social games, these other content services pose a competitive threat.

Suppliers

Our game studios are organized by game or genre and consist primarily of independent contractors. Our development studios are currently located in Hanover, Germany and Seattle, United States.

Marketing

Historically, we acquired most of our players through unpaid channels. We were able to build a large community of players through cross promotion, editorial featuring, the viral and sharing features provided by social networks, and app store optimization strategies.  We are committed to connecting with our players and we leverage various forms of social media, including Facebook, Twitter and YouTube to communicate with them.

We also engage in traditional advertising activities, primarily mobile advertising spending on Facebook, Google and various video advertising networks. Customer acquisition through paid marketing channels is a core component of our Category Leading Apps strategy. Therefore, in late 2018, we began increasing our investment in paid user acquisition (UA), in terms of media spending, infrastructure and human resources to support this kind of advertising. We expect to continue to invest in this area during the foreseeable future as we ramp up our UA efforts to support our Category Leading Apps. As we continue to invest more heavily in live ops, we also expect to increase our one-to-one marketing activities to existing customers via custom push notifications and email.

Intellectual Property

We own trademarks for certain brands, namely our own name, “Tapinator,” and specific mobile games “Combo Quest,” "Video Poker VIP" and "Balance of the Shaolin." These trademarks are formally registered with the United States Patent & Trademark Office (USPTO). The remainder of our brands qualify as unregistered trademarks as these marks are used in commerce within our games in mobile app stores.

Government Regulation

We are subject to various federal, state and international laws and regulations geared toward companies that do any of the following: conduct business via the Internet and mobile platforms; accept virtual currencies; obtain and store information through blockchain technology, the Internet, and mobile applications; and engage in behavioral tracking, content publishing, advertising and marketing activities (including sweepstakes, contests and giveaways). We are also subject to anti-corruption laws and regulations. Additional laws in all of these areas are likely to be passed in the future, which could result in significant limitations on or changes to the ways in which we can collect, use, host, store or transmit the personal information and data of our customers or employees, communicate with our players, and deliver products and services, and may significantly increase our compliance costs. As our business expands to include new uses of or ways to collect data that are subject to privacy or security regulations, our compliance requirements and costs will increase and we may be subject to increased regulatory scrutiny.

We are also subject to federal laws and regulations regarding content, privacy and the protection of user data, including The Communications Decency Act of 1996, as amended (“The Communications Decency Act”), COPPA, the Digital Millennium Copyright Act, the Electronic Communications Privacy Act of 1986, as amended, and the USA PATRIOT Act of 2001, among others. The Digital Millennium Copyright Act limits our liability as an online service provider for linking to or hosting third-party content that infringes copyrights. The Communications Decency Act provides statutory protections to online service providers like us who distribute third-party content. COPPA restricts the ability of online service providers to collect personal information from children under 13. Congress, the FTC, and many states have promulgated laws and regulations regarding email advertising, including the Controlling the Assault of Non-Solicited Pornography And Marketing (“CAN-SPAM”) Act of 2003. Any changes in these laws or judicial interpretations narrowing the protections of these laws may subject us to increased risk, increased costs of compliance, and limits on the operation of certain parts of our business.

Growing public concern about privacy and the use of personal information may subject us to increased regulatory scrutiny. The FTC has, over the last few years, begun investigating companies that have used personally identifiable information in a deceptive or unfair manner or in violation of a posted privacy policy. If we are accused of violating the terms of our privacy policy or implementing unfair privacy practices, we may be forced to expend significant financial and managerial resources to defend against an FTC action. On May 25, 2018, the European Union implemented the GDPR, a new privacy regulation that imposes new regulatory scrutiny on our business with customers in the European Economic Area, with possible financial consequences for noncompliance. If we are accused of violating the data protection and privacy rights of European Union citizens, we may be forced to expend significant financial and managerial resources to defend against a GDPR enforcement action by a European Union data protection authority or a European Union citizen. On January 1, 2020, the CCPA became effective. Similar to the GDPR, the CCPA is expected to impose new regulatory scrutiny on our processing of the personal data of our customers in California, with possible financial consequences for noncompliance. If we are accused of violating the CCPA, we may be forced to expend significant financial and managerial resources to defend against an enforcement action by the California Attorney General or, in the event of a data breach, a lawsuit by customers located in California.

Our game database may hold the personal information of our users residing in the United States and other countries, and we could be sued by those users if any of the information is misappropriated. Any failure by us to adequately protect our users’ privacy and data could also result in loss of user confidence in our products and services and ultimately in a loss of users, which could adversely affect our business. There are a number of legislative proposals pending before the U.S. Congress and various state legislative bodies concerning data protection that could, if adopted, have an adverse effect on our business. We are unable to determine if and when such legislation may be adopted. Many jurisdictions, including all 50 U.S. states and the European Union, have adopted breach notification and other data protection notification laws that may require us to inform citizens of an unauthorized disclosure of personally identifiable information. The introduction of new privacy and data breach laws and the interpretation of existing privacy and data breach laws in the United States, Europe and other foreign jurisdictions is constantly evolving. There is a risk that new laws may be introduced or existing laws may be expanded or applied in a way that would conflict with our current data protection practices or prevent the transfer of data between countries in which we operate.

Some of our games and features are based upon traditional casino games, such as slots and poker. We have structured and operate these games and features with gambling laws in mind and believe that these games and features do not constitute gambling. Our games are offered for entertainment purposes only and do not offer an opportunity to win real money.

Seasonality

During the last several years, we have experienced increases in mobile game revenues in the fourth quarter and first quarter of the fiscal year corresponding to increases in smartphone and tablet purchases during the holiday shopping season. The video game industry in general has historically experienced significant sales increases during the fourth quarter. Approximately 37% of our revenue was derived from the “advertising and other” category during the twelve months ended September 30, 2019. Advertising budgets are generally highest during the fourth quarter and decline significantly in the first quarter of the following year, which affects the revenues we derive from advertisements in our games.

Employees

As of January 2, 2020, we had four full-time employees and three part-time employees. Additionally, we use consultants as needed to perform various specialized services. We rely extensively on third party consultants and vendors for certain development and marketing activities. None of our employees are represented under a collective bargaining agreement.

Legal Proceedings

We may be from time to time subject to or involved in litigation and other proceedings. To our knowledge, there are no pending lawsuits or claims that may, individually or in the aggregate, have a material adverse effect on our business, financial condition or results of operations.

Corporate Information

We were originally incorporated on December 9, 2013 in the state of Delaware. On December 12, 2013, we merged with Tapinator, Inc., a Nevada Corporation. We were the surviving corporation of this merger. On June 16, 2014, we executed a securities exchange agreement with the members of Tapinator LLC, a New York limited liability company, whereby we issued shares of our common stock to the members of Tapinator LLC in exchange for 100% of the outstanding membership interests of Tapinator LLC. The transaction resulted in a business combination and a change of control within its business purpose. For accounting and financial reporting purposes, Tapinator LLC was considered the acquirer and the transaction was treated as a reverse merger. We have been focused exclusively on mobile games and applications since our inception.

Our principal executive offices are located at 110 West 40th Street, Suite 1902, New York, NY 10018, telephone number (914) 930-6232. Our website address is www.tapinator.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

MANAGEMENT

Executive Officers and Directors

The following table and biographies that follow sets forth the name, age, position and description of the business experience of individuals who serve as our executive officers and directors as of the date of this prospectus and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they should serve as directors.

Name	Age	Position
Executive Officers
Ilya Nikolayev	35	Chief Executive Officer, Chairman, Director
Andrew Merkatz	51	President, Chief Financial Officer, Director
Brian Chan	41	Vice President of Finance and Accounting, Secretary

Non-Employee Directors
Teymour Farman-Famaian	53	Director
Spencer Feldman	59	Director
Desmond Glass	50	Director

Directors are elected by our stockholders and hold office until their successors are elected and qualified or until their earlier resignation or removal. Officers are appointed by our board of directors and serve at the discretion of the board of directors.

Biographies of Executive Officers

Ilya Nikolayev. Mr. Nikolayev has served as a director and as our executive chairman and chief executive officer since June 16, 2014. Mr. Nikolayev is an accomplished technology executive who previously served as the chief executive officer and co-founder of iFamily Inc. (“Familybuilder”). In 2007, Mr. Nikolayev created one of the first successful Facebook applications, Family Tree, and grew the property to over 6 million monthly active unique users and 45 million total users. Mr. Nikolayev raised venture capital funding, grew the business to profitability, and successfully sold Familybuilder to Intelius Inc. in 2011, generating a significant return for all of its investors. In 2013, Mr. Nikolayev co-founded InAppFuel, Inc. (“InAppFuel”), a developer of patented mini-game software for mobile game developers that we acquired in 2014. Prior to Familybuilder, Mr. Nikolayev worked in banking for JP Morgan Chase & Co. Mr. Nikolayev speaks two languages and graduated cum laude from New York University.

Andrew Merkatz. Mr. Merkatz has served as a director and as our president and chief financial officer since June 1, 2015. Andrew Merkatz is a finance executive with 20 years of experience as an operator and investor in media and technology growth companies. From 2008 to 2015, Mr. Merkatz was a managing director of investments at Vision Capital LLC where he managed investments in emerging growth technology companies. Mr. Merkatz began his career at private equity firm, Interlaken Capital, Inc. He later served as chief operating officer for Site-Specific Inc., one of the first internet advertising agencies (sold to CKS Group Inc.), vice president of corporate development at FLOORgraphics Inc., a pioneering in-store media company (later sold to News Corp.), and president of Predict It, Inc., a developer of peer-to-peer sports and stock market prediction applications. In 2007, Mr. Merkatz co-founded Familybuilder, a leading Facebook app developer, which profitably scaled to more than 45 million users prior to its sale to Intelius Inc. in 2011. In 2013, Mr. Merkatz co-founded InAppFuel. Mr. Merkatz holds a B.A. in Economics, with distinction, from the University of Pennsylvania, and an M.B.A. from Harvard Business School.

Brian Chan. Mr. Chan has served as our vice president of finance and accounting since February 16, 2016. Mr. Chan has more than a decade of diversified experience in finance and accounting management and information technology systems, from start-up companies to the Fortune 100. Prior to joining us, Brian was the head of finance and operations of a start-up company, ONA Designs International, LLC, a purveyor of high-end leather bags and accessories, where he served since 2013. At ONA Designs International, LLC, he was fully responsible for all matters related to accounting, financial planning and reporting, operations, IT and human resources. Under his leadership, the company tripled its revenue in less than three years, and was ultimately acquired by a New York private investment firm. Brian also served as a core member of the early finance team of Energy Brands Inc. (d/b/a Glaceau), the maker of VitaminWater and SmartWater, from 2004 to 2009. He was responsible for financial planning and analysis, sales reporting and marketing spend control for the company. The company developed into a $1 billion brand and was ultimately acquired by The Coca-Cola Company for $4.1 billion in 2007. In addition to his work with us, since 2018, Mr. Chan has also been the head of finance of VidMob, Inc., a leading venture-backed video creation platform, where he is responsible for all financial controls and accounting tasks of the company, including departmental budgeting, sales forecasting, financial audits, and business performance communications to all relevant stakeholders. Mr. Chan speaks three languages and holds an M.B.A from Pace University and B.A. from Baruch College.

Biographies of Non-Employee Directors

Teymour Farman-Farmaian. Mr. Farman-Farmaian has served as a director since December 14, 2015. Mr. Farman-Farmaian is currently a member of the board of directors and senior vice president and head of USA at XAPO, Inc. a fintech application company affiliated with Xapo, one of the world’s largest Bitcoin custodians prior to the sale of its custody business to Coinbase in August 2019. Previously he was the chief marketing officer at Spotify, the world’s leading music streaming service, from 2011 to 2012. Mr. Farman-Farmaian was responsible for subscription revenues and led a team of over 100 employees. He helped triple revenue growth to hit a $500 million run rate and achieve 7.5 million DAU. Before Spotify, Mr. Farman-Farmaian spent close to two years with Zynga as general manager of partnerships between 2009 and 2011 and also served as a member of the board of directors of one of Zynga’s European subsidiaries. There, he was responsible for Zynga’s multi-billion dollar partnership with Facebook, as well as relationships with Yahoo Inc. and Google. Mr. Farman-Farmaian joined Zynga after six years at Google, where he held various roles between 2003 and 2009, including director of european sales operations. Mr. Farman-Farmaian speaks six languages and has a BA from Duke University and an MBA from Harvard University.

Spencer Feldman. Mr. Feldman has served as a director since November 5, 2019. Mr. Feldman is a partner in the New York City law firm of Olshan Frome Wolosky LLP, where he has been a member of its corporate and securities group since September 2013. He was previously a principal shareholder in the law firm Greenberg Traurig LLP, practicing in its corporate and securities department, which he joined in 1993. Mr. Feldman has more than 30 years of experience practicing corporate and securities law and concentrates his practice in the areas of initial public offerings, follow-on offerings, shelf takedowns, confidentially marketed offerings, registered directs, PIPEs and other private financings, and mergers & acquisitions with public companies, with an emphasis on representing computer, Internet, media and other technology-driven companies. Mr. Feldman received his B.A. in Economics from Brandeis University and his J.D. from State University of New York at Buffalo Law School.

Desmond Glass. Mr. Glass has served as a director since November 22, 2019. Since November 2017, Mr. Glass has served as group chief financial officer and company secretary at RWS Holdings PLC, an AIM-listed multinational language and professional services provider, where he is responsible for shaping and executing upon the financial and operational strategy of the business. From April 2008 until October 2017, Mr. Glass served as the chief financial officer of GAN PLC, a provider of enterprise online gaming software, operational support services and online game content development services to the casino industry. Mr. Glass is a dynamic and hands-on chief financial officer, with proven international leadership experience gained in both public and private venture backed companies, who brings a rare blend of strategic and commercial acumen coupled with a pragmatic and open leadership style. Prior to his time at RWS Holdings PLC and GAN PLC, Mr. Glass held positions at Evexar Limited, Rodale International Limited, ABC Inc., and Deloitte, among others. Mr. Glass received his Bachelor of Commerce from University College Dublin, his ACA from the Institute of Chartered Accountants in Ireland, and his MBA from Imperial College London.

Board Composition

Our board of directors currently consists of five directors, three of which are non-employee directors.

Our restated certificate of incorporation and bylaws provide that directors are to be elected at each annual meeting of stockholders to hold office until the next annual meeting and until their respective successors are elected and qualified or until their earlier resignation or removal. Vacancies on the board of directors resulting from death, resignation, retirement, disqualification or removal may be filled by the affirmative vote of a majority of the remaining directors then in office, whether or not a quorum of the board of directors is present. Newly created directorships resulting from any increase in the number of directors may, unless the board of directors determines otherwise, be filled only by the affirmative vote of the directors then in office, whether or not a quorum of the board of directors is present. Any director elected as a result of a vacancy shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

Family Relationships

There are no family relationships among any of our officers or executive officers.

Director Independence

We have applied to list our shares of common stock and the warrants offered hereby for trading on The Nasdaq Capital Market under the symbols “TAPM” and “TAPMW,” respectively. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors, subject to certain phase-in periods available to companies that do not yet have a class of common stock registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent.

Our board of directors has undertaken a review of the composition of our board of directors, our committees and the independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, the board of directors has determined that each of Mr. Farman-Famaian, Mr. Feldman and Mr. Glass is “independent” as that term is defined under applicable Nasdaq rules.

In making these determinations, the board of directors considered the current and prior relationships that such directors have with us and all other facts and circumstances the board of directors deemed relevant in determining independence, including the beneficial ownership of capital stock by such directors.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below.

Audit Committee

Our audit committee is currently comprised of Mr. Farman-Farmaian, Mr. Feldman and Mr. Glass, each of whom our board has determined is financially literate and qualifies as an independent director under Section 5605(a)(2) and Section 5605(c)(2) of the Nasdaq rules. Mr. Glass is the chairman of our audit committee and Mr. Glass qualifies as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our audit committee has adopted a written audit committee charter, viewable at https://tapinator.com/auditcommittee, that provides that the functions of our audit committee include, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing our policies on risk assessment and risk management;

●	reviewing and approving related party transactions;

●

obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee is currently comprised of Mr. Farman-Farmaian, Mr. Feldman and Mr. Glass. Our board has determined that each of Mr. Farman-Farmaian, Mr. Feldman and Mr. Glass qualifies as an independent director under Section 5605(a)(2) of the Nasdaq rules and a “non-employee director” for purposes of Section 16b-3 under the Exchange Act and does not have a material relationship with us that would affect his ability to be independent from management in connection with the duties of a compensation committee member, as described in Section 5605(d)(2) of the Nasdaq rules. Mr. Farman-Farmaian is the chairman of our compensation committee.

Our compensation committee has adopted a written compensation committee charter, viewable at https://tapinator.com/compensationcommittee, that provides that the functions of our compensation committee include, among other things:

●	reviewing and approving, or recommending to our board of directors for approval, the compensation of our executive officers and any compensatory arrangement with our executive officers;

●	reviewing and recommending to our board of directors for approval the compensation of our directors and any changes to their compensation;

●	reviewing and approving, or recommending to our board of directors for approval, and administering incentive compensation and equity incentive plans; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is currently comprised of Mr. Farman-Farmaian, Mr. Feldman and Mr. Glass. Our board has determined that each of Mr. Farman-Farmaian, Mr. Feldman and Mr. Glass qualifies as an independent director under Section 5605(a)(2) of the Nasdaq rules. Mr. Feldman is the chairman of our nominating and corporate governance committee.

Our nominating and corporate governance committee has adopted a written nominating and corporate governance committee charter, viewable at https://tapinator.com/nominatingandgovernance, that provides that the functions of our nominating and corporate governance committee include, among other things:

●	identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

●	overseeing the evaluation and the performance of our board of directors and of individual directors;

●	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

●	overseeing our corporate governance practices;

●	contributing to succession planning; and

●	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. The full text of our Code of Business Conduct and Ethics is published in the Investors section of our website at www.tapinator.com. We intend to disclose any future amendments to certain provisions of the Code of Business Conduct and Ethics, or waivers of such provisions granted to executive officers and directors, on this website within four business days following the date of any such amendment or waiver.

EXECUTIVE COMPENSATION

Overview

The following discussion provides information about compensation that is paid to or earned by: (i) Ilya Nikolayev, the person who served as our principal executive officer during the fiscal year ended December 31, 2019; and (ii) Andrew Merkatz, our most highly compensated executive officer, other than our principal executive officer, who was serving as an executive officer as of December 31, 2019, and whose compensation for the 2019 fiscal year exceeded $100,000. We refer to these individuals as our “named executive officers” herein.

Our only other executive officer, Brian Chan, vice president of finance and accounting, had total compensation of less than $100,000 in our 2019 fiscal year and therefore does not qualify as a named executive officer for fiscal 2019.

Summary Compensation Table

The following table provides certain summary information concerning compensation, for our last two fiscal years awarded to, earned by or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)		Option Awards (1) ($)		Non-Equity Incentive Plan Compens- ation ($)	Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Compensation ($)		Total ($)
Ilya Nikolayev	2019	$275,000	$9,599	$-	(2)	$284,500	(2)	-	-	$25,000	(2)	$594,099
(CEO, Chairman and Director)	2018	$244,673	$67,335	$2,100,000	(2)	-		-	-	-		$2,412,008

Andrew Merkatz	2019	$275,000	$9,599	$-	(2)	$284,500	(2)	-	-	$25,000	(2)	$594,099
(President, CFO and Director)	2018	$244,673	$67,335	$2,100,000	(2)	-		-	-	-		$2,412,008

(1)

The dollar amounts reported in this column represent the aggregate grant date fair value for financial statement reporting purposes of the stock awards and option awards granted during the respective fiscal year as calculated in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. These amounts reflect our accounting expense for these stock awards and option awards and do not represent the actual economic value that may be realized by each applicable named executive officer. There can be no assurance that these amounts will ever be realized. The valuation assumptions we used in calculating the fair value of these stock awards and option awards are set forth in Note 13 to our audited financial statements included elsewhere in this prospectus. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	In February 2018, we granted each of Mr. Nikolayev and Mr. Merkatz 31,250 restricted stock units each at a price of $67.20. Each of the grants began vesting on the eighteenth month following the date of the grant and would have vested ratably over the following eighteen months for a total vesting period of thirty-six months. However, on September 30, 2019, the outstanding and unvested portion of these restricted stock units was cancelled and the vested portion of the restricted stock units was repurchased by us. As consideration for the repurchase and cancellation, we granted each of Mr. Nikolayev and Mr. Merkatz stock options representing the right to purchase 31,250 shares of common stock at an exercise price of $9.60 per share and made a one-time cash payment to each individual in the amount of $25,000. Each of the stock options vests (i) 50% in three substantially equal installments (with the first two installments rounded down for any fractional shares) on the last day of October, November, and December in 2019 (with the third installment including any fractional shares that were rounded down from the first and second installments) and (ii) the remaining 50% in 12 substantially equal installments (with the first 11 installments rounded down for any fractional shares) on the last day of each month in 2020 (with the 12th installment including any fractional shares that were rounded down from the first 11 installments).

Agreements with Executive Officers and Change-In-Control Arrangements

Ilya Nikolayev

We entered into an employment agreement with Ilya Nikolayev on May 7, 2015. Certain provisions of the employment agreement have been amended, effective as of August 25, 2016, March 31, 2017 and April 1, 2018. The terms set forth below reflect the current terms of the employment agreement, as amended. The term of the employment agreement is until March 31, 2021, which will automatically extend until March 31, 2023 unless either we or Mr. Nikolayev provide written notice of our desire not to extend prior to October 1, 2020. As of January 1, 2019, Mr. Nikolayev is entitled to receive an annual base salary of $275,000 with an automatic annual increase of 10% and will be eligible for annual bonuses based on our financial performance and will also be entitled to equity-based incentives as our board may determine. In the event, Mr. Nikolayev is terminated without cause or resigns for good reason (as such terms are defined in the employment agreement), Mr. Nikolayev will receive his then current salary for a period of 14 months and will also receive the bonus he would otherwise have been entitled during such 14 month period. Mr. Nikolayev is also subject to non-competition and non-solicitation obligations. Specifically, for a period lasting so long as Mr. Nikolayev is entitled to receive any post-termination benefits, he will not be permitted to, directly or indirectly, work for, consult with or establish a business that competes with our business. Also, for a period of 12 months following the termination of Mr. Nikolayev’s employment, he will not be entitled to solicit any of our customers with whom we did business in the preceding year or any of our employees.

Andrew Merkatz

We entered into an employment agreement with Andrew Merkatz on May 7, 2015. Certain provisions of the employment agreement have been amended, effective as of August 25, 2016, March 31, 2017 and April 1, 2018. The terms set forth below reflect the current terms of the employment agreement, as amended. The term of the employment agreement is until March 31, 2021, which will automatically extend until March 31, 2023 unless either we or Mr. Merkatz provide written notice of our desire not to extend prior to October 1, 2020. As of January 1, 2019, Mr. Merkatz is entitled to receive an annual base salary of $275,000 with an automatic annual increase of 10% and will be eligible for annual bonuses based on our financial performance and will also be entitled to equity-based incentives as our board may determine. In the event Mr. Merkatz is terminated without cause or resigns for good reason (as such terms are defined in the employment agreement), Mr. Merkatz will receive his then current salary for a period of 14 months and will also receive the bonus he would otherwise have been entitled during such 14 month period. Mr. Merkatz is also subject to non-competition and non-solicitation obligations. Specifically, for a period lasting so long as Mr. Merkatz is entitled to receive any post-termination benefits, he will not be permitted to, directly or indirectly, work for, consult with or establish a business that competes with our business. Also, for a period of 12 months following the termination of Mr. Merkatz’s employment, he will not be entitled to solicit any of our customers with whom we did business in the preceding year or any of our employees.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding equity awards that have been previously awarded to each of the named executive officers and which remained outstanding as of December 31, 2019.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units That Have Not Vest ($)	Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Ilya Nikolayev	7,933	(1)	1,442	(1)	17.60	5/11/2027	-	-	-	-
	15,625	(2)	15,625	(2)	9.60	9/30/2029	-	-	-	-
Andrew Merkatz	7,933	(1)	1,442	(1)	17.60	5/11/2027	-	-	-	-
	15,625	(2)	15,625	(2)	9.60	9/30/2029	-	-	-	-

(1)

On June 30, 2017, we granted each of Mr. Nikolayev and Mr. Merkatz options to purchase up to 9,375 shares of common stock. Each of these grants began to vest on June 30, 2017 and will continue to become exercisable ratably in quarterly installments over the next three years thereafter.

(2)	On September 30, 2019, we granted each of Mr. Nikolayev and Mr. Merkatz options to purchase up to 31,250 shares of common stock. Each of these grants vests as follows: (i) 50% in three substantially equal installments (with the first two installments rounded down for any fractional shares) on the last day of October, November, and December in 2019 (with the third installment including any fractional shares that were rounded down from the first and second installments) and (ii) the remaining 50% in 12 substantially equal installments (with the first 11 installments rounded down for any fractional shares) on the last day of each month in 2020 (with the 12th installment including any fractional shares that were rounded down from the first 11 installments).

Tapinator, Inc. 2015 Equity Incentive Plan

On December 14, 2015, our board of directors and stockholders adopted the Tapinator, Inc. 2015 Equity Incentive Plan, which provides for the grant of stock options, stock appreciation rights, restricted stock and restricted stock units to employees, directors and consultants, to be granted from time to time as determined by our board of directors or its designees. An aggregate of 112,500 shares of common stock are reserved for issuance under the Tapinator, Inc. 2015 Equity Incentive Plan. As of January 2, 2020, the aggregate number of options and restricted stock awards granted under the Tapinator, Inc. 2015 Equity Incentive Plan is 102,500 shares and 10,000 shares remain reserved for issuance.

On November 25, 2019, we amended the 2015 Equity Incentive Plan to, among other things, add an “evergreen” provision to the 2015 Equity Incentive Plan whereby the number of shares reserved for issuance under the 2015 Equity Incentive Plan will automatically adjust on each March 31 and September 30 such that the number of shares of our common stock available for issuance pursuant to awards under the 2015 Equity Incentive Plan will continue to represent fifteen percent (15%) of the total number of shares of our common stock outstanding on such adjustment dates on a fully diluted basis.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or defined benefit retirement plan sponsored by us during the year ended December 31, 2018.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during the year ended December 31, 2018.

Director Compensation

The following table sets forth summary information concerning the total compensation paid to our non-employee directors during the fiscal year ended December 31, 2019 for services to our company. Our employee directors do not receive compensation for their service as directors.

Name	Fees Earned or Paid in Cash ($)		Equity Awards ($) (1)		Total ($)
Teymour Farman-Farmaian	$20,000	(2)	$14,225	(3) (4)	$34,225

Spencer Feldman	$-	(2)	$9,100	(4) (5)	$9,100

Desmond Glass	$-	(2)	$10,460	(4) (6)	$10,460

(1)

The dollar amounts reported in this column represent the aggregate grant date fair value for financial statement reporting purposes of the stock awards granted during the 2019 fiscal year as calculated in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. These amounts reflect our accounting expense for these stock awards and do not represent the actual economic value that may be realized by each applicable director. There can be no assurance that these amounts will ever be realized. The valuation assumptions we used in calculating the fair value of these stock awards are set forth in Note 13 to our audited financial statements included elsewhere in this prospectus. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Effective as of April 1, 2018, the annual cash payment to our non-employee directors was fixed at $20,000. Due to the timing of their appointments, Mr. Feldman and Mr. Glass were not entitled to receive any cash director fees for their service as non-employee directors during fiscal year 2019.

(3)

In February 2018, we granted Mr. Farman-Farmaian 1,562 restricted stock units at a price of $67.20. Mr. Farman-Farmaian’s grant began vesting on the eighteenth month following the date of the grant and would have vested ratably over the following eighteen months for a total vesting period of thirty-six months. However, on September 30, 2019, the outstanding and unvested portion of Mr. Farman-Farmaian’s restricted stock units was cancelled and the vested portion of the restricted stock units was repurchased by us. As consideration for the repurchase and cancellation, we granted Mr. Farman-Farmaian a stock option representing the right to purchase 1,562 shares of common stock at an exercise price of $9.60 per share and made a one-time cash payment to Mr. Farman-Farmaian in the amount of $1,250. Mr. Farman-Farmaian’s stock option vests (i) 50% in three substantially equal installments (with the first two installments rounded down for any fractional shares) on the last day of October, November, and December in 2019 (with the third installment including any fractional shares that were rounded down from the first and second installments) and (ii) the remaining 50% in 12 substantially equal installments (with the first 11 installments rounded down for any fractional shares) on the last day of each month in 2020 (with the 12th installment including any fractional shares that were rounded down from the first 11 installments).

(4)

As of December 31, 2019, Mr. Farman-Farmaian held an aggregate of 4,999 outstanding and unexercised stock options (including unvested shares), Mr. Feldman held an aggregate of 1,250 outstanding and unexercised stock options (including unvested shares) and Mr. Glass held an aggregate of 1,250 outstanding and unexercised stock options (including unvested shares).

(5)	On November 5, 2019, we granted Mr. Feldman a stock option representing the right to purchase 1,250 shares of our common stock at an exercise price of $7.68 per share. This option vests in eight equal installments at the end of each quarterly anniversary of November 5, 2019.

(6)	On November 22, 2019, we granted Mr. Glass a stock option representing the right to purchase 1,250 shares of our common stock at an exercise price of $8.80 per share. This option vests in eight equal installments at the end of each quarterly anniversary of November 22, 2019.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

In addition to the compensation arrangements with our directors and executive officers, including those discussed in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since January 1, 2017 and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

●

any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

We utilize the services of GenITeam Solutions, an entity affiliated with one of our major stockholders, Khurram Samad, for the development of certain of our mobile games. Amounts incurred by us for such development services, which were primarily attributed to capitalized software development costs and research & development, for the years ended December 31, 2019, 2018 and 2017 were $162,619, $372,029 and $433,578, respectively. As of December 31, 2019, 2018 and 2017, we had balances due to GenITeam Solutions related primarily to the software development services of $74,039, $39,580 and $100,115, respectively.

On December 28, 2018, we entered into a Games Revenue Share and Stock Repurchase Agreement with TapGames, a Pakistani registered firm, Khurram Samad, Rizwan Yousuf and Tap2Play, LLC, our wholly-owned subsidiary, whereby we repurchased 47,791 shares of our common stock for a per share purchase price of $3.03, or an aggregate purchase price of $144,639, from Mr. Samad. Under the terms of the agreement, TapGames is entitled to receive 60% of the revenue from certain of our Rapid Launch Games, and we have the right to receive the remaining 40% of revenue.

Related-Party Transaction Policy

We have adopted an audit committee charter that gives our audit committee the primary responsibility for reviewing and approving or disapproving “related-party transactions,” which are generally transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The written charter of our audit committee provides that our audit committee shall review and approve in advance any related-party transaction.

In approving or rejecting any related party transactions, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Our audit committee charter was adopted on December 3, 2019. Prior to that time, our entire board of directors was responsible for approving related-party transactions. The transactions described above were approved by our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of January 2, 2020:

●	by each person who is known by us to beneficially own more than 5% of our common stock;

●	by each of our named executive officers and directors; and

●	by all of our executive officers and directors as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, to our knowledge and subject to community property laws where applicable, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned by such person and each person’s address is c/o Tapinator, Inc., 110 West 40th Street, Suite 1902, New York, NY 10018.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Common Stock Owned (Pre- Offering) (1)(2)	Percentage of Common Stock Owned (Post- Offering) (1)(2)
5% Owners:
Khurram Samad	47,791	(3)	8.7%	2.1%
David Unger	39,375	(4)	6.9%	1.7%

Officers and Directors:
Ilya Nikolayev	99,620	(5)	17.3%	4.3%
Andrew Merkatz	58,141	(6)	10.1%	2.5%
Teymour Farman-Farmaian	8,603	(7)	1.6%	* %
Spencer Feldman	156	(8)	*	*
Desmond Glass	156	(9)	*	*
All current executive officers and directors as a group (6 persons)	171,721	(10)	28.0%	7.4%

*	Less than 1%.

(1)

Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the exercise of all options and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of January 2, 2020, except as otherwise noted. Shares issuable pursuant to the exercise of stock options and other securities convertible into common stock exercisable within 60 days are deemed outstanding and held by the holder of such options or other securities for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)

The pre-offering percentages have been calculated based on 549,958 shares of common stock outstanding as of January 2, 2020. The post-offering percentages are based upon 2,264,243 shares outstanding, assuming (i) no exercise of the underwriter’s overallotment option and (ii) no exercise of any warrants issued in this offering.

(3)

Based on information included in Amendment No. 1 to Schedule 13G filed by Mr. Samad with the SEC on January 2, 2019. Mr. Samad’s principal business address is 14D, L Block Gulberg 3, Lahore, Pakistan 54810.

(4)

Based on information included in the Schedule 13G filed by Mr. Unger with the SEC on June 4, 2018, this number is comprised of (i) 21,875 shares of common stock and (ii) warrants to purchase 17,500 shares of common stock that are currently exercisable or will become exercisable within 60 days of January 2, 2020. Mr. Unger’s principal business address is 38 Silver Street, Great Barrington, Massachusetts 01230.

(5)	Comprised of (i) 72,737 shares of common stock and (ii) options to purchase 26,883 shares that are currently exercisable or will become exercisable within 60 days of January 2, 2020.

(6)

Comprised of (i) 15,309 shares of common stock, (ii) 7,988 shares of common stock held by Lucienne Merkatz 2013 Trust for which Mr. Merkatz disclaims beneficial ownership, (iii) 7,961 shares of common stock held by Sebastian Merkatz 2013 Trust for which Mr. Merkatz disclaims beneficial ownership and (iv) options to purchase 26,883 shares of common stock that are currently exercisable or will become exercisable within 60 days of January 2, 2020.

(7)	Comprised of (i) 4,375 shares of common stock and (ii) options to purchase 4,228 shares of common stock that are currently exercisable or will become exercisable within 60 days of January 2, 2020.

(8)	Comprised of options to purchase 156 shares of common stock that will become exercisable within 60 days of January 2, 2020.

(9)	Comprised of options to purchase 156 shares of common stock that will become exercisable within 60 days of January 2, 2020.

(10)

Includes shares beneficially owned by the directors and officers listed immediately above, as well as options to purchase 5,358 shares of common stock that are currently exercisable or will become exercisable within 60 days of January 2, 2020 beneficially owned by Brian Chan, our vice president of finance and accounting.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and certain provisions of our restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and bylaws are summaries and are qualified by reference to the complete copies of our restated Certificate of Incorporation and bylaws. Copies of these documents have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

We have authorized 26,532,500 shares of capital stock, par value $0.001 per share, 25,000,000 of which are designated as common stock and 1,532,500 of which are designated as “blank check” preferred stock, none of which are currently designated as an outstanding series. On January 2, 2020, there were 549,958 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Voting Rights

For all matters submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in his, her, or its name. Holders of common stock vote together as a single class. Holders of our common stock do not have any cumulative voting rights.

Dividend Rights

Subject to preferential dividend rights of any other class or series of stock, the holders of shares of common stock are entitled to receive dividends, including dividends of equity, as and when declared by our board of directors, subject to any limitations applicable by law and to the rights of the holders, if any, of our preferred stock.

Liquidation

In the event of our liquidation or dissolution or if our affairs are wound up, after we pay or make adequate provision for all of our debts and liabilities, each holder of common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Other Rights and Preferences

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

The rights, powers, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Options

As of January 2, 2020, we had 102,500 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of approximately $12.82 per share under our 2015 Equity Incentive Plan.

Restricted Stock Units

As of January 2, 2020, we had no shares of common stock issuable upon the vesting of outstanding restricted stock units granted under our 2015 Equity Incentive Plan.

Warrants

As of January 2, 2020, we had 213,750 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of approximately $23.11.

Private Placement Warrants

In connection with the closing of three tranches of a private placement during January and February 2018, we issued to the investors of such private placement five-year warrants to purchase up to an aggregate of 156,250 shares of common stock at an exercise price of $23.04 per share. The warrants do not contain anti-dilution price protection but are subject to customary adjustments in the event of certain corporate events. The warrants are exercisable for cash or if our registration statement on Form S-1 (File No. 333-22451) registering the resale of the shares of common stock underlying these warrants becomes unavailable, the warrants may be exercised by means of a “cashless exercise.”

WestPark Warrants

On February 15, 2018, and in connection with the three closings of the private placement described above, we issued to the placement agent for the private placement, WestPark Capital, Inc. (“WestPark”), a common stock purchase warrant to purchase up to 31,250 shares of our common stock at an exercise price of $24.00. This warrant has a five-year term and permits cashless exercise at all times.

On March 1, 2018 and in connection with an amendment to a six-month investment banking advisory agreement with Westpark initially dated February 20, 2018, we issued to Westpark, for a purchase price of $100, a common stock purchase warrant to purchase up 8,750 shares of our common stock at an exercise price of $1.60 per share. This warrant has a three-year term and permits cashless exercise at all times.

Delaware Anti-Takeover Law and Provisions of our Restated Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

●	prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

●

at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof: a merger or consolidation; a sale, lease, exchange, mortgage, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would result in the issuance or transfer by the corporation of any of its stock to the interested stockholder; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our restated certificate of incorporation and bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Provisions of our Certificate of Incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, for example, our Certificate of Incorporation and bylaws do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

Indemnification of Directors and Officers

Pursuant to Section 145 of the Delaware General Corporation Law, a corporation has the power to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the individual’s conduct was unlawful. Such determination will be made, in the case of an individual who is a director or officer at the time of such determination:

●	by a majority of the disinterested directors, even though less than a quorum;

●	if there are no disinterested directors, or if such directors so direct, by independent legal counsel; or

●	by a majority vote of the stockholders, at a meeting at which a quorum is present.

Without court approval, however, no indemnification may be made in respect of any derivative action in which such individual is adjudged liable to the corporation.

The Delaware General Corporation Law requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.

The Delaware General Corporation Law permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers, contingent upon such individuals’ commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.

Under the Delaware General Corporation Law, the rights to indemnification and advancement of expenses provided in the law are non-exclusive, in that, subject to public policy issues, indemnification and advancement of expenses beyond that provided by statute may be provided by law, agreement, vote of stockholders, disinterested directors or otherwise.

Our restated certificate of incorporation and bylaws provide for indemnification by us of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Limitation of Personal Liability of Directors

The Delaware General Corporation Law provides that a corporation’s certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

●	violation of certain provisions of the Delaware General Corporation Law;

●	any transaction from which the director derived an improper personal benefit; or

●	any act or omission prior to the adoption of such a provision in the certificate of incorporation.

Our restated certificate of incorporation provides that our directors will not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Units

We are offering units in this offering at an assumed initial offering price of $7.00 per unit. Each unit consists of one share of our common stock and a warrant to purchase one share of our common stock at an exercise price equal to $        . The units will not be certificated and the shares of common stock and warrants included in the units will be issued separately and will be immediately separable upon issuance.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Warrants

Warrants to Be Issued as Part of the Units

The following summary of certain terms and provisions of the warrants to be included in the units offered by this prospectus is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and Continental Stock Transfer & Trust Company, as warrant agent, and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of warrant.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is $            per share (based on an assumed public offering price of $7.00 per unit), or       % of the public offering price of the units. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent. The warrants will be issued in registered form under a warrant agent agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Governing Law. The warrants and the warrant agent agreement are governed by New York law.

Representative’s Warrants

Please see “Underwriting—Representative’s Warrants” for a description of the warrants we have agreed to issue to the underwriter in this offering, subject to the completion of the offering. We expect to enter into a warrant agreement in respect of the representative’s warrants in connection with the closing of this offering.

Listing

We have applied to list our shares of common stock and the warrants offered hereby for trading on The Nasdaq Capital Market under the symbols “TAPM” and “TAPMW,” respectively. No assurance can be given that our listing application will be approved.

Reverse Stock Split

On December 31, 2019, we effected a 1-for-160 Reverse Stock Split of our issued and outstanding common stock. As a result of the Reverse Stock Split, each issued and outstanding share of our common stock, and the per share exercise price of and number of shares of our common stock underlying our outstanding equity awards and warrants, was automatically proportionally adjusted based on the 1-for-160 Reverse Stock Split ratio. In connection with the Reverse Stock Split, we also reduced the total number of shares of common stock we are authorized to issue from 250,000,000 to 25,000,000.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock and warrants purchased in this offering but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our common stock or warrants.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt organizations or governmental organizations;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

●	persons who hold our common stock or warrants as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our common stock or warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons who do not hold our common stock or warrants as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our common stock or warrants under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our common stock or warrants, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock or warrants, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock and warrants arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

General Treatment of Units and Allocation of Purchase Price

For U.S. federal income tax purposes, the purchase of our common stock and associated warrant in this offering by holders should be treated for U.S. federal income tax purposes as a “unit” consisting of one share of our common stock and its associated warrant. Each holder must allocate its purchase price of such unit between each share of our common stock and its associated warrant, as applicable based on their respective relative fair market values of each at the time of issuance. This allocation of the purchase price will establish the holder’s initial tax basis for U.S. federal income tax purposes for each share of our common stock and its associated warrant.

Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of common stock and one warrant comprising the unit, and the amount realized on the disposition should be allocated between the common stock and the warrant based on their respective relative fair market values (as determined by each such unit holder on all the relevant facts and circumstances) at the time of disposition. The separation of shares of common stock and warrants comprising the units should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the shares of common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of such unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our common stock or warrants. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our common stock or warrants, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●

a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a taxable corporation generally will qualify for a dividends received deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Constructive Distributions

The terms of the warrants may allow for changes in the exercise price of the warrants under certain circumstances. A change in exercise price of a warrant that allows holders to receive more shares of common stock on exercise may increase a holder’s proportionate interest in our earnings and profits or assets. In that case, such holder may be treated as though it received a taxable distribution in the form of our common stock. A taxable constructive stock distribution would generally result, for example, if the exercise price is adjusted to compensate holders for distributions of cash or property to our stockholders.

Not all changes in the exercise price that result in a holder’s receiving more common stock on exercise, however, would be considered as increasing a holder’s proportionate interest in our earnings and profits or assets. For instance, a change in exercise price could simply prevent the dilution of a holder’s interest upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, are not treated as constructive stock distributions for these purposes. Conversely, if an event occurs that dilutes a holder’s interest and the exercise price is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to our stockholders.

Any taxable constructive stock distributions resulting from a change to, or a failure to change, the exercise price of the warrants that is treated as a distribution of common stock would be treated for U.S. federal income tax purposes in the same manner as distributions on our common stock paid in cash or other property, resulting in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its common stock or warrants, as applicable, being increased by the amount of such dividend), and with any excess treated as a return of capital or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for tax rates applicable to long-term capital gains or the dividends-received deduction described under “—Distributions,” as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Sale, Exchange, Redemption, Lapse or Other Taxable Disposition of a Warrant

Upon a sale, exchange, redemption, lapse or other taxable disposition of a warrant, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (if any) on the disposition and such U.S. holder’s tax basis in the warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the warrant. The U.S. holder’s tax basis in the warrant generally will equal the amount the holder paid for the warrant. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the warrant for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for units that is allocated to the warrant, as described above under “— General Treatment of Units and Allocation of Purchase Price”) and the exercise price. It is unclear whether the U.S. holder’s holding period for the common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants.

The U.S. federal income tax consequences of a cashless exercise of a warrant are not clear. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrants exercised therefor.

It is possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of shares of common stock having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. Alternatively, it is possible that a cashless exercise could be treated as a fully taxable exchange of the warrants for the common stock in which case the U.S. holder would generally recognize taxable gain to the extent the fair market value of the common stock exceeds the U.S. holder’s basis in its warrants exchanged therefor. It is unclear whether a U.S. holder’s holding period for the common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of a warrant.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our common stock or warrants. A “non-U.S. holder” is a beneficial owner of our common stock or warrants (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder.

Distributions

Distributions will be treated as described above under “Consequences to U.S. Holders—Distributions.”  Subject to the discussion below regarding effectively connected income, any dividend, including any taxable constructive stock dividend resulting from certain adjustments, or failure to make adjustments, to the exercise price of a warrant (as described above under “Consequences to U.S. Holders—Constructive Distributions”), paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our common stock or warrants through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Constructive Distributions

Constructive distributions will be treated as described above under “Consequences to U.S. Holders—Constructive Distributions.”

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock or a warrant unless:

●

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●

the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●

shares of our common stock or our warrants, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock or warrants, as applicable.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, if our common stock becomes regularly traded on an established securities market (as defined by applicable Treasury regulations), such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively held more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock. In addition, provided that our common stock is regularly traded on an established securities market (as defined by applicable Treasury regulations), a warrant will not be treated as a U.S. real property interest with respect to a non-U.S. holder if such holder did not own, actually or constructively, warrants whose total fair market value on the date they were acquired (and on the date or dates any additional warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional warrants were acquired) of five percent of all our common stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Exercise of a Warrant

A non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of warrants into shares of our common stock.  However, if a cashless exercise of the warrants results in a taxable exchange, as described in “Consequences to U.S. Holders — Exercise of a Warrant,” the rules described above under “—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants” would apply. Non-U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Federal Estate Tax

Common stock or warrants beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such securities, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence if you reside outside of the United States.

Payments of dividends on or of proceeds from the disposition of our common stock or warrants made to you may be subject to information reporting and backup withholding. Backup withholding may apply at a current rate of 24% unless you (i) provide the payor with a correct taxpayer identification number and comply with applicable certification requirements, or (ii) establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on our common stock or warrants paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on our common stock or warrants paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends paid by us. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our common stock or warrants.

Under applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our securities. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. consequences of purchasing, owning and disposing of our common stock or warrants, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as the underwriter for this offering. We have entered into an underwriting agreement dated                      , 2020 with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, at the public offering price per unit less the underwriting discounts set forth on the cover page of this prospectus, the number of units listed next to its name in the following table:

Underwriter	Number of Units
ThinkEquity, a division of Fordham Financial Management, Inc.
Total

All of the units to be purchased by the underwriter will be purchased from us.

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the units offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The units are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by it. The underwriter reserves the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriter is obligated to take and pay for all of the units offered by this prospectus if any such units are taken, other than those shares of common stock and/or warrants covered by the over-allotment option described below.

Over-Allotment Option

We have granted to the underwriter an option, exercisable no later than 45 calendar days after the closing of this offering, to purchase up to an additional             shares of common stock and/or additional warrants to purchase up to             shares of common stock, in any combination thereof, from us to cover over-allotments, if any. If the underwriter exercises all or any part of this option, it will purchase shares and/or warrants covered by the option at the public offering price per share and the public offering price per warrant, respectively, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $           and the total net proceeds, before expenses, to us will be $          .

Discounts and Commissions

The underwriter has advised us that it proposes to offer the units to the public at the public offering price per unit set forth on the cover page of this prospectus. The underwriter may offer units to securities dealers at that price less a concession of not more than $         per unit, of which up to $           per unit may be re-allowed to other dealers. After the initial offering to the public, the public offering price and other selling terms may be changed by the underwriter.

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before expenses to us assuming both no exercise and full exercise by the underwriter of its over-allotment option:

	Per Unit	Total Without Over-allotment Option	Total With Over-allotment Option
Public offering price(1)	$	$	$
Underwriting discounts and commissions (7.5%)	$	$	$
Non-accountable expense allowance (1%)
Proceeds, before expenses, to us	$	$	$

(1)	The public offering price corresponds to a public offering price per share of common stock of $ and a public offering price per warrant of $ .

We have paid an expense deposit of $40,000 to the underwriter, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriter in connection with this offering, and will be reimbursed to us to the extent not incurred.

In addition, we have also agreed to pay the following expenses of the underwriter relating to the offering including: (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $15,000 in the aggregate; (b) $29,500 for the underwriter’s use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (c) the underwriter’s legal fees incurred in connection with this offering in an amount up to $125,000; (d) up to $20,000 of the underwriter’s actual accountable road show expenses for the offering; (e) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and Lucite tombstones in an amount not to exceed $3,000; and (f) the costs associated with data services and communications in an amount not to exceed $10,000.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $                .

Underwriter’s Warrants

Upon closing of this offering, we have agreed to issue to the underwriter as compensation warrants to purchase a number of shares of common stock equal to 5% of the aggregate number of shares of common stock sold as part of the units sold in this offering (including units sold as part of the over-allotment option). The underwriter’s warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per unit sold in this offering. The underwriter’s warrants are exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing six months from the effective date of the registration statement related to this offering. We have registered the shares of our common stock issuable upon the exercise of the underwriter’s warrants in the registration statement of which this prospectus is a part.

The underwriter’s warrants have been deemed compensation by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriter (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the earlier of the effective date of the offering or the commencement of sales of the offering in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration right provided will not be greater than seven years from the earlier of the effective date of the offering or the commencement of sales of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal

Until 24 months from the date the offering is completed, the underwriter will have, subject to certain exceptions, an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the underwriter’s discretion, for each and every future public and private equity and debt offerings for us, or any successor to or any subsidiary of us, including all equity linked financings, on terms customary for the underwriter. The underwriter will have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Determination of Public Offering Price

Our common stock is presently quoted on OTCQB under the symbol “TAPM,” and there has not been any public market for our common stock on a national securities exchange. Consequently, the public offering price for the units will be determined by negotiations between us and the underwriter. Among the factors considered in determining the public offering price of the units, in addition to prevailing market conditions, were the information set forth in this prospectus and otherwise available to the underwriter; our history and prospects and the history and prospects for the industry in which we compete; estimates of our business potential and earnings prospects; an assessment of our management; recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and other factors deemed relevant by the underwriter and us.

Neither we nor the underwriter can assure investors that an active trading market for our securities will develop. It is also possible that, after the offering, the securities will not trade in the public market at or above the public offering price and that the warrants will not trade above their exercise price.

The underwriter has advised us that it proposes to offer the securities directly to the public at the public offering price set forth on the cover of this prospectus. After the offering to the public, the offering price and other selling terms may be changed by the underwriter without changing our proceeds from the underwriter’s purchase of the securities.

The underwriter and its affiliates may in the future provide various investment banking and other financial services for us, for which they may receive, in the future, customary fees.

Listing

We have applied to list our shares of common stock and the warrants offered hereby for trading on The Nasdaq Capital Market under the symbols “TAPM” and “TAPMW,” respectively. No assurance can be given that our listing application will be approved.

Lock-Up Agreements

We have agreed, on behalf of the company and any successor entity, that, without the prior written consent of the underwriter, we will not, for a period of 90 days after the date of this prospectus (subject to limited exceptions), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Each of our directors and officers have agreed, for a period of 180 days after the date of this prospectus, and certain stockholders have agreed, for a period of 90 days after the date of this prospectus, without the prior written consent of the underwriter, not to directly or indirectly (subject to limited exceptions):

●

offer, pledge, sell, contract to sell, grant lend or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock (the “Lock-Up Securities”), whether any such transaction is to be settled by delivery of Lock-Up Securities, in cash or otherwise;

●

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction is to be settled by delivery of Lock-Up Securities, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or

●	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

M&A Capital Raising Advisory Agreement

On June 7, 2019, we entered into a M&A and Capital Raising Advisory Agreement with the underwriter, pursuant to which the underwriter agreed to serve as our exclusive financial advisor in connection with a potential business combination transaction or transactions. As of the date of this prospectus, we have paid $30,000 in non-refundable monthly retainer fees to the underwriter under this agreement.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock or warrants. Specifically, the underwriter may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. To close out a short position, the underwriter may elect to exercise all or part of the over-allotment option. The underwriter may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, our securities in the open market.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our securities in this offering because the underwriter repurchases our securities in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, securities in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of common stock and warrants are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriter against liabilities relating to the offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriter may be required to make for these liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the underwriter, or selling group members, if any, participating in this offering. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter to selling group members that may make internet distributions on the same basis as other allocations. In connection with the offering, the underwriter may distribute prospectuses electronically.

The underwriter has informed us that it does not intend to confirm sales to accounts over which it exercises discretionary authority in excess of five percent of the total number of shares of common stock offered by it.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus is a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our securities, or the possession, circulation or distribution of this prospectus or any other material relating to us or our securities in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and none of this prospectus or any other offering material or advertisements in connection with our securities may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each a “Relevant Member State”, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the “Relevant Implementation Date”, our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to our securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our securities may be made to the public in that Relevant Member State at any time:

●	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

●

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or

●

in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive, provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and securities to be offered so as to enable an investor to decide to purchase or subscribe securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together, the relevant persons). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Canada

The offering of our securities in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where our securities may be offered and sold, and therein may only be made with investors that are purchasing, or deemed to be purchasing, as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of our securities in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein our securities are offered and/or sold or, alternatively, where such registration is not required.

Any resale of our common stock and/or warrants by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which require resales to be made in accordance with an exemption from, or in a transaction not subject to, prospectus requirements under applicable Canadian securities laws. These resale restrictions may under certain circumstances apply to resales of the common stock and/or warrants outside of Canada.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this prospectus, each Québec investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur québecois confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Haynes and Boone, LLP, New York, New York. Reed Smith LLP, New York, New York, is acting as counsel for the underwriter in connection with offering.

EXPERTS

Our financial statements as of December 31, 2018 and 2017 and for the years then ended included in this prospectus have been audited by Liggett & Webb, P.A., an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection on the website of the SEC referred to above. We also maintain a website at www.tapinator.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Tapinator, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Tapinator, Inc. (the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2018 and 2017, and the results of its consolidated operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Liggett & Webb, P.A.

We have served as the Company's auditor since 2013.

New York, New York

March 26, 2019, except as to the first paragraph of Note 2, as to which the date is January 10, 2020

PART I. FINANCIAL INFORMATION

TAPINATOR, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017

Assets
Current assets:
Cash	$871,312	$246,755
Accounts receivable	227,803	333,090
Prepaid expenses	215,216	177,829
Total current assets	1,314,331	757,674

Property and equipment, net	7,583	14,412
Software development costs, net	878,815	1,026,548
Investments	5,000	5,000
Security deposits	22,698	22,698
Total assets	$2,228,427	$1,826,332

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$160,484	$155,366
Due to related parties	187,932	100,115
Deferred Revenue	481,886	442,831
Accrued interest	-	86,400
Senior convertible debenture, net of debt discount	-	1,316,882
Total current liabilities	830,302	2,101,594

Long term liabilities:
Deferred Revenue	229,682	-
Total liabilities	1,059,984	2,101,594

Commitments and contingencies (see Note 12)	-	-

Stockholders' Equity (Deficit):
Preferred stock, $0.001 par value, 1,532,500 shares authorized with any series of designation:
Series A convertible preferred stock, $0.001 par value; 840 shares designated at December 31, 2018 and 2017; 0 and 420 shares issued and outstanding at December 31, 2018 and 2017, respectively	-	1
Series A-1 convertible preferred stock, $0.001 par value; 1,500 shares designated at December 31, 2018 and 2017; 0 and 1,500 shares issued and outstanding at December 31, 2018 and 2017, respectively	-	2
Series B convertible preferred stock, $0.001 par value; 1,854 and 0 shares designated at December 31, 2018 and 2017 respectively; 0 shares issued and outstanding at December 31, 2018 and 2017	-	-
Common stock, $0.001 par value; 25,000,000 shares authorized; 549,958 and 371,707 shares issued and outstanding at December 31, 2018 and 2017, respectively	550	372
Additional paid-in capital	12,135,080	7,595,056
Accumulated deficit	(10,967,187)	(7,970,693)
Stockholders' equity (deficit) attributable to Tapinator, Inc.	1,168,443	(375,262)
Non-controlling interest	-	100,000
Total stockholders' equity (deficit)	1,168,443	(275,262)
Total liabilities and stockholders' equity (deficit)	$2,228,427	$1,826,332

The accompanying Notes are an integral part of these Consolidated Financial Statements.

TAPINATOR, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2018	2017
Revenue	$2,872,278	$3,141,360

Operating expenses:
Cost of revenue excluding depreciation and amortization	884,202	1,033,452
Research and development	243,694	140,772
Marketing and public relations	377,917	518,099
General and administrative	3,098,353	1,383,565
Impairment of capitalized software	320,311	256,310
Amortization of software development costs	614,130	709,615
Depreciation and amortization of other assets	9,933	21,927
Total expenses	5,548,540	4,063,740

Operating loss	(2,676,262)	(922,380)

Other expenses
Amortization of debt discount	187,876	1,404,254
Interest expense, net	132,356	533,511
Loss on extinguishment of debt	-	830,001
Total other expenses	320,232	2,767,766

Loss before income taxes	(2,996,494)	(3,690,146)

Income taxes	-	-

Net loss	$(2,996,494)	$(3,690,146)

Net loss per share:

Net loss per common share - basic and diluted	$(5.27)	$(10.10)

Weighted average common shares outstanding - basic and diluted	568,604	365,491

The accompanying Notes are an integral part of these Consolidated Financial Statements.

TAPINATOR, INC.

Consolidated Statement of Stockholders’ Equity (Deficit)

	Common Stock		Series A Preferred Stock		Series A-1 Preferred Stock		Series B Preferred Stock		Additional Paid-In-	Accumulated	Non- controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Total
Balances at December 31, 2016	356,082	$356	420	$1	-	$-	-	$-	$5,401,521	$(4,280,547)	$-	$1,121,331

Common shares issued for cash related to stock purchase agreement	15,625	16	-	-	-	-	-	-	349,984	-	-	350,000

Stock based compensation	-	-	-	-	-	-	-	-	173,552	-	-	173,552

Shares issued Series A-1 preferred stock related to warrant exchange	-	-	-	-	1,500	2	-	-	659,998	-	-	660,000

Debt discount related to conversion feature of convertible debentures and warrant exchange	-	-	-	-	-	-	-	-	1,010,001	-	-	1,010,001

Capital contribution from non-controlling interest	-	-	-	-	-	-	-	-	-	-	100,000	100,000

Net loss	-	-	-	-	-	-	-	-	-	(3,690,146)	-	(3,690,146)

Balances at December 31, 2017	371,707	$372	420	$1	1,500	$2	-	$-	$7,595,056	$(7,970,693)	$100,000	$(275,262)

Issuance of common stock upon exercise of warrants	6,250	6	-	-	-	-	-	-	119,994	-	-	120,000

Issuance of common stock for cash at $0.12	156,250	156	-	-	-	-	-	-	2,999,844	-	-	3,000,000

Issuance costs from common stock offering	-	-	-	-	-	-	-	-	(418,213)	-	-	(418,213)

Conversion of Series A1 Preferred Stock to Common Stock	37,500	38	-	-	(1,500)	(2)	-	-	(36)	-	-	-

Conversion Series A Preferred Stock, Senior Debenture and accrued interest to Series B Preferred Stock	-	-	(420)	(1)	-	-	1,854	2	492,383	-	-	492,384

Conversion Series B Preferred Stock to common stock	26,042	26	-	-	-	-	(500)	(1)	(25)	-	-	-

Issuance of purchased warrants for cash of $100	-	-	-	-	-	-	-	-	416,106	-	-	416,106

Stock based compensation	-	-	-	-	-	-	-	-	1,441,268	-	-	1,441,268

Non-controlling interest buyback	-	-	-	-	-	-	-	-	-	-	(100,000)	(100,000)

Repurchase of Series B Preferred Stock	-	-	-	-	-	-	(1,354)	(1)	(366,706)	-	-	(366,707)

Repurchase of shares in conjunction with license agreement	(47,790)	(48)	-	-	-	-	-	-	(144,591)	-	-	(144,639)

Net loss	-	-	-	-	-	-	-	-	-	(2,996,494)	-	(2,996,494)
Balances at December 31, 2018	549,958	$550	-	$-	-	$-	-	$-	$12,135,080	$(10,967,187)	$-	$1,168,443

The accompanying Notes are an integral part of these Consolidated Financial Statements.

TAPINATOR, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net (loss)	$(2,996,494)	$(3,690,146)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of software development costs	614,130	709,615
Depreciation and amortization of other assets	9,933	21,927
Amortization of debt discount	187,876	1,404,254
Amortization of original issue discount	51,230	341,577
Loss on extinguishment of debt	-	830,001
Stock based compensation	1,857,274	173,552
Impairment of software development costs	320,311	256,310

Decrease (increase) in assets:
Accounts receivable	105,287	(6,483)
Prepaid expenses	(37,387)	(124,741)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	17,078	(8,846)
Deferred Revenue	268,737	357,429
Due to related parties	(56,822)	10,418
Net cash provided by operating activities	341,153	274,867

Cash flows from investing activities:
Capitalized software development costs	(806,708)	(818,094)
Purchase of property and equipment	(2,211)	(3,979)
Net cash (used in) investing activities	(808,919)	(822,073)

Cash flows from financing activities:
Net proceeds from exercise of common stock warrants	120,000	-
Net proceeds from issuance of common stock	2,581,787	350,000
Proceeds from capital contribution from non-controlling interest	-	100,000
Repurchase of Series B Preferred Stock	(366,707)	-
Senior convertible debenture principal payment	(1,142,857)	(234,000)
Repayment for Senior convertible debenture financing costs	-	(12,500)
Buyback of non-controlling interest	(100,000)	-
Net proceeds from sale of common stock warrants	100	-
Net cash provided by financing activities	1,092,323	203,500

Net change to cash and cash equivalents	624,557	(343,706)
Cash at beginning of period	246,755	590,461
Cash at end of period	$871,312	$246,755

Supplemental disclosure of cash flow information:
Cash paid for interest	$57,143	$191,517
Cash paid for taxes	$4,383	$6,550

Non-cash investing and financing activities:
Repurchase of common stock due to related parties	$144,639	$-
Conversion of Series A Preferred stock, Senior Debenture and accrued interest to Series B Preferred Stock	$492,384	$-
Series A-1 convertible preferred stock issued related to debt extinguishment	$-	$660,000
Debt discount related to conversion feature of convertible debt and warrant exchange	$-	$1,010,001

The accompanying Notes are an integral part of these Consolidated Financial Statements.

TAPINATOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

Note 1 — The Company

Tapinator, Inc. (“Tapinator” or the “Company”) develops and publishes mobile games and applications on the iOS, Google Play, and Amazon platforms. Tapinator's portfolio includes over 300 titles that, collectively, have achieved over 450 million mobile downloads, including products such as Video Poker Classic, Solitaire Dash and Crypto Trillionaire. Tapinator generates revenues through the sale of branded advertising and via consumer transactions, including in-app purchases and subscriptions. Founded in 2013, Tapinator is headquartered in New York, with product development teams located in North America, Europe and Asia.

The Company was originally incorporated on December 9, 2013 in the state of Delaware. On December 12, 2013, the Company merged with Tapinator, Inc., a Nevada Corporation. The Company was the surviving corporation from this merger. On June 16, 2014, the Company executed a securities exchange agreement with the members of Tapinator LLC, a New York limited liability company, whereby the Company issued shares of its common stock to the members of Tapinator LLC in exchange for 100% of the outstanding membership interests of Tapinator LLC. The transaction resulted in a business combination and a change of control within its business purpose. For accounting and financial reporting purposes, Tapinator LLC was considered the acquirer and the transaction was treated as a reverse merger.

The Company currently develops and publishes two types of mobile applications. Tapinator’s Category Leading Apps (formerly known as Full-Featured Games) are unique products with high production values and high revenue potential, developed and published selectively based on both original and licensed IP. These titles require significant development investment and have, in the opinion of our management, the potential to become well-known and long-lasting, successful mobile franchises which can become market leaders within their respective categories. These apps are monetized primarily through consumer app store transactions and, to a lesser extent, through brand advertising. These apps are published primarily under the Tapinator brand.

In late 2018, the Company developed plans to expand its Category Leading Apps strategy to include subscription-based, freemium mobile applications within the Games, Entertainment and Lifestyle categories.

Tapinator’s Rapid-Launch Games are legacy titles that were developed and published in significant quantity beginning in 2013. These are titles that were built economically and rapidly based on a series of internally developed, expandable and reusable game engines. To date, these engines have been developed within the following game genres: parking, driving, stunts, animal sims, career sims, shooters and fighting. These games are monetized primarily through the sale of branded advertisements. Historically, our Rapid-Launch Games were characterized by low development and marketing cost and predictable portfolio returns. Since our formation, we have compiled a significant library of 300+ such games and, while the Company is not currently developing new Rapid-Launch Games, we believe our existing portfolio will continue to produce a long-tail of revenues over the next several years. We do not currently use paid marketing to acquire new players for our Rapid-Launch games, but rather we achieve customer acquisition by relying extensively on app store optimization (“ASO”) and cross promotion within the sizeable network of 300+ Rapid-Launch Games that we currently operate. Tapinator’s Rapid-Launch Games are published primarily under the Company’s Tap2Play brand.

Note 2 —Basis of Presentation and Summary of Significant Accounting Policies

Reverse Stock Split

On December 31, 2019, we effected a 1-for-160 Reverse Stock Split of our issued and outstanding common stock. As a result of the Reverse Stock Split, each issued and outstanding share of our common stock, and the per share exercise price of and number of shares of our common stock underlying our outstanding equity awards and warrants, was automatically proportionally adjusted based on the 1-for-160 Reverse Stock Split ratio. In connection with the Reverse Stock Split, we also reduced the total number of shares of common stock we are authorized to issue from 250,000,000 to 25,000,000. Accordingly, all share and per share information has been restated to retroactively show the effect of this Reverse Stock Split.

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared in conformity with United States generally accepted accounting principles (“GAAP”). The consolidated financial statements include the operations of the Company and its wholly-owned subsidiaries, Tapinator, LLC, Tap2Play, LLC, and Revolution Blockchain, LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

These consolidated financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

Reclassifications

Certain Statements of Operations reclassifications have been made in the presentation of our prior financial statements and accompanying notes to conform to the presentation as of and for the year ended December 31, 2018.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates include assumptions used in the recognition of revenue, realization of platform and advertising fees and related costs of revenue, long-lived assets, stock-based compensation, and the fair value of other equity and debt instruments.

Revenue Recognition

The Company derives revenue primarily from the three mobile platforms (iOS, Google Play and Amazon) on which it currently markets its mobile games and applications in the form of app store transactions and from various advertising networks in the form of branded advertising placements within its mobile applications.

For revenue from product sales, the Company recognizes revenue in accordance with Financial Accounting Standards Board “FASB” Accounting Standards Codification “ASC” 606. A five-step analysis must be met as outlined in Topic 606: (i) identify the contrsact with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations, and (v) recognize revenue when (or as) performance obligations are satisfied.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.  The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

TAPINATOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

In accordance with Accounting Standards Update (“ASU”) 2016-08, Principal versus Agent Considerations (Reporting Revenue Gross versus Net), the Company evaluates its agreements with the mobile platforms and advertising networks to determine whether it is acting as the principal or as an agent when selling its games or when selling premium in-game content or advertisements within its games, which it considers in determining if revenue should be reported gross or net. Key indicators that the Company evaluates to reach this determination include:

•	the terms and conditions of the Company’s contracts with the mobile platforms and ad networks;
•	the party responsible for determining the type, category and quantity of the methods to generate game revenue;
•	whether the Company is paid a fixed percentage of the arrangement’s consideration or a fixed fee for each game, transaction, or advertisement;
•	the party which sets the pricing with the end-user, and has the credit and inventory risk; and
•	the party responsible for the fulfillment of the game or serving of advertisements and that determines the specifications of the game or advertisement.

Based on the evaluation of the above indicators, the Company has determined that it is generally acting as a principal and is the primary obligor to end-users for its games distributed on the mobile platforms and for advertisements served by the advertising networks and has the contractual right to determine the price to be paid by the player. Therefore, the Company recognizes revenue related to these arrangements on a gross basis, when the necessary information about the gross amounts or platform fees charged, before any adjustments, are made available by the mobile platforms and advertising networks. The Company records the related platform fees and advertising network revenue share as expenses in the period incurred.

Display Advertising and Offers:

We have contractual relationships with advertising networks for display advertisements and offers served within our games. For these arrangements, we are the principal and our performance obligation is to provide the inventory for advertisements and offers to be displayed within our games. The Company has determined the advertising buyer to be its customer and displaying the advertisements within the mobile games is identified as the single performance obligation. Revenue from advertisements and offers are recognized at the point-in-time the advertisements are displayed in the game or the offer has been completed by the user as the customer simultaneously receives and consumes the benefits provided from these services.

The pricing and terms for all our advertising arrangements are governed by either a master contract or insertion order and generally stipulate payment terms as a specific number of days subsequent to the end of the month, generally ranging from 30 to 60 days. The transaction price in advertising arrangements is generally the product of the number of advertising units delivered (e.g., impressions, offers completed, videos viewed, etc.) and the contractually agreed upon price per advertising unit. The number of advertising units delivered is determined at the end of each month, which resolves any uncertainty in the transaction price during the reporting period.

Paid Downloadable Games:

Some of our legacy Rapid Launch Mobile Games are offered as paid downloadable games on certain mobile platforms. For an individual sale of a game with both online and offline functionality, we would typically have three distinct performance obligations; (1) the software license; (2) a right to receive future updates; and (3) online hosting. The software license performance obligation represents the game that is delivered digitally at the time of sale and typically provides access to offline core game content. The future update rights performance obligation would include updates on a when-and-if-available basis such as software patches or updates, and/or additional free content to be delivered in the future. The online hosting performance obligation consists of providing the customer with a hosted connection for online playability. For these legacy Rapid-Launch games, since we do not provide software updates or additional content, and since we do not host any online content for these games as they are not playable online, the only performance obligation that we recognize is the software license. The sales price allocated to the software license performance obligation is recognized at a point in time upon delivery (which is usually at or near the same time as the booking of the transaction).

Virtual Goods:

Our games allow for players to purchase or otherwise earn in-game currency or other premium in-game content in the form of virtual goods. For purposes of determining when the service has been provided as it relates to virtual goods, we have determined that an implied obligation exists to the paying player to continue displaying the purchased or otherwise earned virtual good over its estimated life or until it is consumed. Accordingly, we categorize our virtual goods as either consumable or durable virtual goods.

Consumable Virtual Goods:

Consumable virtual goods are items such as one-time game boosts consumed at a predetermined time or otherwise have limitations on repeated use. For the sale of consumable virtual goods, we recognize revenue, and the associated costs, as the goods are consumed. Our revenues from consumable virtual goods have been insignificant since the Company’s formation.

Durable Virtual Goods:

Durable virtual goods are items including virtual currency and premium in-game content such as power-ups, skins and equipment that remain in the game for as long as the player continues to play. If we do not have the ability to differentiate revenue attributable to durable virtual goods from consumable virtual goods for a specific game, we recognize revenue and the associated costs on the sale of durable and consumable virtual goods for that game ratably over the estimated average period that paying players typically play that game. We recognize revenue, and the associated costs, from the sale of durable virtual goods ratably over the estimated average playing period of paying players for the applicable game, which represents our best estimate of the average life of durable virtual goods.

We have partnered with third party advertising networks to provide rewarded video advertising to players of our games. A rewarded video advertisement enables users to acquire virtual currency, a durable virtual good, in exchange for watching a short video instead of paying cash. For rewarded video advertisements, similar to purchased durable virtual goods, revenue is initially recorded to deferred revenue and then recognized ratably over the estimated average playing period of paying players for the applicable game, which represents our best estimate of the average life of durable virtual goods,

TAPINATOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

On a periodic basis, we determine the estimated average playing period for paying players by genre across a sample of our games beginning at the time of a player’s first purchase in that game and ending on a date when that paying player is no longer playing the game. To determine when paying players are no longer playing a given game, we measure the populations of paying players (the “daily cohort”) from the date of their first installation of the game and track each daily cohort to understand the number of players from each daily cohort who played the game after their initial purchase. For titles where we have one or more years of paying players’ historical usage data (“Tracked Titles”), we compute a weighted average playing period for paying users using this dataset.

For titles where we have less than one year of paying player data (“New/Untracked Titles”), we use a linear interpolation model on a representative sample of our games within each genre to estimate the average playing period of paying users. Using actual retention data for all players from these games for the period between game installation and up to 90 days thereafter, this data is inputted into a linear interpolation curve to estimate an average playing period for these titles. These calculated curves and their associated one-year average playing periods are mapped against the corresponding curves and associated average one-year playing periods for the Tracked Titles. Based on this mapping, the average playing period of paying users for Tracked Titles is then indexed up or down accordingly, and then applied against the New/Untracked Titles within the sample.

We then compute revenue-based weighted averages of the estimated playing period across all of the games in the sample, by genre, to arrive at the overall weighted average playing period of paying users for each of our major game genres, rounded to the nearest month. As of the first quarter of 2018 (our most recent determination date), the estimated weighted average life of our durable virtual goods was 16 months for our Casino / Card games, 2 months for our RPG / Arcade games and 2 months for our Rapid Launch games. The estimated weighted average life of our durable virtual goods across all of our games was 13.

While we believe our estimates to be reasonable based on available game player information and based on the disclosed methodologies of larger publicly reporting mobile game companies, we may revise such estimates in the future based on changes in the operational lives of our games, and based on changes in our ability to make such estimates. Any future adjustments arising from changes in the estimates of the lives of these virtual goods would be applied to the then current quarter, and prospectively on the basis that such changes are caused by new information indicating a change in game player behavior patterns compared to historical titles. Any changes in our estimates of useful lives of these virtual goods may result in revenues being recognized on a basis different from prior periods’ and may cause our operating results to fluctuate.

Arrangements with Multiple Performance Obligations:

For arrangements with multiple performance obligations, we allocate the transaction price to each performance obligation in an amount that depicts the amount of consideration to which we expect to be entitled in exchange for satisfying each performance obligation, which is based on the standalone selling price. The standalone selling price represents the observable price which we would sell the advertising placement separately in a similar circumstance, to a similar customer.

On August 7, 2018, we entered into a License Agreement (the “License Agreement”) pursuant to which the we granted Licensee the exclusive, worldwide right to localize, publish, distribute and operate one of the Company’s mobile games. The License Agreement represents an Arrangement with Multiple Performance Obligations.

As consideration for the grant of rights to Licensee under the License Agreement, Licensee agreed to make upfront payments to the Company (the “Minimum Guarantee”). The Minimum Guarantee impacts our revenue recognition as it relates to the distinction between functional intellectual property and symbolic intellectual property for licensing arrangements. We are required to make such distinction based on the nature of the license and recognize revenue at a point in time for functional intellectual property and over time for symbolic intellectual property (such as trademarks, brands and character images). The License Agreement also requires that the Company provide specific goods and services in the form of regular software updates.

We have determined the License Agreement includes multiple performance obligations related to functional intellectual property, symbolic intellectual property and software-related services (updates). For these three components, revenue associated with individual performance obligations is recorded separately as they are each distinct obligations. The standalone selling price for each component is determined by using an expected cost plus margin approach. The amounts assigned to each product or services is recognized when the product is delivered and/or when the services are performed. The obligation associated with functional intellectual property is deemed satisfied when we have transferred the software license to Licensee and the Licensee has deployed the intellectual property into the market. The symbolic intellectual property obligations are deemed to be performed over an extended period, whereby revenue is generally recognized over time on a ratable basis over the initial term of the License Agreement. The software-related services obligations (updates) are also deemed to be performed over an extended period, whereby revenue is generally recognized over time, on a ratable basis over the initial term of the License Agreement.

Disaggregation of Revenue:

The following table summarizes revenue from contracts with customers for the year ended December 31, 2018 and 2017:

	Year ended
	December 31, 2018	December 31, 2017

Display Ads & Offers (point-in-time revenue)	$878,590	$1,804,268
Paid Downloadable Games (point-in-time recognition)	806,784	592,222
Durable Virtual Goods (over-time recognition):
In-Game Currency and Premium In-Game Content	910,737	744,870
Rewarded Video Ads	93,352	-
Arrangements with Multiple Performance Obligations (over-time recognition):
License Agreement Minimum Guarantee	182,815	-
Total Revenue	$2,872,278	$3,141,360

The Company reports as a single segment - mobile applications.  In the disaggregation above, the Company categorizes revenue by type, and by over-time or point-in-time recognition

TAPINATOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

Accounts Receivable and Allowance for Doubtful Accounts

The Company monitors outstanding receivables based on factors surrounding the credit risk of specific customers, historical trends, and other information. The allowance for doubtful accounts is estimated based on an assessment of the Company’s ability to collect on customer accounts receivable. There is judgment involved with estimating the allowance for doubtful accounts and if the financial condition of the Company’s customers were to deteriorate, resulting in their inability to make the required payments, the Company may be required to record additional allowances or charges against revenues. The Company writes-off accounts receivable against the allowance when it determines a balance is uncollectible and no longer actively pursues its collection. As of December 31, 2018 and 2017, based upon the review of the outstanding accounts receivable, the Company has determined that an allowance for doubtful accounts is not required.

Cash Equivalents

For purposes of the Company’s financial statements, the Company considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents. The Company had no cash equivalents as of December 31, 2018 and 2017.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit of $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits. As of December 31, 2018, the total amount exceeding such limit was $608,762.

The Company derives revenue from mobile app platforms, advertising networks and licensing which individually may contribute 10% or more of the Company’s revenues in any given year. For the Year ended December 31, 2018, revenue derived from two mobile app platforms comprised 44% and one licensee comprised 10% of such period’s total revenue. For the Year ended December 31, 2017, revenue derived from two mobile app platforms comprised 44% of such period’s total revenue and revenue derived from three advertising networks comprised 36% of such period’s total revenue.

As of December 31, 2018, the receivable balance from two mobile app platforms comprised 66% of the Company’s total accounts receivable balance and the receivable balance from one advertising network comprised 10% of the Company’s total accounts receivable balance. As of December 31, 2017, the receivable balance from two advertising networks comprised 27% of the Company’s total accounts receivable balance and the receivable balance from two mobile app platforms comprised 49% of the Company’s total accounts receivable balance.

Property and Equipment

Property and equipment are stated at cost. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference, less any amount realized from disposition, is reflected in earnings. Property and equipment are depreciated using the straight-line method over their estimated useful lives as follows:

Estimated Useful Life:	Years

Computer equipment (Years)	3
Furniture and Fixtures (Years)	5
Leasehold improvements	3

Software Development Costs

In accordance with ASC 985-20, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company capitalizes certain costs related to the development of new software products or the enhancement of existing software products for use in our product offerings. These costs are capitalized from the point in time that technological feasibility has been established, as evidenced by a working model or detailed working program design to the point in time that the product is available for general release to customers. Software development costs are amortized on a straight-line basis over the estimated economic lives of the products, beginning when the product is placed into service.

The Company periodically evaluates whether events or circumstances have occurred that indicate that the remaining useful lives of its capitalized software development costs should be revised or that the remaining balance of such assets may not be recoverable. Software costs incurred prior to establishing technological feasibility are charged to Research and Development expense as incurred.

Impairment of Long-lived Assets

The Company regularly reviews property, equipment, software development costs and other long-lived assets for possible impairment. This review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Based upon management’s assessment, there was no impairment of the Company’s property and equipment at December 31, 2018 and 2017. Management has deemed that certain software development costs were impaired at December 31, 2018 and 2017, and such impairment is more fully described in Note 8 below.

In general, investments in which the Company owns less than 20% of an entity’s equity interest or does not hold significant influence over the investee are accounted for under the cost method. Under the cost method, these investments are carried at the lower of cost or fair value. The Company periodically assesses its cost method investments for impairment. If determination that a decline in fair value is other than temporary, the Company will write-down the investment and charge the impairment against operations. At December 31, 2018 and 2017, the carrying value of our investments totaled $5,000 and $5,000, respectively.

TAPINATOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

Derivative Instrument Liability

The Company accounts for derivative instruments in accordance with ASC 815, Derivatives and Hedging, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts, and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2018 and 2017, the Company did not have any derivative instruments that were designated as hedges.

Cost of Revenue (excluding amortization of software development costs)

Cost of revenue includes primarily platform and advertising network fees, licensing costs and hosting fees. The Company, along with all mobile application publishers, is required to pay platform fees to Apple, Google and Amazon equal to approximately 30% of gross revenue. The Company is also required to pay a revenue share of approximately 30% to advertising networks and similar service providers.

Stock-Based Compensation

The Company measures the fair value of stock-based compensation issued to employees and non-employees using the stock price observed in the arms-length private placement transaction nearest the measurement date (for stock transactions), or the fair value of the award (for non-stock transactions), which are considered to be more reliably determinable measures of fair value than the value of the services being rendered. The measurement date is the earlier of (1) the date at which commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

Basic and Diluted Net (Loss) per Share Calculations

The Company computes per share amounts in accordance with FASB ASC Topic 260 “Earnings per Share” (“EPS”), which requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the income (loss) available to Common Stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of Common Stock and Common Stock equivalents outstanding during the periods; however, potential common shares are excluded for period in which the Company incurs losses, as their effect is anti-dilutive.

For the year ended December 31, 2018, potentially dilutive securities excluded from the computation of basic and diluted net (loss) per share include 67,188 Restricted Stock Units, 30,781 Common Stock Options and 213,750 Common Stock Warrants.

For the year ended December 31, 2017, potentially dilutive securities excluded from the computation of basic and diluted net (loss) per share include 67,500 potentially convertible common shares related to the Company’s Senior Secured Convertible Debenture, 10,500 potentially convertible common shares related to the Company’s Series A Preferred Stock, 37,500 potentially convertible shares related to the Company’s Series A-1 Preferred Stock, 31,562 Common Stock Options and 21,875 Common Stock Warrants.

Subsequent Events

In accordance with ASC 855 “Subsequent Events” the Company evaluated subsequent events after the balance sheet date through the date of issuance.

Recent Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350). This ASU eliminates Step 2 from the goodwill impairment test. Under the new guidance, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. Additionally, this ASU eliminates the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, and is applied on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. While we are currently evaluating the impact of the adoption of this ASU, we do not believe that the adoption of this guidance will have a material impact on our consolidated financial statements.

In April 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2016–10 “Revenue from Contract with Customers (Topic 606): Identifying Performance Obligations and Licensing.” The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended to render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. The Company adopted the new standard effective January 1, 2018 using the modified retrospective method. The adoption of the new standard did not have an impact on the Company’s consolidated financial statements.

TAPINATOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. An additional update was issued by FASB in January 2018 to ASC Topic 842. We are finalizing the adoption of the new standard effective January 1, 2019 and will be adopting the standard using the optional transition method by recognizing a cumulative-effect adjustment to the balance sheet at January 1, 2019 and not revising prior period presented amounts. The processes that are in final refinement related to our full implementation of the standard include: i) finalizing our estimates related to the applicable incremental borrowing rate at January 1, 2019 and ii) process enhancements for refining our financial reporting procedures to develop the additional required qualitative and quantitative disclosures required beginning in 2019. We have elected the following practical expedients: i) we have not reassessed whether any expired or existing contracts are or contain leases, ii) we have not reassessed lease classification for any expired or existing leases, iii) we have not reassessed initial direct costs for any existing leases, and iv) it has not separated lease and nonlease components.

The standard will not have a material impact on our consolidated balance sheets or on our consolidated statements of operations. The most significant impact will be the Right-Of-Use (“ROU”) assets and lease liabilities for real estate operating leases.

Adoption of the standard will result in the recognition of additional ROU assets and lease liabilities for its operating lease of approximately $170,000 on the present value of the remaining minimum rental payments under current leasing standards for the existing operating lease.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

Note 3 — Net Loss Per Share

The Company computes net loss per share by dividing its net loss for the period by the weighted average number of common shares outstanding during the period less the weighted average common shares subject to restrictions imposed by the Company.

	Year ended
	December 31,
	2018	2017
Net loss	$(2,996,494)	$(3,690,146)
Shares used to compute net loss per share:
Weighted average common shares outstanding	568,604	365,491
Weighted average common shares subject to restrictions	—	—
Weighted average shares used to compute basic and diluted net loss per share	568,604	365,491
Net loss per share - basic and diluted	$(5.27)	$(10.10)

The following warrants to purchase common stock, options to purchase common stock, restricted stock units (“RSUs”) and preferred stock have been excluded from the computation of net loss per share of common stock for the periods presented because including them would have had an anti-dilutive effect:

	Year ended
	December 31,
	2018	2017
Warrants to purchase common stock	213,750	21,875
Potentially convertible common stock underlying senior debenture	—	67,500
Options to purchase common stock	30,781	31,562
RSUs	67,188	—
Series A Preferred stock	—	10,500
Series A-1 Preferred stock	—	37,500
	311,719	168,937

Note 4 — Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Assets and liabilities that are measured at fair value are reported using a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date of identical, unrestricted assets or liabilities.
•	Level 2 – Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and
•	Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

As of December 31, 2018 and 2017, the Company did not identify any assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC 825, Financial Instruments.

TAPINATOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

Note 5 — Accounts Receivable

	December 31,	December 31,
	2018	2017
Accounts receivable	$227,803	$333,090
Less: Allowance for doubtful accounts	-	-
Accounts receivable, Net	$227,803	$333,090

The Company had no bad debts during the year ended December 31, 2018 and 2017.

Note 6 — Prepaid Expenses

Prepaid expense consisted of the following as of December 31, 2018 and 2017:

	December 31,	December 31,
	2018	2017
Deferred platform commission fees	$178,692	$146,708
Deferred royalties	1,157	3,704
Prepaid Professional fees	-	15,000
Other	35,367	12,417
Total Prepaid Expenses	$215,216	$177,829

Note 7 — Property and Equipment

Property and equipment consisted of the following as of December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
Leasehold improvements	$2,435	$2,435
Furniture and fixtures	10,337	10,337
Computer equipment	26,496	24,285
Property and equipment cost	39,268	37,057
Less: accumulated depreciation	(31,685)	(22,645)
Property and equipment, net	$7,583	$14,412

During the year ended December 31, 2018 and 2017, depreciation expense was $9,040 and $9,995, respectively.

Note 8 — Capitalized Software Development

Capitalized software development costs at December 31, 2018 and 2017 were as follows:

	December 31, 2018	December 31, 2017
Software development cost	$4,066,427	$3,259,719
Less: accumulated amortization	(2,610,991)	(1,976,861)
Less: Impairment of software development cost	(576,621)	(256,310)
Software development cost, net	$878,815	$1,026,548

During the year ended December 31, 2018 and 2017, amortization expense related to capitalized software was $614,130 and $709,615, respectively. Management deemed that the net software development cost carrying amount related to certain of our released and unreleased mobile games was likely not recoverable, thus we took an impairment charge of $320,311 and $256,310 as of December 31, 2018 and 2017, respectively.

Note 9 - Investments

In January 2015, the Company made a $5,000 passive investment into Peer5, a Tel Aviv, Israel based internet infrastructure company focused on improving the scalability and efficiency of mobile and internet content delivery.

Note 10 - Related Party Transactions

The Company utilizes the services of an affiliated entity of a major shareholder for the development of its Rapid-Launch Games. Amounts incurred by the Company for such development services, which were primarily attributed to capitalized software development costs, for the year ended December 31, 2018 and 2017 were $372,029 and $433,578, respectively. As of December 31, 2018 and 2017, the Company had balances due to related parties related primarily due to the software development services of $43,293 and $100,115, respectively.

TAPINATOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

Stock repurchase agreement

On December 28, 2018, the Company entered into a Games Revenue Share and Stock Repurchase Agreement (the “Agreement”) with TapGames, a Pakistani registered firm (“TapGames”), Khurram Samad (the “Stockholder”), Rizwan Yousuf and Tap2Play, LLC, a wholly-owned subsidiary of the Company, whereby the Company repurchased 47,790 shares (the “Repurchased Shares”) of the Company’s common stock, for a per share purchase price of $3.03, or an aggregate purchase price of $144,639 from the Stockholder.

In consideration for the Repurchased Shares, the Company agreed to share all revenue net of any and all third-party platform fees generated from the Company’s Rapid Launch Games identified in the Agreement (the “Subject Games”) with TapGames, an entity in which the Stockholder has an equity interest. Pursuant to the terms of the Agreement and effective as of January 1, 2019, 60% of all such revenue will be paid to TapGames with the Company retaining the remaining 40%. The Company and its Tap2Play subsidiary will retain all intellectual property rights and title to the Subject Games but will not be responsible for any updates or maintenance with respect to the Subject Games, including any advertising or marketing expenses. The Company has recorded an amount due to related parties in the amount of $144,639 at December 31, 2018 whereby the Repurchased Shares are paid from net revenue share proceeds.

Note 11 — Senior Secured Convertible Debenture

On June 19, 2015, the Company and Hillair Capital Investment L.P. (“Hillair”) entered into a Securities Purchase Agreement, dated June 19, 2015 (the “Purchase Agreement”) pursuant to which the Company issued to Hillair the following (i) $2,240,000 8% Original Issue Discount Senior Secured Convertible Debenture (the “Original Debenture”) which was convertible into shares of the Company’s common stock at a price per share of $32.80, (ii) Series A Common Stock purchase warrants (the “Series A Warrants”) to purchase up to 68,293 shares of common stock with an exercise price of $48.00 and (iii) Series B Common Stock purchase warrants (the “Series B Warrants”) to purchase up to 68,293 shares of common stock with an exercise price of $48.00 (collectively, the terms of which are referred to herein as the “Original Financing”).

In July 28, 2016, the Company and Hillair entered into an Exchange Agreement (“2016 Exchange Agreement”) to amend and refinance the terms of the $2.24 million 8% Original Issue Discount Senior Secured Convertible Debenture originally issued in June, 2015. Immediately prior to the 2016 Exchange Agreement, the Company owed cash payments to Hillair of $560,000 on October 1, 2016 and $1,120,000 on January 1, 2017 under the Original Debenture. Pursuant to the 2016 Exchange Agreement, the following material terms of the Original Financing were amended, altered and/or ratified: (i) the Original Debenture was exchanged in its entirety for the issuance of a new 8% Original Issue Discount Senior Secured Convertible Debenture with an original principal amount of $2,394,000 and an increased conversion price of $40.00 (the “2016 Debenture”), (ii) the issuance of 420 shares of a new Series A Convertible Preferred Stock as further described by the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock which may be exercised for up to 10,500 shares of Company’s common stock, (iii) the extension of the maturity date of the Series A Warrant from June 22, 2020 until July 28, 2021, (iv) the cancellation of the Series B Warrants in their entirety, (v) the ratification of the Security Agreement executed by the Company with respect to all of its assets (as required by the initial Purchase Agreement and Original Debenture) as continued collateral for the New Debenture as well as the ratification of the Subsidiary Guarantee and Pledge and Security Agreement as such agreements are referenced in the Purchase Agreement and Exchange Agreement, and (vi) the creation of a new right for the Holder, subject to the written consent of the Company, for a $2,100,000 cash investment in the Company with identical terms to the new financing.

In June 2017, the Company and Hillair entered into an amendment agreement (the “2017 Amended Agreement”) to amend and refinance the terms of the 2016 Debenture. Pursuant to the 2017 Amended Agreement, the Company prepaid to Hillair a portion of the outstanding principal on the 2016 Debenture in the amount of $234,000 and all of the accrued interest on the 2016 Debenture through June 30, 2017 in the amount of $191,520. Following such payments, the remaining principal amount of the Holder’s amended 2016 Debenture was $2,160,000 (the “Amended 2016 Debenture”). In addition, the Company and Hillair agreed to reduce the conversion price of the 2016 Debenture from $40.00 to $32.00. The Amended 2016 Debenture was due on July 31, 2018, and the Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this debenture at the rate of 8% per annum, payable on each December 31, March 31, July 31, and October 31, thereafter, beginning on December 31, 2017. In June 2017, the Company and Holder also entered into an exchange agreement (the “2017 Exchange Agreement”) to exchange the existing 68,293 shares of Series A Common Stock purchase warrants for 1,500 shares of Series A-1 Convertible Preferred Stock.

On September 7, 2017, Hillair assigned all of its rights under and relating to the Senior Debenture to HSPL Holdings, LLC (“HSPL”), including the Series A-1 Convertible Preferred Stock.

On January 22, 2018, HSPL elected to convert all of the 1,500 shares of Series A-1 Stock into 37,500 shares of the Company’s common stock. The 37,500 shares of common stock converted under the Series A-1 Preferred Stock were issued without restrictive legend pursuant to Section 4(a)(1) of the Securities Act.

On February 23, 2018, the Company entered into a Series B Exchange Agreement (the “Series B Exchange Agreement”) with HSPL to amend the terms of the 2017 Amended Agreement. On February 23, 2018, the Company paid to HSPL $1,200,000 in cash for a net reduction of the principal amount of the Amended 2016 Debenture of $1,142,857 after giving effect to a 5% prepayment penalty which resulted in a remaining principal balance of $1,017,143 plus all accrued but unpaid interest under the 2016 Debenture (the “Remaining 2016 Debenture Balance”). Pursuant to the Series B Exchange Agreement, the Remaining 2016 Debenture Balance and the Series A Preferred Stock were exchanged in their entirety (and thus cancelled) for issuance of 1,854 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) as further described by the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock which may be initially exercised for up to 96,563 shares of Company’s common stock, subject to adjustment. As a result of the Series B Exchange Agreement, the Company eliminated all of its outstanding debt. Each share of the Series B Preferred Stock has a conversion price of $19.20 and a stated value of $1,000. Subject to certain exceptions, in the event the Company issues shares of its common stock at a price below $13.12, the conversion price of the Series B Preferred Stock will be reduced to the price of such issuance. HSPL and any subsequent holders of the Series B Preferred Stock are prohibited from converting the Series B Preferred Stock into more than 9.99% of the Company’s then outstanding number of shares of common stock after giving effect to such conversion.  The shares of Series B Preferred Stock were issued in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act. The shares of common stock underlying the Series B Preferred Stock are subject to being issued without restrictive legend pursuant to Section 3(a)(9) of the Securities Act, subject to various conditions and limitations.

On May 2, 2018, HSPL elected to convert 500 shares of its 1,854 shares of Series B Preferred Stock into 26,042 shares of the Company’s common stock. The 26,042 shares of common stock converted under the Series B Preferred Stock were issued without restrictive legend pursuant to Section 4(a)(1) of the Securities Act.

TAPINATOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

On September 7, 2018, the Company repurchased 1,354 shares of the Company’s Series B Preferred Stock from HSPL for a per share purchase price of $270.83, or an aggregate purchase price of $366,707. The repurchased shares represented all of the outstanding shares of the Series B Preferred Stock and, following the transaction, the Company has no Preferred Stock outstanding in any class. Pursuant to the terms of the Series B Preferred Stock, the repurchased shares were convertible into 70,521 shares of the Company’s common stock. The repurchase purchase price represents a per share common stock purchase price of $5.20, if conversion had occurred.

During the year ended December 31, 2018 and 2017, amortization of the debt discount related to the Senior Secured Convertible Debentures was $187,876 and $1,404,254, respectively. During the year ended December 31, 2018 and 2017, amortization of the original issue discount related to the Senior Secured Convertible Debentures was $51,230 and $341,577, respectively. As a result of the 2017 Amendment Agreement, the Company recorded a loss of $830,001 related to the debt original debt extinguishment for the year ended December 31, 2017.

Senior secured convertible debenture payable as of December 31, 2018 and 2017 were comprised of the following:

	December 31, 2018	December 31, 2017
Principal balance outstanding	$-	$2,160,000
Less:
Debt discount – beneficial conversion feature	-	(657,564)
Debt discount – original issue discount	-	(179,304)
Debt discount – financing costs	-	(6,250)
Principal balance outstanding, net	-	1,316,882
Less current portion	-	1,316,882
Long term portion	-	-

Note 12 — Commitments and Contingencies

Leases

In August 2016, the Company entered into a lease for office space which expires in November 2021. Future minimum lease payments under this lease are as follows:

Year ended December 31,
2019	$59,469
2020	61,253
2021	63,090
Total	183,812

For the year ended December 31, 2018 and 2017 rent expense totaled $58,000 and $56,398, respectively.

License Agreement

On August 7, 2018 (“Effective Date”), the Company entered into a License Agreement (the “Solitaire Dash License Agreement”), pursuant to which the Company granted Licensee the exclusive, worldwide right to localize, publish, distribute and operate the Company’s mobile game titled Solitaire Dash – Card Game (“Solitaire Dash”).

As consideration for the grant of rights to Licensee under the Solitaire Dash License Agreement, Licensee agreed to make upfront payments to the Company in the aggregate of $500,000 payable in installments (the “Upfront Payments”). As of December 31, 2018, the Company has received $300,000 in upfront payments. In addition, for sales of Solitaire Dash, the Solitaire Dash License Agreement provides an ongoing net revenue share formula which would allow the Company to receive certain percentages of the revenues received by the Licensee based on certain revenue targets in addition to the Upfront Payments.  As part of a separate agreement, the Company agreed to pay the third-party who introduced the Company and Licensee 6.5% of all payments received by the Company under the Solitaire Dash License Agreement. In accordance with the agreement, the Company has recognized $182,815 in revenue in the period ending December 31, 2018 and deferred revenue of $117,187 as of December 31, 2018.

The Solitaire Dash License Agreement is for a term of four years from the Effective Date and will automatically renew for subsequent one year periods unless Licensee notifies the Company of its intent to terminate within 90 days before the end of the fourth year or any subsequent renewal period. During the term on the contract, the Company is responsible to maintain and develop updates of Solitaire Dash and provide such versions to the Licensee. Either party may also unilaterally terminate the Solitaire Dash License Agreement under certain circumstances.

Minimum Developer Commitments

Future developer commitments as of December 31, 2018, were $629,727. These developer commitments reflect the Company’s estimated minimum cash obligations to external software developers (“third-party developers”) to design and develop its software applications but do not necessarily represent the periods in which they will be expensed. The Company advances funds to these third-party developers, in installments, payable upon the completion of specified development milestones.

TAPINATOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

At December 31, 2018, future unpaid developer commitments were as follows:

Future
Minimum
Developer
Year Ending December 31,	Commitments
2019	$419,818
2020	209,909
$629,727

The amounts represented in the table above reflect the Company’s minimum cash obligations for the respective calendar years, but do not necessarily represent the periods in which they will be expensed in the Company’s consolidated financial statements.

Note 13 — Stockholders’ Equity (Deficit)

Common and Preferred Stock

On January 23, 2018, via written consent of a majority of its stockholders, the Company increased the number of its authorized share of common stock from 150,000,000 to 250,000,000.

At December 31, 2018, the authorized capital of the Company consisted of 250,000,000 shares of common stock, par value $0.001 per share, and 1,532,500 shares of blank check preferred stock, par value $0.001 per share. The Company has designated 840 shares as Series A Convertible Preferred Stock, 1,500 shares as Series A-1 Convertible Preferred Stock, and 1,854 as Series B Convertible Preferred Stock.

In February, 2017, the Company entered into a Stock Purchase Agreement with an individual investor for the purchase of 3,125 shares of the Company's common stock for an aggregate purchase price of $150,000, or $48.00 per share. In connection with the financing, the Company also issued to the investor two warrants. Each warrant has a term of three years and each warrant shall enable the investor to purchase up to an additional 3,125 shares of the Company's common stock at an exercise price of $48.00 per share and $57.60 per share, respectively. On January 18, 2018, the Company reduced the price per share of the two warrants from $57.60 and $48.00 to $19.20.  Upon the reduction of the exercise price, the shareholder elected to exercise both warrants for an aggregate cash payment of $120,000 for 6,250 shares of common stock.

In June, 2017, the Company entered into a Stock Purchase Agreement with an individual investor for the purchase of 12,500 shares of the Company's common stock for an aggregate purchase price of $200,000. In connection with the financing, the Company also issued to the investor a warrant, which has a term of three years and shall enable the investor to purchase up to an additional 15,625 shares of the Company's common stock at an exercise price of $32 per share.

In June 2017, the holder of the Senior Secured Convertible Debenture and the Company agreed to exchange 68,293 Series A Common Stock Purchase Warrants for 1,500 shares of the Company’s Series A-1 Convertible Preferred Stock. See Note 11.

On January 22, 2018, the holder of the Company’s Series A-1 Preferred Stock elected to convert all of the 1,500 shares of such stock into 37,500 shares of common stock.

On January 30, 2018, we consummated the first closing of the Company’s private placement announced on September 7, 2017 (the “Offering”). Specifically, the Company entered into Subscription Agreements (the “Subscription Agreement”) with various investors (collectively, the “Investors”) for the purchase of 73,698 shares of the Company’s Common Stock for an aggregate purchase price of $1,415,000, or $19.20 per share. The Company received net proceeds of $1,162,804 from the first closing after payment of the placement agent’s 10% cash commission as well as other expenses relating to the Offering and other expenses of the Company. In connection with the first closing and pursuant to the terms of the Offering, the Company issued to the Investors Common Stock Purchase Warrants (the “Warrants”) to purchase up to 73,698 shares of the Company’s Common Stock at a per share exercise price of $23.04. The Warrants have five-year terms and do not allow for cashless exercise unless the Company is unable to obtain an effective registration statement with the Securities and Exchange Commission regarding the shares underlying the Warrants, subject to certain conditions.

On February 7, 2018, we consummated the second closing of the Offering. Specifically, the Company entered into Subscription Agreements with Investors for the purchase of 53,516 shares of the Company’s Common Stock for an aggregate purchase price of $1,027,500, or $19.20 per share. The Company received net proceeds of $920,680 from the second closing after payment of the placement agent’s 10% cash commission as well as other expenses relating to the Offering. In connection with the second closing and pursuant to the terms of the Offering, the Company issued to the Investors Warrants to purchase up to 53,516 shares of the Company’s Common Stock at a per share exercise price of $23.04.

On February 15, 2018, we consummated the third and final closing of the Offering. Specifically, the Company entered into Subscription Agreements with Investors for the purchase of 29,036 shares of the Company’s Common Stock for an aggregate purchase price of $557,500, or $19.20 per share. The Company received net proceeds of $498,303 from the third closing after payment of the placement agent’s 10% cash commission as well as other expenses relating to the Offering. In connection with the third closing and pursuant to the terms of the Offering, the Company issued to the Investors Warrants to purchase up to 29,036 shares of the Company’s Common Stock at a per share exercise price of $23.04.

On February 23, 2018, the Company entered into a Series B Exchange Agreement with HSPL. Pursuant to the agreement the remaining 2016 debenture balance and the 420 shares of Series A Preferred Stock outstanding, held by HSPL, were exchanged in their entirety (and thus cancelled) for the issuance of 1,854 shares of Series B Convertible Preferred Stock. See Note 11.

On May 2, 2018, the holder of our Series B Convertible Preferred Stock (“Series B Stock”) elected to convert 500 of its 1,854 shares of Series B Stock into 26,042 shares of the Company’s common stock.  The 26,042 shares of common stock converted under the Series B Stock were issued without restrictive legend pursuant to Section 4(a)(1) of the Securities Act.

TAPINATOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

On September 7, 2018, we entered into a Stock Repurchase Agreement whereby the Company repurchased 1,354 shares of the Company’s Series B Stock for a per share purchase price of $270.83, or an aggregate purchase price of $366,707. The Repurchased Shares represent all of the outstanding shares of the Series B Stock. Pursuant to the terms of the Series B Stock, the Repurchased Shares were convertible into 70,521 shares of the Company’s common stock. The Repurchase Amount represents a per share purchase price of the Conversion Shares, if conversion had occurred, equal to $5.20. Pursuant to the terms of the Series B Repurchase Agreement, the Repurchased Shares were canceled in full and of no further force or effect as of the Effective Date. After the Effective Date, there are no shares of Series B Stock outstanding and, following the transaction, the Company has no Preferred Stock outstanding in any class.

On December 28, 2018, the Company entered into a Games Revenue Share and Stock Repurchase Agreement with a related party whereby the Company repurchased 47,790 shares of the Company’s common stock, for a per share purchase price of $3.03, or an aggregate purchase price of $144,639 from the Stockholder (See Note 10).

Options

In December 2015, the Company approved the 2015 Equity Incentive Plan (the “Plan”). The Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock unit awards, performance stock awards and other stock-based awards (collectively, “Stock Awards”). The initial Plan provided the Company the ability to grant Stock Awards to its employees, directors and consultants of up to 37,500 shares of common stock.

On January 23, 2018 via written consent of a majority of its stockholders, the Company increased the number of shares of common stock underlying its 2015 Equity Incentive Plan from 37,500 to 112,500.

A summary of stock option activity under the Company’s 2015 Equity Incentive Plan for the years ended December 31, 2018 and 2017 is as follows:

		Weighted	Weighted	Intrinsic
	Number	average	average	value
	of	exercise	life	of
	Options	price	(years)	Options
Outstanding, January 1, 2017	3,438	$43.20	9.23
Granted	28,125	17.60	10.00
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding, December 31, 2017	31,563	$20.80	9.24
Granted	-	-	-
Exercised	-	-	-
Expired/Cancelled	(781)	17.60	8.48
Outstanding, December 31, 2018	30,782	$20.80	8.24	-

Exercisable, December 31, 2018	19,714	$22.40	7.87	-

On May 11, 2017 and pursuant to the 2015 Equity Incentive Plan, the Company granted executive officers, directors and employees options to purchase 28,125 shares of the Company’s common stock at an exercise price equal to $17.60 per share. Such options shall vest in twelve quarterly installments of 2,344 shares at the end of each quarterly anniversary commencing on June 30, 2017, contingent upon the grantee’s continual employment or service with the Company as of each vesting installment date. The fair value of the stock options issued in 2017 was determined using the Black Scholes option pricing model with the following assumptions: dividend yield: 0%; volatility: 304.61%; risk free rate: 2.39%; term 10 years.

Stock option expense included in stock compensation expense for the year ended December 31, 2018 and 2017 was $162,067 and $173,552, respectively, and is included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

The aggregate intrinsic value in the preceding table is calculated as the difference between the exercise price of the underlying awards and the quoted closing price of the Company’s common stock on The OTC Markets of $4.80 per share as of December 31, 2018.

Restricted Stock Units

On February 21, 2018, the Board of Directors of the Company approved grants of 67,188 Restricted Stock Units (as defined by the Company’s 2015 Equity Incentive Plan) to certain named officers and directors as well as a key employee of the Company. The total value of the grants was $4,515,000 and the shares have a thirty-six-month vesting period.

On August 2, 2018, the Board of Directors of the Company approved a grant of 1,563 Restricted Stock Units (as defined by the Company’s 2015 Equity Incentive Plan) to a named officer of the Company. The total value of the grant was $17,500 and the shares have a thirty-six-month vesting period.

Subject to each recipient continuing as an officer, director, or employee (as appropriate) of the Company, each of the RSU Grants shall vest as follows: beginning on the eighteenth month following the date of the grant, the RSU Grants shall vest ratably over the following eighteen months for a total vesting period of thirty-six months. The RSU Grants shall include a provision for acceleration upon a Corporate Transaction (as defined in the 2015 Equity Incentive Plan).  The RSU Grants to the officers and directors of the Company were approved by each of the non- employee members of the Board of Directors of the Company. Compensation expense will be recognized ratably over the total vesting schedule The Company will periodically adjust the cumulative compensation expense for forfeited awards. As of December 31, 2018, the Company has recorded $1,279,201 in compensation expense related to the February and August 2018 RSU grants.

TAPINATOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

The following table shows a summary of RSU activity for the year ended December 31, 2018:

		Weighted
	Number	average
	of	Grant Date
	Units	Fair Value
Awarded and unvested, December 31, 2017	-	$-
Granted	68,750	0.41
Vested	-	-
Forfeited/cancelled	(1,562)	0.42
Awarded and unvested, December 31, 2018	67,187	$0.41

Under ASC 718, Compensation-Stock Compensation (“ASC 718”), the Company has measured the value of its February 2018 award as if it were vested and issued on the grant date with a value of $4,515,000 based on the closing price of the Company's stock at the grant date of the RSU Grant ($67.20 per share). The Company has measured the value of its August 2018 award as if it were vested and issued on the grant date with a value of $17,500 based on the closing price of the Company's stock at the grant date of the RSU Grant ($11.20 per share).

Common stock warrants

In February 2017, in connection with a stock purchase agreement, the Company issued to the investor two warrants to purchase up to an additional 3,125 shares of common stock at an exercise price of $48.00 per share and $57.60 per share. Each of the warrants has a term of three years.

In June 2017, in connection with a stock purchase agreement, the Company issued to the investor a warrant to purchase 15,625 shares of common stock at an exercise price of $32.00 per share. The warrants have a term of three years.

In June 2017, in connection with the debt refinancing (see Note 11) the Company cancelled 68,293 warrants.

In January 2018, the Company agreed to reduce the exercise price of 6,250 warrants issued in connection with the February 2017 Stock Purchase Agreement describe above to $19.20 per share.  These warrants were subsequently exercised in January 2018 totaling $120,000.

On February 15, 2018 and in connection with the three closings and pursuant to the terms of the Offering described above, the Company issued to the placement agent Common Stock Purchase Warrants (the “Placement Agent Warrants”) to purchase up to 31,250 shares of the Company’s Common Stock at an exercise price of $24.00. The Placement Agent Warrants have a five-year term and have cashless exercise provisions at all times.

In connection with the three closings of the Offering described above, the Company issued Warrants to the Investors to purchase up to 156,250 shares of the Company’s Common Stock at a per share exercise price of $23.04. The warrant terms are 5 years expiring in January 2023 and February 2023.

On February 20, 2018 and as amended on March 1, 2018, the Company entered into an investment banking advisory agreement with Westpark Capital, Inc. with an initial term of six months. In connection with this agreement, Westpark Capital purchased a three-year common stock warrant to purchase up 8,750 share of the Company’s common stock at an exercise price of $1.60 per share from the Company for a purchase price of $100. Stock based compensation of $416,006 was recorded during the year ended December 31, 2018. For a total fair value of $416,106.

On March 26, 2018, in conjunction with the purchased 4% interest in Revolution Blockchain, LLC, the company issued three-year common stock warrants to purchase up to 1,875 shares of the Company’s common stock at an exercise price of $40.00 (See note 14). The fair value of the warrants of $35,385 has been eliminated in consolidation. The fair value of the warrants was determined using the Black Scholes option pricing model with the following assumptions: dividend yield: 0%, volatility: 209.65%, risk free rate: 1.90%, term: 3 years.

	Number	Weighted	Weighted	Intrinsic
	of	average	average	value
	Common Stock	exercise	life	of
	Warrants	price	(years)	Warrants
Outstanding, January 1, 2017	68,293	$48.00	4.47
Granted	21,875	38.40	3.00
Exercised	-	-	-
Canceled	(68,293)	48.00	2.47
Outstanding, December 31, 2017	21,875	38.40	2.35
Granted	198,125	22.40	4.89
Exercised	(6,250)	19.20	2.01
Canceled	-	-	-
Outstanding, December 31, 2018	213,750	$22.40	3.90	$23,800

Exercisable, December 31, 2018	213,750	$22.40	3.91	$23,800

The aggregate intrinsic value in the preceding table is calculated as the difference between the exercise price of the underlying warrants and the quoted closing price of the Company's common stock on the OTC Markets of $4.80 per share as of December 31, 2018.

TAPINATOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2018 and 2017

Note 14 – Non-Controlling Interest

On December 29, 2017, the Company, jointly with an individual investor, organized Revolution Blockchain, LLC (“RB”), a Colorado limited liability company for the purpose of developing, marketing and monetizing games and applications that, other than for payment purposes, write to or read from a blockchain, with ownership interests of 96% and 4% for the Company and the individual investor, respectively.

In connection with entering into the RB joint venture with the individual investor, RB issued to the individual investor a four percent (4%) membership interest as a Class A Member of RB for an aggregate purchase price of $100,000. The Class A Members have the right to convert their entire initial capital investment into shares of the Company’s common stock at a conversion price of $40.00 per share. RB shall distribute to the Class A Members no later than (i) forty-five days from the end of each fiscal quarter and (ii) ninety days from the end of each fiscal year, on a pro rata basis, 50% of all net revenue earned by RB in the previous fiscal period, as applicable, until the Class A Members have received two times the Class A Member’s initial capital commitment. At such time the distribution percentage shall be decreased from 50% to 20% of net revenue. For purposes of illustration, for each $100,000 Initial Capital Commitment, a Class A Member shall initially receive a 10% distribution right of Net Revenue until such time as such Class A Member has received $200,000. At such time, such Class A Member’s distribution right shall decrease from 10% to 4% of the Net Revenue.

On March 26, 2018, the Company purchased the 4% interest in its Revolution Blockchain, LLC majority-owned subsidiary that it did not otherwise own for a purchase price equal to the following: (i) $100,000 in cash and (ii) the issuance of a three-year common stock warrant to purchase up to 1,875 shares of the Company’s common stock at an exercise price of $40.00. Following the transaction, Revolution Blockchain LLC became a wholly-owned subsidiary of the Company.

Note 15— Income Taxes

A reconciliation of the U.S. Federal Statutory income tax rate to the Company’s effective income tax rate is as follows:

	2018	2017
Federal statutory income tax rate	23.9%	23.9%
State taxes, net of Federal benefit	5.5%	5.5%
Valuation allowance	(29.4%)	(29.4%)
Effective income tax rate	-%	-%

Net deferred tax assets as of December 31, 2017 and 2016 consist of the following:

	2018	2017
Net operating loss carryforwards	$2,616,900	$1,900,740
Valuation allowance	(2,616,900)	(1,900,740)
Net deferred tax asset	$-	$-

As of December 31, 2018, the Company has federal net operating loss carryforwards (“NOL’s”) of approximately $10,970,000 that will be available to reduce future taxable income, if any. These NOL’s begin to expire in 2034. Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, provide for annual limitations on the utilization of net operating loss and credit carryforwards if the Company were to undergo an ownership change, as defined in Section 382 of the Code. In general, an ownership change occurs whenever the percentage of the shares of a corporation owned, directly or indirectly, by 5-percent shareholders, as defined in Section 382 of the Code, increases by more than 50 percentage points over the lowest percentage of the shares of such corporation owned, directly or indirectly, by such 5-percent shareholders at any time over the preceding three years. In the event such ownership change occurs, the annual limitation may result in the expiration of the net operating losses prior to full utilization.

The Company performs an analysis each year to determine whether the expected future income will more likely than not be sufficient to realize the deferred tax assets. No tax benefit has been reported in the financial statements, since the potential tax benefit is offset by a valuation allowance of the same amount.

During the years ended December 31, 2018 and 2017, the Company increased its valuation allowance by approximately $716,000 and $217,000 due to the continued likelihood that realization of any future benefit from deductible temporary differences and net operating loss carryforwards cannot be sufficiently assumed at December 31, 2018.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21%, effective January 1, 2018. For certain deferred tax assets and deferred tax liabilities, we have recorded a provisional decrease of $1,240,650 with a corresponding adjustment to valuation allowance of $1,240,650 as of December 2017.

As of December 31, 2018, open tax years include the period from January 1, 2014 through December 31, 2017.

The Company applies the standard relating to accounting (ASC 740-10) for uncertainty in income taxes, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company is required to recognize in the financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. There were no significant unrecognized tax benefits recorded as of December 31, 2018 and 2017.

Note 16 – Subsequent Events

The Company has analyzed its operations subsequent to December 31, 2018 to the date these audited consolidated financial statements were issued and has no transactions or events requiring disclosure.

PART I. FINANCIAL INFORMATION

TAPINATOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019 (Unaudited)	December 31, 2018

Assets
Current assets:
Cash	$260,209	$871,312
Accounts receivable	301,390	227,803
Prepaid expenses	206,348	215,216
Total current assets	767,947	1,314,331

Property and equipment, net	8,156	7,583
Right-to-use asset, net	128,617	-
Software development costs, net	850,856	878,815
Investments	5,000	5,000
Security deposits	22,698	22,698
Total assets	$1,783,274	$2,228,427

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$285,593	$145,484
Accounts payable & accrued expenses – related party	-	144,639
Due to director	10,000	15,000
Due to related parties	52,726	43,293
Deferred Revenue	310,840	481,886
Lease liability – short term	53,484	-
Total current liabilities	712,643	830,302

Long term liabilities:
Lease liability – long term	75,134	-
Deferred Revenue	164,055	229,682
Total liabilities	951,832	1,059,984

Commitments and contingencies (see Note 13)	-	-

Stockholders' Equity:
Preferred stock, $0.001 par value, 1,532,500 shares authorized with any series of designation:
Series A convertible preferred stock, $0.001 par value; 0 shares and 840 shares designated at September 30, 2019 and December 31, 2018; 0 shares issued and outstanding at September 30, 2019 and December 31, 2018	-	-
Series A-1 convertible preferred stock, $0.001 par value; 0 shares and 1,500 shares designated at September 30, 2019 and December 31, 2018; 0 shares issued and outstanding at September 30, 2019 and December 31, 2018	-	-
Series B convertible preferred stock, $0.001 par value; 0 shares and 1,854 shares designated at September 30, 2019 and December 31, 2018; 0 shares issued and outstanding at September 30, 2019 and December 31, 2018	-	-
Common stock, $0.001 par value; 25,000,000 shares authorized; 549,958 shares issued and outstanding at September 30, 2019 and December 31, 2018	550	550
Additional paid-in capital	13,294,455	12,135,080
Accumulated deficit	(12,463,563)	(10,967,187)
Total stockholders' equity	831,442	1,168,443
Total liabilities and stockholders' equity	$1,783,274	$2,228,427

The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Financial Statements.

TAPINATOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenue	$818,703	$681,337	$2,977,353	$2,303,698

Operating expenses:
Cost of revenue excluding depreciation and amortization	262,536	166,521	991,103	710,286
Research and development	123,904	43,261	203,419	198,492
Marketing and public relations	165,308	128,686	586,531	302,421
General and administrative	684,175	782,823	2,196,098	2,403,230
Amortization of software development costs	153,283	166,176	494,285	437,199
Depreciation and amortization of other assets	1,331	2,230	4,437	7,085
Total expenses	1,390,537	1,289,697	4,475,873	4,058,713

Operating loss	(571,834)	(608,360)	(1,498,520)	(1,755,015)

Other (income) expenses
Amortization of debt discount	-	-	-	187,876
Interest (income) expense, net	(352)	(1,136)	(2,144)	133,465
Total other (income) expenses	(352)	(1,136)	(2,144)	321,341

Loss before income taxes	(571,482)	(607,224)	(1,496,376)	(2,076,356)

Income taxes	-	775	-	4,575

Net loss	$(571,482)	$(607,999)	$(1,496,376)	$(2,080,931)

Net loss per share:

Net loss per common share - basic and diluted	$(1.04)	$(1.02)	$(2.72)	$(3.72)

Weighted average common shares outstanding - basic and diluted	549,958	597,663	549,958	559,337

The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Financial Statements.

TAPINATOR, INC.

Condensed Consolidated Statement of Stockholders’ Equity

Nine months ended September 30, 2019

	Common Stock		Series A Preferred Stock		Series A-1 Preferred Stock		Series B Preferred Stock		Additional Paid-In-	Accumulated	Non- controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Total

Balances at December 31, 2018	549,958	$550	-	$-	-	$-	-	$-	$12,135,080	$(10,967,187)	$-	$1,168,443

Stock based compensation	-	-	-	-	-	-	-	-	404,375	-	-	404,375

Net loss	-	-	-	-	-	-	-	-	-	(659,703)	-	(659,703)
Balances at March 31, 2019 (unaudited)	549,958	550	-	-	-	-	-	-	12,539,455	(11,626,890)	-	913,115

Stock based compensation	-	-	-	-	-	-	-	-	404,375	-	-	404,375

Net loss	-	-	-	-	-	-	-	-	-	(265,191)	-	(265,191)
Balances at June 30, 2019 (unaudited)	549,958	550	-	-	-	-	-	-	12,943,830	(11,892,081)	-	1,052,299
Stock based compensation	-	-	-	-	-	-	-	-	404,375	-	-	404,375

Exchange of RSU’s									(53,750)		-	(53,750)

Net loss	-	-	-	-	-	-	-	-	-	(571,482)	-	(571,482)
Balances at September 30, 2019 (unaudited)	549,958	$550	-	$-	-	$-	-	$-	$13,294,455	$(12,463,563)	$-	$831,442

The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Financial Statements.

TAPINATOR, INC.

Condensed Consolidated Statement of Stockholders’ Equity

Nine months ended September 30, 2018

	Common Stock		Series A Preferred Stock		Series A-1 Preferred Stock		Series B Preferred Stock		Additional Paid-In-	Accumulated	Non- controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Total

Balances at December 31, 2017	371,707	$372	420	$1	1,500	$2	-	$-	$7,595,056	$(7,970,693)	$100,000	$(275,262)

Issuance of common stock upon exercise of warrants	6,250	6	-	-	-	-	-	-	119,994	-	-	120,000

Issuance of common stock for cash at $19.20	156,250	156	-	-	-	-	-	-	2,999,844	-	-	3,000,000

Issuance costs from common stock offering	-	-	-	-	-	-	-	-	(418,213)	-	-	(418,213)

Conversion of Series A1 Preferred Stock to Common Stock	37,500	38	-	-	(1,500)	(2)	-	-	(36)	-	-	-

Conversion Series A Preferred Stock, Senior Debenture and accrued interest to Series B Preferred Stock	-	-	(420)	(1)	-	-	1,854	2	492,383	-	-	492,384

Issuance of purchased warrants for cash of $100	-	-	-	-	-	-	-	-	416,106	-	-	416,106

Non-controlling interest buyback	-	-	-	-	-	-	-	-	-	-	(100,000)	(100,000)

Stock based compensation	-	-	-	-	-	-	-	-	204,412	-	-	204,412

Net loss	-	-	-	-	-	-	-	-	-	(915,880)	-	(915,880)
Balances at March 31, 2018 (unaudited)	571,621	572	-		-	-	1,854	2	11,409,546	(8,886,573)	-	2,523,547

Conversion of Series B Preferred Stock to Common Stock	26,042	26	-	-	-	-	(500)	(1)	(25)	-	-	-

Stock based compensation	-	-	-	-	-	-	-	-	419,764	-	-	419,764

Net loss	-	-	-	-	-	-	-	-	-	(557,052)	-	(557,052)
Balances at June 30, 2018 (unaudited)	597,663	598	-	-	-	-	1,354	1	11,829,285	(9,443,625)	-	2,386,259
Repurchase of Series B Preferred Stock	-	-		-		-	(1,354)	(1)	(366,706)	-	-	(366,707)
Stock-based compensation	-	-		-		-		-	412,717	-	-	412,717
Net loss	-	-		-		-		-	-	(607,999)	-	(607,999)

Balances at September 30, 2018 (unaudited)	597,663	$598	-	$-	-	$-	$-	$-	$11,875,296	$(10,051,624)	$-	$1,824,270

The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Financial Statements.

TAPINATOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30
	2019	2018
Cash flows from operating activities:
Net loss	$(1,496,376)	$(2,080,931)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization of software development costs	494,285	437,199
Depreciation and amortization of other assets	4,437	7,085
Amortization of debt discount	-	187,876
Amortization of original issue discount	-	51,230
Stock based compensation	1,213,125	1,452,899

(Increase) decrease in assets:
Accounts receivable	(73,587)	103,961
Prepaid expenses	8,868	(16,459)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	140,110	47,284
Deferred Revenue	(236,673)	184,001
Due to related parties	(193,956)	(60,535)
Net cash (used in) provided by operating activities	(139,767)	313,610

Cash flows from investing activities:
Capitalized software development costs	(466,326)	(641,702)
Purchase of property and equipment	(5,010)	(1,438)
Net cash used in investing activities	(471,336)	(643,140)

Cash flows from financing activities:
Net proceeds from exercise of common stock warrants	-	120,000
Net proceeds from issuance of common stock	-	2,581,787
Repurchase of Series B Preferred Stock	-	(366,707)
Senior convertible debenture principal payment	-	(1,142,857)
Buyback of non-controlling interest	-	(100,000)
Net proceeds from sale of common stock warrants	-	100
Net cash provided by financing activities	-	1,092,323

Net change to cash and cash equivalents	(611,103)	762,793
Cash at beginning of period	871,312	246,755
Cash at end of period	$260,209	$1,009,548

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$57,143
Cash paid for taxes	$-	$4,575

Non-cash investing and financing activities:
Prepaid asset reclassed as transaction costs	$-	$10,000
Conversion of Series A Preferred stock, Senior Debenture and accrued interest to Series B Preferred Stock	$-	$492,384
Right-to-use asset and lease liability recorded upon the adoption of ASC 842	$165,096	$-
Accrued RSU payout charged to additional paid-in-capital	$53,750	$-

The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Financial Statements.

TAPINATOR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 — The Company

Tapinator, Inc. (“Tapinator,” the “Company,” “we,” “our” or “us”) develops and publishes apps for mobile platforms that we believe can be leaders within their respective categories, with a focus on social-casino games. We refer to these titles as “Category Leading Apps.” Our library includes over 300 titles that, collectively, have achieved over 495 million mobile downloads, including notable properties such as Video Poker Classic and Solitaire Dash. We generate revenues through the sale of branded advertisements and via consumer transactions, including in-app purchases and subscriptions. Founded in 2013, we are headquartered in New York, with product development and marketing teams located in North America, Europe and Asia. Consumers can find high-quality mobile applications from Tapinator wherever they see the “T” character logo.

We were originally incorporated on December 9, 2013 in the state of Delaware. On December 12, 2013, we merged with Tapinator, Inc., a Nevada Corporation. We were the surviving corporation of this merger. On June 16, 2014, we executed a securities exchange agreement with the members of Tapinator LLC, a New York limited liability company, whereby we issued shares of our common stock to the members of Tapinator LLC in exchange for 100% of the outstanding membership interests of Tapinator LLC. The transaction resulted in a business combination and a change of control within its business purpose. For accounting and financial reporting purposes, Tapinator LLC was considered the acquirer and the transaction was treated as a reverse merger. We have been focused exclusively on mobile games and applications since our inception.

The Company currently publishes two types of mobile applications: Category Leading Apps and Rapid-Launch Games. Beginning in 2017, we shifted our focus from our legacy Rapid-Launch Games business to our Category Leading Apps business, and while we continue to publish both types of games based on our substantial library, our new development and publishing activities are exclusively focused on Category Leading Apps.

We believe our Category Leading Apps are visually beautiful, functionally in-depth products, with high production values and significant revenue potential. They are developed and published selectively based on both original and licensed intellectual property. These apps are monetized primarily through consumer app store transactions and, to a lesser extent, through brand advertising. These apps are published primarily under the Tapinator brand.

Our Rapid-Launch Games are legacy titles that were developed and published in significant quantity beginning in 2013. These are highly casual products that were built economically and rapidly based on a series of internally developed game engines. These games are monetized primarily through the sale of branded advertisements and via paid downloads. Since our formation, we have compiled a large library of over 300 such. Our Rapid-Launch Games are published primarily under our Tap2Play brand.

Note 2 —Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements and related notes have been prepared in conformity with United States generally accepted accounting principles (“GAAP”). The condensed consolidated financial statements include the operations of the Company and its wholly-owned subsidiaries, Tapinator, LLC, Tap2Play, LLC, and Revolution Mobile, LLC (f/k/a Revolution Blockchain, LLC). All significant intercompany balances and transactions have been eliminated in consolidation.

These condensed consolidated financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

Reverse Stock Split

On December 31, 2019, we effected a 1-for-160 Reverse Stock Split of our issued and outstanding common stock. As a result of the Reverse Stock Split, each issued and outstanding share of our common stock, and the per share exercise price of and number of shares of our common stock underlying our outstanding equity awards and warrants, was automatically proportionally adjusted based on the 1-for-160 Reverse Stock Split ratio. In connection with the Reverse Stock Split, we also reduced the total number of shares of common stock we are authorized to issue from 250,000,000 to 25,000,000. Accordingly, all share and per share information has been restated to retroactively show the effect of this stock split.

Reclassifications

Certain amounts in the prior period condensed consolidated financial statements have been reclassified to conform to the presentation used in the condensed consolidated financial statements for the quarter ended September 30, 2019.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates include assumptions used in the recognition of revenue, realization of platform and advertising fees and related costs of revenue, long-lived assets, stock-based compensation, and the fair value of other equity and debt instruments.

Revenue Recognition

The Company derives revenue primarily from the three mobile platforms (iOS, Google Play and Amazon) on which it currently markets its mobile games and applications in the form of app store transactions and from various advertising networks in the form of branded advertising placements within its mobile applications.

For revenue from product sales, the Company recognizes revenue in accordance with Financial Accounting Standards Board “FASB” Accounting Standards Codification “ASC” 606. A five-step analysis must be met as outlined in Topic 606: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations, and (v) recognize revenue when (or as) performance obligations are satisfied.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.  The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

TAPINATOR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

In accordance with Accounting Standards Update (“ASU”) 2016-08, Principal versus Agent Considerations (Reporting Revenue Gross versus Net), the Company evaluates its agreements with mobile platforms and advertising networks to determine whether it is acting as the principal or as an agent when selling its games or when selling premium in-game content or advertisements within its games, which it considers in determining if revenue should be reported gross or net. Key indicators that the Company evaluates to reach this determination include:

•	the terms and conditions of the Company’s contracts with the mobile platforms and ad networks;
•	the party responsible for determining the type, category and quantity of the methods to generate game revenue;
•	whether the Company is paid a fixed percentage of the arrangement’s consideration or a fixed fee for each game, transaction, or advertisement;
•	the party which sets the pricing with the end-user, and has the credit and inventory risk; and
•	the party responsible for the fulfillment of the game or serving of advertisements and that determines the specifications of the game or advertisement.

Based on the evaluation of the above indicators, the Company has determined that it is generally acting as a principal and is the primary obligor to end-users for its games distributed on the mobile platforms and for advertisements served by the advertising networks and has the contractual right to determine the price to be paid by the player. Therefore, the Company recognizes revenue related to these arrangements on a gross basis, when the necessary information about the gross amounts or platform fees charged, before any adjustments, are made available by the mobile platforms and advertising networks. The Company records the related platform fees and advertising network revenue share as expenses in the period incurred.

Display Advertising and Offers:

We have contractual relationships with advertising networks for display advertisements and offers served within our games. For these arrangements, we are the principal and our performance obligation is to provide the inventory for advertisements and offers to be displayed within our games. The Company has determined the advertising buyer to be its customer and displaying the advertisements within the mobile games is identified as the single performance obligation. Revenue from advertisements and offers are recognized at the point-in-time the advertisements are displayed in the game or the offer has been completed by the user as the customer simultaneously receives and consumes the benefits provided from these services.

The pricing and terms for all our advertising arrangements are governed by either a master contract or insertion order and generally stipulate payment terms as a specific number of days subsequent to the end of the month, generally ranging from 30 to 60 days. The transaction price in advertising arrangements is generally the product of the number of advertising units delivered (e.g., impressions, offers completed, videos viewed, etc.) and the contractually agreed upon price per advertising unit. The number of advertising units delivered is determined at the end of each month, which resolves any uncertainty in the transaction price during the reporting period.

Paid Downloadable Games:

Some of our legacy Rapid-Launch Games are offered as paid downloadable games on certain mobile platforms. For an individual sale of a game with both online and offline functionality, we would typically have three distinct performance obligations; (1) the software license; (2) a right to receive future updates; and (3) online hosting. The software license performance obligation represents the game that is delivered digitally at the time of sale and the software license typically provides access to offline core game content. The future update rights performance obligation to provide future updates would include updates on a when-and-if-available basis such as software patches or updates, and/or additional free content to be delivered in the future. The online hosting performance obligation consists of providing the customer with a hosted connection for online playability. For these legacy Rapid-Launch Games, since we do not provide software updates or additional content, and since we do not host any online content for these games as they are not playable online, the only performance obligation that we recognize is the software license. The sales price allocated to the software license performance obligation is recognized at a point in time upon delivery (which is usually at or near the same time as the booking of the transaction).

Virtual Goods:

Our games allow for players to purchase or otherwise earn in-game currency or other premium in-game content in the form of virtual goods. For purposes of determining when the service has been provided as it relates to virtual goods, we have determined that an implied obligation exists to the paying player to continue displaying the purchased or otherwise earned virtual good over its estimated life or until it is consumed. Accordingly, we categorize our virtual goods as either consumable or durable virtual goods.

If we are unable to differentiate revenue attributable to durable virtual goods from consumable virtual goods for a specific game, we attribute all virtual goods revenue for that game as durable virtual goods.

Consumable Virtual Goods:

Consumable virtual goods are items such as one-time game boosts consumed at a predetermined time or otherwise have limitations on repeated use. For the sale of consumable virtual goods, we recognize revenue, and the associated costs, as the goods are consumed. Our revenues from consumable virtual goods have been insignificant since the Company’s formation.

Durable Virtual Goods:

Durable virtual goods are items including virtual currency and premium in-game content such as power-ups, skins and equipment that remain in the game for as long as the player continues to play. We recognize revenue and the associated costs, from the sale of durable goods ratably over the estimated average playing period of paying players for the applicable game, which represents our best estimate of the average life of durable virtual goods.

We have partnered with third party advertising networks to provide rewarded video advertising to players of our games. A rewarded video advertisement enables users to acquire virtual currency, a durable virtual good, in exchange for watching a short video instead of paying cash. For rewarded video advertisements, similar to, purchased durable virtual goods, revenue is initially recorded to deferred revenue and then recognized ratably over the estimated average playing period of paying players for the applicable game, which represents our best estimate of the average life of durable virtual goods.

 TAPINATOR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On a periodic basis, we determine the estimated average playing period for paying players by game or genre via a representative proxy game from within that specific game. To make this estimate, we examine player data beginning at the time of a player’s first purchase within that game and ending on a date when that paying player is no longer playing the game. To determine when paying players are no longer playing a given game, we measure the populations of paying players (the “daily cohort”) from the date of their first installation of the game and track each daily cohort to understand the number of players from each daily cohort who played the game after their initial purchase. For titles where we have at least 90 days of paying players’ historical usage data on a daily cohort size of at least 100 paying players (“Tracked Titles”), we compute an expected average playing period for paying users using this dataset and applying a curve-fitting model.

For new titles where we do not have requisite paying player data (“Untracked Titles”), and such title is in a genre that is substantially different from one of our existing game genres for which we have Tracked Title estimates, we examine actual retention data for all players from these games for the period between game installation and up to 90 days thereafter, this data is then inputted into a curve-fitting model to estimate an average playing period for these titles. These calculated curves and their associated one-year average playing periods are mapped against the corresponding curves and associated average one-year playing periods for our most similar Tracked Titles. Based on this mapping, the average playing period of paying users for the Tracked Titles is then indexed up or down accordingly, and then applied against the Untracked Titles within the sample.

As of the second quarter of 2019 (our most recent determination date), the estimated weighted average life of our durable virtual goods was 4 months for our Casino & Card games, 2 months for our Role Playing & Arcade games and 2 months for our Rapid-Launch Games.

While we believe our estimates to be reasonable based on available game player information and based on the disclosed methodologies of larger publicly reporting mobile game companies, we may revise such estimates in the future based on changes in the operational lives of our games, and based on changes in our ability to make such estimates. Any future adjustments arising from changes in the estimates of the lives of these virtual goods would be applied to the then current quarter, and prospectively on the basis that such changes are caused by new information indicating a change in game player behavior patterns compared to historical titles. Any changes in our estimates of useful lives of these virtual goods may result in revenues and associated costs being recognized on a basis different from prior periods’ and may cause our operating results to fluctuate.

For the nine months ended September 30, 2019, as a result of a change in our estimates regarding the average useful lives of certain of our durable virtual goods, we recognized approximately $521,000 of previously deferred mobile game revenue and corresponding platform fee expense of $156,000 resulting in a net increase in income from operations of approximately $365,000 for the periods. This change in estimates did not materially impact our earnings per share for the three and nine months ended September 30, 2019, respectively. For the three and nine months ended September 30, 2018, there were no change in estimates regarding the average useful lives of durable virtual goods that required adjusting the recognition period of deferred revenue and associated costs in prior periods.

Arrangements with Multiple Performance Obligations:

For arrangements with multiple performance obligations, we allocate the transaction price to each performance obligation in an amount that depicts the amount of consideration to which we expect to be entitled in exchange for satisfying each performance obligation, which is based on the standalone selling price. The standalone selling price represents the observable price which we would sell the advertising placement separately in a similar circumstance, to a similar customer.

On August 7, 2018, we entered into a License Agreement (the “SD License Agreement”) pursuant to which we granted an affiliate of Cheetah Mobile, Inc. (the “Licensee”) the exclusive, worldwide right to localize, publish, distribute and operate one of the Company’s mobile games. The SD License Agreement represents an Arrangement with Multiple Performance Obligations.

As consideration for the grant of rights to the Licensee under the License Agreement, Licensee agreed to make guaranteed upfront payments to the Company (the “Upfront Payments”). The Upfront Payments impacts our revenue recognition as it relates to the distinction between functional intellectual property and symbolic intellectual property for licensing arrangements. We are required to make such distinction based on the nature of the license and recognize revenue at a point in time for functional intellectual property and over time for symbolic intellectual property (such as trademarks, brands and character images). The SD License Agreement also requires that the Company provide specific goods and services in the form of regular software updates.

We have determined the SD License Agreement includes multiple performance obligations related to functional intellectual property, symbolic intellectual property and software-related services (updates). For these three components, revenue associated with individual performance obligations is recorded separately as they are each distinct obligations. The standalone selling price for each component is determined by using an expected cost plus margin approach. The amounts assigned to each product or service is recognized when the product is delivered and/or when the services are performed. The obligation associated with functional intellectual property is deemed satisfied when we have transferred the software license to Licensee and the Licensee has deployed the intellectual property into the market. The symbolic intellectual property obligations are deemed to be performed over an extended period, whereby revenue is generally recognized over time on a ratable basis over the initial term of the SD License Agreement. The software-related services obligations (updates) are also deemed to be performed over an extended period, whereby revenue is generally recognized over time, on a ratable basis over the initial term of the SD License Agreement.

 TAPINATOR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Disaggregation of Revenue:

The following table summarizes revenue from contracts with customers for the three months and nine months ended September 30, 2019 and 2018:

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Display Ads & Offers (point-in-time revenue)	$110,433	$161,770	$408,665	$739,170
Paid Downloadable Games (point-in-time recognition)	177,861	152,200	493,017	661,064
Durable Virtual Goods (over-time recognition):
In-Game Currency and Premium In-Game Content	461,513	192,336	1,819,543	683,517
Rewarded Video Ads	20,207	14,094	126,124	59,010
Arrangements with Multiple Performance Obligations (over-time recognition):
Subscriptions	26,813	-	64,376	-
License Agreement Upfront Payments	21,876	160,937	65,628	160,937
Total Revenue	$818,703	$681,337	$2,977,353	$2,303,698

The Company reports as a single segment - mobile applications.  In the disaggregation above, the Company categorizes revenue by type and by over-time or point-in-time recognition.

Accounts Receivable and Allowance for Doubtful Accounts

The Company monitors outstanding receivables based on factors surrounding the credit risk of specific customers, historical trends, and other information. The allowance for doubtful accounts is estimated based on an assessment of the Company’s ability to collect on customer accounts receivable. There is judgment involved with estimating the allowance for doubtful accounts and if the financial condition of the Company’s customers were to deteriorate, resulting in their inability to make the required payments, the Company may be required to record additional allowances or charges against revenues. The Company writes-off accounts receivable against the allowance when it determines a balance is uncollectible and no longer actively pursues its collection. As of September 30, 2019 and December 31, 2018, based upon the review of the outstanding accounts receivable, the Company has determined that an allowance for doubtful accounts is not required.

Cash Equivalents

For purposes of the Company’s financial statements, the Company considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents. The Company had no cash equivalents as of September 30, 2019 and December 31, 2018.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit of $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits. As of September 30, 2019, the total amount exceeding such limit was $10,209.

The Company derives revenue from mobile app platforms, advertising networks and licensing which individually may contribute 10% or more of the Company’s revenues in any given year. For the nine months ended September 30, 2019, revenue derived from two mobile app platforms comprised 45% of total revenue. For the nine months ended September 30, 2018, revenue derived from two mobile app platforms comprised 50% of such period’s total revenue.

As of September 30, 2019, the receivable balance from two mobile app platforms comprised 73% of the Company’s total accounts receivable balance. As of December 31, 2018, the receivable balance from two mobile app platforms comprised 66% of the Company’s total accounts receivable balance and the receivable balance from one advertising network comprised 10% of the Company’s total accounts receivable balance.

Property and Equipment

Property and equipment are stated at cost. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference, less any amount realized from disposition, is reflected in earnings. Property and equipment are depreciated using the straight-line method over their estimated useful lives as follows:

Estimated Useful Life:	Years

Computer equipment	3
Furniture and Fixtures	5
Leasehold improvements	3

 TAPINATOR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Software Development Costs

In accordance with ASC 985-20, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company capitalizes certain costs related to the development of new software products or the enhancement of existing software products for use in our product offerings. These costs are capitalized from the point in time that technological feasibility has been established, as evidenced by a working model or detailed working program design to the point in time that the product is available for general release to customers. Software development costs are amortized on a straight-line basis typically over three years, the estimated economic lives of the products, beginning when the product is placed into service.

The Company periodically evaluates whether events or circumstances have occurred that indicate that the remaining useful lives of its capitalized software development costs should be revised or that the remaining balance of such assets may not be recoverable. Software costs incurred prior to establishing technological feasibility are charged to Research and Development expense as incurred.

Impairment of Long-lived Assets

The Company regularly reviews property, equipment, software development costs and other long-lived assets for possible impairment. This review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Based upon management’s assessment, there was no impairment of the Company’s property and equipment at September 30, 2019 and December 31, 2018. Management has deemed that certain software development costs were impaired at December 31, 2018 and such impairments are more fully described in Note 9.

In general, investments in which the Company owns less than 20% of an entity’s equity interest or does not hold significant influence over the investee are accounted for under the cost method. Under the cost method, these investments are carried at the lower of cost or fair value. The Company periodically assesses its cost method investments for impairment. If determination that a decline in fair value is other than temporary, the Company will write-down the investment and charge the impairment against operations. At September 30, 2019 and December 31, 2018, the carrying value of our investments totaled $5,000.

Derivative Instruments

The Company accounts for derivative instruments in accordance with ASC 815, Derivatives and Hedging, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts, and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At September 30, 2019 and December 31, 2018, the Company did not have any derivative instruments that were designated as hedges.

Cost of Revenue (excluding amortization of software development costs)

Cost of revenue includes primarily platform and advertising network fees, licensing costs and hosting fees. The Company, along with all mobile application publishers, is required to pay platform fees to Apple, Google and Amazon equal to approximately 30% of gross revenue derived from such platforms. The Company is also required to pay a revenue share of approximately 30% to advertising networks and similar service providers.

Stock-Based Compensation

The Company measures the fair value of stock-based compensation issued to employees and non-employees using the stock price observed in the arms-length private placement transaction nearest the measurement date (for stock transactions), or the fair value of the award (for non-stock transactions), which are considered to be more reliably determinable measures of fair value than the value of the services being rendered. The measurement date is the earlier of (1) the date at which commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

Basic and Diluted Net Income (Loss) per Share Calculations

The Company computes per share amounts in accordance with FASB ASC Topic 260 “Earnings per Share” (“EPS”), which requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the periods; however, potential common shares are excluded for periods in which the Company incurs losses, as their effect is anti-dilutive.

For the nine months ended September 30, 2019 and 2018, potentially dilutive securities excluded from the computation of basic and diluted net (loss) per share amounted to 311,719 and 314,063, respectively, consisting of restricted stock units, common stock options and common stock warrants.

Subsequent Events

In accordance with ASC 855 “Subsequent Events” the Company evaluated subsequent events after the balance sheet date through the date of issuance of this Form 10-Q (See Note 15).

 TAPINATOR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Recent Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350). This ASU eliminates Step 2 from the goodwill impairment test. Under the new guidance, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. Additionally, this ASU eliminates the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, and is applied on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. While we are currently evaluating the impact of the adoption of this ASU, we do not believe that the adoption of this guidance will have a material impact on our consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. An additional update was issued by FASB in January 2018 to ASC Topic 842. We adopted the standard using the optional transition method by recognizing a cumulative-effect adjustment to the balance sheet at January 1, 2019 and not revising prior period presented amounts. The processes that are in final refinement related to our full implementation of the standard include: i) finalizing our estimates related to the applicable incremental borrowing rate at January 1, 2019 and ii) process enhancements for refining our financial reporting procedures to develop the additional required qualitative and quantitative disclosures beginning in 2019. We have elected the following practical expedients: i) we have not reassessed whether any expired or existing contracts are or contain leases, ii) we have not reassessed lease classification for any expired or existing leases, iii) we have not reassessed initial direct costs for any existing leases, and iv) we have not separated lease and non-lease components.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

Note 3 — Net Loss Per Share

The Company computes net loss per share by dividing its net loss for the period by the weighted average number of common shares outstanding during the period less the weighted average common shares subject to restrictions imposed by the Company.

	Three months ended
	September 30,
	2019	2018
Net loss	$(571,482)	$(607,999)
Shares used to compute net loss per share:
Weighted average common shares outstanding	549,958	597,663
Weighted average common shares subject to restrictions	—	—
Weighted average shares used to compute basic and diluted net loss per share	549,958	597,663
Net loss per share - basic and diluted	$(1.04)	$(1.02)

	Nine months ended
	September 30,
	2019	2018
Net loss	$(1,496,376)	$(2,080,931)
Shares used to compute net loss per share:
Weighted average common shares outstanding	549,958	559,337
Weighted average common shares subject to restrictions	—	—
Weighted average shares used to compute basic and diluted net loss per share	549,958	559,337
Net loss per share - basic and diluted	$(2.72)	$(3.72)

 TAPINATOR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The following warrants to purchase common stock, options to purchase common stock and restricted stock units (“RSUs”) have been excluded from the computation of net loss per share of common stock for the periods presented because including them would have had an anti-dilutive effect:

	Nine months ended
	September 30,
	2019	2018
Warrants to purchase common stock	213,750	213,750
Options to purchase common stock	97,969	31,563
RSU’s	-	68,750
Total excluded securities	311,719	314,063

Note 4 — Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Assets and liabilities that are measured at fair value are reported using a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date of identical, unrestricted assets or liabilities.
•	Level 2 – Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and
•	Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

As of September 30, 2019 and December 31, 2018, the Company did not identify any assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC 825, Financial Instruments.

 Note 5 — Accounts Receivable

Accounts receivable consisted of the following as of September 30, 2019 and December 31, 2018:

	September 30,	December 31,
	2019	2018
Accounts receivable	$301,390	$227,803
Less: Allowance for doubtful accounts	-	-
Accounts receivable, Net	$301,390	$227,803

The Company had no bad debts during the nine months ended September 30, 2019 and 2018.

Note 6 — Prepaid Expenses

Prepaid expense consisted of the following as of September 30, 2019 and December 31, 2018:

	September 30,	December 31
	2019	2018
Deferred platform commission fees	$65,557	$178,692
Deferred royalties	2,345	1,157
Other	138,446	35,367
Total Prepaid Expenses	$206,348	$215,216

Note 7 — Property and Equipment

Property and equipment consisted of the following as of September 30, 2019 and December 31, 2018.

	September 30, 2019	December 31, 2018
Leasehold improvements	$2,433	$2,435
Furniture and fixtures	10,338	10,337
Computer equipment	31,507	26,496
Property and equipment cost	44,278	39,268
Less: accumulated depreciation	(36,122)	(31,685)
Property and equipment, net	$8,156	$7,583

During the nine months ended September 30, 2019 and 2018, depreciation expense was $4,437 and $7,085, respectively.

TAPINATOR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 8 — Right-to-use assets and lease liability

In August 2016, the Company entered into a lease agreement, whereby the Company agreed to extend the lease for office space in New York, NY, commencing September 1, 2016 and expiring on December 31, 2021 at an initial rate of $4,625 per month with escalating payments.

In adopting ASC Topic 842, Leases (Topic 842), the Company has elected the “package of practical expedients”, which permits it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. The Company did not elect the use-of-hindsight or the practical expedient pertaining to land easements; the latter of which is not applicable to the Company. In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 months or less. In determining the length of the lease term to its long term lease, the Company determined not to consider an embedded 3-year option primarily due to (i) the renewal rate is at future market rate to be determined and (ii) Company does not have significant leasehold improvements that would restrict its ability to consider relocation. At the lease commencement date, the Company estimated the lease liability and the right-of-use assets at present value using the Company’s estimated incremental borrowing rate of 7% and determined the initial present value, at inception, of $165,096. On January 1, 2019, upon adoption of ASC Topic 842, the Company recorded right-to-use assets of $165,096, lease liability of $165,096 and eliminated deferred rent of $3,377.

Right-to-use assets is summarized below:

September 30, 2019
Office lease	$165,096
Less accumulated amortization	(36,479)
Right-to-use assets, net	$128,617

During the nine months ended September 30, 2019, the Company recorded $44,533 as lease expense to current period operations.

Lease liability is summarized below:

September 30, 2019
Office lease	$128,618
Less: short term portion	(53,484)
Long term portion	$75,134

Maturity analysis under the lease agreement is as follows:

Three months ended December 31, 2019	$15,163
Year ended December 31, 2020	61,253
Year ended December 31, 2021	63,090
Total	139,506
Less: Present value discount	(10,888)
Lease liability	$128,618

Lease expense for the nine months ended September 30, 2019 was comprised of the following:

Operating lease expense	$44,533
Short-term lease expense	-
Variable lease expense	-
$44,533

Note 9 — Capitalized Software Development

Capitalized software development costs at September 30, 2019 and December 31, 2018 were as follows:

	September 30, 2019	December 31, 2018
Software development cost	$4,532,753	$4,066,427
Less: Accumulated amortization	(3,105,276)	(2,610,991)
Less: Impairment of software development cost	(576,621)	(576,621)
Software development cost, net	$850,856	$878,815

During the nine months ended September 30, 2019 and 2018, amortization expense related to capitalized software was $494,285 and $ 437,199 respectively. At December 31, 2018, management deemed that the net software development cost carrying amount related to certain of our released and unreleased mobile games was likely not recoverable, thus the Company took an impairment charge of $320,311 as of December 31, 2018.

 TAPINATOR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 10 - Investments

In January 2015, the Company made a $5,000 passive investment into Peer5, a Tel Aviv, Israel based internet infrastructure company focused on improving the scalability and efficiency of mobile and internet content delivery.

Note 11 - Related Party Transactions

Games Revenue Share and Stock Repurchase Agreement

On December 28, 2018, the Company entered into a Games Revenue Share and Stock Repurchase Agreement (the “Rapid-Launch Games Agreement”) with TapGames, a Pakistani registered firm (“TapGames”), Khurram Samad, a major shareholder, (the “Stockholder”), Rizwan Yousuf and Tap2Play, LLC, a wholly-owned subsidiary of the Company, whereby the Company repurchased from the Stockholder 47,790 shares (the “Repurchased Shares”) of the Company’s common stock, for a per share purchase price of $3.03, or an aggregate purchase price of $144,639 as further described below.

In consideration for the Repurchased Shares, the Company agreed to share all revenue, net of any and all third-party platform fees, generated from the Company’s Rapid-Launch Games identified in the Rapid-Launch Games Agreement (the “Subject Games”) with TapGames, an entity in which the Stockholder has an equity interest. Pursuant to the terms of the Rapid-Launch Games Agreement and effective as of January 1, 2019, 60% of all such revenue relating to the Subject Games will be paid to TapGames with the Company retaining the remaining 40%. The Company and its Tap2Play subsidiary will retain all intellectual property rights and title to the Subject Games but will not be responsible for any updates or maintenance with respect to the Subject Games, including any advertising or marketing expenses. The Company has recorded an amount due to related parties in the amount of $144,639 at December 31, 2018 whereby the Repurchased Shares are paid from net revenue share proceeds. The Company’s remaining balance due on the share repurchase was $0 and $144,639 as of September 30, 2019 and December 31, 2018, respectively.

Game Development

As of September 30, 2019 and December 31, 2018, the Company had balances due (from) to related parties, related to software development services, of $(1,024) and $43,293, respectively.

RSU Exchange

On September 30, 2019, certain officers and directors exchanged partially-vested, RSUs with an aggregate of 67,188 of underlying and unissued common shares for newly-awarded, unvested stock options representing the right to purchase 67,188 underlying common shares with an exercise price of $9.60 per share and an aggregate payable amount of $53,730 which is included in the line item due to related parties (See Note 14).

Director Fees

As of September 30, 2019 and December 31, 2018, the Company had balances due to related parties, related to quarterly director fees, of $10,000 and $15,000, respectively.

Note 12 — Senior Secured Convertible Debenture

On June 19, 2015, the Company and Hillair Capital Investment L.P. (“Hillair”) entered into a Securities Purchase Agreement, dated June 19, 2015 (the “Purchase Agreement”) pursuant to which the Company issued to Hillair the following (i) $2,240,000 8% Original Issue Discount Senior Secured Convertible Debenture (the “Original Debenture”) which was convertible into shares of the Company’s common stock at a price per share of $32.80, (ii) Series A common stock purchase warrants to purchase up to 68,293 shares of common stock with an exercise price of $48.00 and (iii) Series B common stock purchase warrants to purchase up to 68,293 shares of common stock with an exercise price of $48.00 (collectively, the terms of which are referred to herein as the “Original Financing”).

In July 28, 2016, the Company and Hillair entered into an Exchange Agreement (“2016 Exchange Agreement”) to amend and refinance the terms of the Original Debenture. Immediately prior to the 2016 Exchange Agreement, the Company owed cash payments to Hillair of $560,000 on October 1, 2016 and $1,120,000 on January 1, 2017 under the Original Debenture. Pursuant to the 2016 Exchange Agreement, the following material terms of the Original Financing were amended, altered and/or ratified: (i) the Original Debenture was exchanged in its entirety for the issuance of a new 8% Original Issue Discount Senior Secured Convertible Debenture with an original principal amount of $2,394,000 and an increased conversion price of $40.00 (the “2016 Debenture”), (ii) the issuance of 420 shares of a new Series A Convertible Preferred Stock as further described by the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock which were initially exercisable for up to 10,500 shares of Company’s common stock, (iii) the extension of the maturity date of the Series A Warrant from June 22, 2020 until July 28, 2021, (iv) the cancellation of the Series B Warrants in their entirety, (v) the ratification of the Security Agreement executed by the Company with respect to all of its assets (as required by the initial Purchase Agreement and Original Debenture) as continued collateral for the New Debenture, as well as the ratification of the associated subsidiary guarantees and pledges, and (vi) Hillair was granted the right to make a subsequent cash investment of $2,100,000 in our business in exchange for the issuance of an additional debenture in the original principal amount of $2,394,000 and the issuance of 420 shares of preferred stock.

In June 2017, the Company and Hillair entered into an amendment agreement (the “2017 Amended Agreement”) to amend and refinance the terms of the 2016 Debenture. Pursuant to the 2017 Amended Agreement, the Company prepaid to Hillair a portion of the outstanding principal on the 2016 Debenture in the amount of $234,000 and all of the accrued interest on the 2016 Debenture through June 30, 2017 in the amount of $191,520. Following such payments, the remaining principal amount of the Holder’s amended 2016 Debenture was $2,160,000 (the “Amended 2016 Debenture”). In addition, the Company and Hillair agreed to reduce the conversion price of the 2016 Debenture from $40.00 to $32.00. The Amended 2016 Debenture was due on July 31, 2018, and the Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this debenture at the rate of 8% per annum, payable on each December 31, March 31, July 31, and October 31, thereafter, beginning on December 31, 2017. In June 2017, the Company and Holder also entered into an exchange agreement (the “2017 Exchange Agreement”) to exchange the existing 68,293 shares of Series A Common Stock purchase warrants for 1,500 shares of Series A-1 Convertible Preferred Stock.

 TAPINATOR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On September 7, 2017, Hillair assigned all of its rights under and relating to the Senior Debenture to HSPL Holdings, LLC (“HSPL”), including the Series A-1 Convertible Preferred Stock.

On January 22, 2018, HSPL elected to convert all of the 1,500 shares of Series A-1 Stock into 37,500 shares of the Company’s common stock. The 37,500 shares of common stock converted under the Series A-1 Preferred Stock were issued without restrictive legend pursuant to Section 4(a)(1) of the Securities Act.

On February 23, 2018, the Company entered into a Series B Exchange Agreement (the “Series B Exchange Agreement”) with HSPL to amend the terms of the 2017 Amended Agreement. On February 23, 2018, the Company paid to HSPL $1,200,000 in cash for a net reduction of the principal amount of the Amended 2016 Debenture of $1,142,857 after giving effect to a 5% prepayment penalty which resulted in a remaining principal balance of $1,017,143 plus all accrued but unpaid interest under the 2016 Debenture (the “Remaining 2016 Debenture Balance”). Pursuant to the Series B Exchange Agreement, the Remaining 2016 Debenture Balance and the Series A Preferred Stock were exchanged in their entirety (and thus cancelled) for the issuance of 1,854 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) which were initially exercisable for up to 96,563 shares of Company’s common stock, subject to adjustment. As a result of the Series B Exchange Agreement, the Company eliminated all of its outstanding debt. Each share of the Series B Preferred Stock has a conversion price of $19.20 and a stated value of $1,000.

On May 2, 2018, HSPL elected to convert 500 shares of its 1,854 shares of Series B Preferred Stock into 26,042 shares of the Company’s common stock. The 26,042 shares of common stock converted under the Series B Preferred Stock were issued without restrictive legend pursuant to Section 4(a)(1) of the Securities Act.

On September 7, 2018, the Company repurchased 1,354 shares of the Company’s Series B Preferred Stock from HSPL for a per share purchase price of $270.83, or an aggregate purchase price of $366,707. The repurchased shares represented all of the outstanding shares of the Series B Preferred Stock and, following the transaction, the Company has no Preferred Stock outstanding in any class. Pursuant to the terms of the Series B Preferred Stock, the repurchased shares were convertible into 70,521 shares of the Company’s common stock.   The repurchase purchase price represents a per share common stock purchase price of $5.20, if conversion had occurred.

During the nine months ended September 30, 2019 and 2018, amortization of the debt discount related to the Senior Secured Convertible Debentures was $0 and $187,876 respectively. During the nine months ended September 30, 2019 and September 30, 2018, amortization of the original issue discount related to the Senior Secured Convertible Debentures was $0 and $51,230, respectively.

Note 13 — Commitments and Contingencies

License Agreement

On August 7, 2018 (the “Effective Date”), the Company entered into the SD License Agreement, pursuant to which the Company granted the Licensee the exclusive, worldwide right to localize, publish, distribute and operate the Company’s mobile game titled Solitaire Dash – Card Game (“Solitaire Dash”).

As consideration for the grant of rights to the Licensee under the SD License Agreement, the Licensee agreed to make upfront payments to the Company in the aggregate of $500,000 payable in installments (the “Upfront Payments”). The Company received $200,000 in Upfront Payments in the nine months ended September 30, 2019 and $300,000 in Upfront Payments in September 2018. In addition, for sales of Solitaire Dash, the SD License Agreement provides an ongoing net revenue share formula which would allow the Company to receive certain percentages of the revenues received by the Licensee based on certain revenue targets in addition to the Upfront Payments.  As part of a separate agreement, the Company agreed to pay the third-party who introduced the Company and the licensee 6.5% of all payments received by the Company under the SD License Agreement. In connection with the SD License Agreement, the Company has recognized cumulative revenue of $248,441 as of September 30, 2019. The remaining balance of deferred revenue, in connection with the SD License Agreement, as of September 30, 2019 and December 31, 2018 amounts to $251,559 and $317,187, respectively.

The SD License Agreement provides for a term of four years from the Effective Date and will automatically renew for subsequent one-year periods unless the Licensee notifies the Company of its intent to terminate within 90 days before the end of the fourth year or any subsequent renewal period. During the term of the contract, the Company is responsible to maintain and develop updates of Solitaire Dash and provide such versions to the Licensee. Either party may also unilaterally terminate the SD License Agreement under certain circumstances.

Minimum Developer Commitments

Future developer commitments as of September 30, 2019 were $314,863. These developer commitments reflect the Company’s estimated minimum cash obligations to external software developers (“third-party developers”) to design and develop its software applications but do not necessarily represent the periods in which they will be expensed. The Company advances funds to these third-party developers, in installments, payable upon the completion of specified development milestones.

 TAPINATOR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

At September 30, 2019, future unpaid developer commitments were as follows:

Future
Minimum
Developer
Year Ending December 31,	Commitments
2019	$104,954
2020	209,909
$314,863

The amounts represented in the table above reflect the Company’s minimum cash obligations for the respective calendar years, but do not necessarily represent the periods in which they will be expensed in the Company’s consolidated financial statements.

Note 14 — Stockholders’ Equity

Common and Preferred Stock

At September 30, 2019 and December 31, 2018, the authorized capital of the Company consisted of 25,000,000 shares of common stock, par value $0.001 per share, and 1,532,500 shares of blank check preferred stock, par value $0.001 per share. At December 31, 2018, the Company had designated 840 shares as Series A Convertible Preferred Stock (“Series A Preferred”), 1,500 shares as Series A-1 Convertible Preferred Stock (“Series A-1 Preferred”), and 1,854 as Series B Convertible Preferred Stock (“Series B Preferred”). On June 27, 2019, the Company filed three Certificates of Elimination with the Secretary of State of the State of Delaware eliminating the designated Series A Preferred, Series A-1 Preferred and Series B Preferred. On January 23, 2018, via written consent of a majority of its stockholders, the Company increased the number of its authorized share of common stock from 150,000,000 to 250,000,000.

In February, 2017, the Company entered into a stock purchase agreement with an individual investor for the purchase of 3,125 shares of the Company's common stock for an aggregate purchase price of $150,000, or $48.00 per share. In connection with the financing, the Company also issued to the investor two warrants. Each warrant has a term of three years and each warrant shall enable the investor to purchase up to an additional 3,125 shares of the Company's common stock at an exercise price of $48.00 per share and $57.60 per share, respectively. On January 18, 2018, the Company reduced the exercise price per share of the two warrants from $57.60 and $48.00 to $19.20. Upon the reduction of the exercise price, the shareholder elected to exercise both warrants for an aggregate cash payment of $120,000 for 6,250 shares of common stock.

On January 22, 2018, the holder of the Company’s Series A-1 Preferred Stock elected to convert all of the 1,500 shares of such stock into 37,500 shares of common stock.

On January 30, 2018, we consummated the first closing of the Company’s private placement announced on September 7, 2017 (the “Offering”). Specifically, the Company entered into Subscription Agreements (the “Subscription Agreement”) with various investors (collectively, the “Investors”) for the purchase of 73,698 shares of the Company’s common stock for an aggregate purchase price of $1,415,000, or $19.20 per share. The Company received net proceeds of $1,162,804 from the first closing after payment of the placement agent’s 10% cash commission as well as other expenses relating to the Offering and other expenses of the Company. In connection with the first closing and pursuant to the terms of the Offering, the Company issued to the Investors Common Stock Purchase Warrants (the “Warrants”) to purchase up to 73,698 shares of the Company’s common stock at a per share exercise price of $23.04. The Warrants have five-year terms and do not allow for cashless exercise unless the Company is unable to obtain an effective registration statement with the Securities and Exchange Commission regarding the shares underlying the Warrants, subject to certain conditions.

On February 7, 2018, we consummated the second closing of the Offering. Specifically, the Company entered into Subscription Agreements with Investors for the purchase of 53,516 shares of the Company’s common stock for an aggregate purchase price of $1,027,500, or $19.20 per share. The Company received net proceeds of $920,680 from the second closing after payment of the placement agent’s 10% cash commission as well as other expenses relating to the Offering. In connection with the second closing and pursuant to the terms of the Offering, the Company issued to the Investors Warrants to purchase up to 53,516 shares of the Company’s common stock at a per share exercise price of $23.04.

On February 15, 2018, we consummated the third and final closing of the Offering. Specifically, the Company entered into Subscription Agreements with Investors for the purchase of 29,036 shares of the Company’s common stock for an aggregate purchase price of $557,500, or $19.20 per share. The Company received net proceeds of $498,303 from the third closing after payment of the placement agent’s 10% cash commission as well as other expenses relating to the Offering. In connection with the third closing and pursuant to the terms of the Offering, the Company issued to the Investors Warrants to purchase up to 29,036 shares of the Company’s common stock at a per share exercise price of $23.04.

On February 23, 2018, the Company entered into a Series B Exchange Agreement with HSPL. Pursuant to the agreement the remaining 2016 Debenture balance and the 420 shares of Series A Preferred Stock outstanding, held by HSPL, were exchanged in their entirety (and thus cancelled) for the issuance of 1,854 shares of Series B Convertible Preferred Stock (See Note 12).

On May 2, 2018, the holder of our Series B Preferred Stock elected to convert 500 of its 1,854 shares of Series B Stock into 26,042 shares of the Company’s common stock.  The 26,042 shares of common stock converted under the Series B Stock were issued without restrictive legend pursuant to Section 4(a)(1) of the Securities Act.

 TAPINATOR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On September 7, 2018, we entered into a stock repurchase agreement whereby the Company repurchased 1,354 shares of the Company’s Series B Stock for a per share purchase price of $270.83, or an aggregate purchase price of $366,707. The repurchased shares represent all of the outstanding shares of the Series B Stock. Pursuant to the terms of the Series B Stock, the repurchased shares were convertible into 70,521 shares of the Company’s common stock. The repurchase amount represents a per share purchase price of the Series B Stock (on an-converted basis), equal to $5.20. Pursuant to the terms of the stock repurchase agreement, the repurchased shares were canceled in full and of no further force or effect as of the Effective Date. After the Effective Date, there are no shares of Series B Stock outstanding and, following the transaction, the Company has no Preferred Stock outstanding in any class.

On December 28, 2018, the Company entered into a Games Revenue Share and Stock Repurchase Agreement with a related party whereby the Company repurchased 47,790 shares of the Company’s common stock, for a per share purchase price of $3.03, or an aggregate purchase price of $144,639 from the Stockholder (See Note 11).

Options

In December 2015, the Company approved the 2015 Equity Incentive Plan (the “Plan”). The Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, RSU’s, performance stock awards and other stock-based awards (collectively, “Stock Awards”). The initial Plan provided the Company the ability to grant Stock Awards to its employees, directors and consultants of up to 37,500 shares of common stock.

On January 23, 2018 via written consent of a majority of its stockholders, the Company increased the number of shares of common stock underlying the Plan from 37,500 to 112,500.

A summary of stock option activity under the Plan for the year ended December 31, 2018 and the nine months ended September 30, 2019 is as follows:

		Weighted	Weighted	Intrinsic
	Number	average	average	value
	of	exercise	life	of
	Options	price	(years)	Options
Outstanding, January 1, 2018	31,563	$20.80	9.24	-
Granted	-	-	-	-
Exercised	-	-	-	-
Expired/Cancelled	(782)	$17.60	8.48	-
Outstanding, December 31, 2018	30,781	$20.80	8.24	-
Granted	67,188	9.60	10.0	-
Exercised	-	-	-	-
Expired/Cancelled	-	-	-	-
Outstanding, September 30, 2019	97,969	$12.80	9.15	-

Exercisable, September 30, 2019	24,141	$20.80	7.18	-

Stock option expense included in stock compensation expense for the nine months ended September 30, 2019 and 2018 was $106,250 and $126,650, respectively, and is included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

The aggregate intrinsic value in the preceding table is calculated as the difference between the exercise price of the underlying awards and the quoted closing price of the Company’s common stock on the OTCQB of $9.60 per share as of September 30, 2019.

Award Agreements

On September 30, 2019, the Company entered into Award Purchase, Cancellation and Release Agreements (the “Award Agreements”) with certain of its executive officers and members of the Board of Directors (the “Participants”). Pursuant to the terms of the Award Agreements, the Company agreed to repurchase any undelivered shares of common stock underlying certain RSUs previously granted to the Participants, to the extent such awards had vested, and cancel the remaining unvested portion of such RSUs. As consideration for the repurchase and cancellation, the Participants were granted stock options representing the right to purchase a number of shares of common stock equal to the number of RSUs initially granted to such Participant and a one-time cash payment. There were 7,118 vested RSUs (for which the underlying shares were undelivered) repurchased by the Company and 60,069 unvested RSUs that were cancelled. In exchange, new stock options were awarded representing 67,188 of underlying common shares and an aggregate amount of $53,730 is payable to the Participants as of September 30, 2019.

Each of the stock option grants were awarded pursuant to the Company’s form of Stock Option Grant and Agreement (the “Option Agreement”). Each of the stock option grants has a per share exercise price of $9.60 and vests as follows: (i) 50% in three substantially equal installments (with the first two installments rounded down for any fractional shares) on the last day of October, November, and December in 2019 (with the third installment including any fractional shares that were rounded down from the first and second installments) and (ii) the remaining 50% in 12 substantially equal installments (with the first 11 installments rounded down for any fractional shares) on the last day of each month in 2020 (with the 12th installment including any fractional shares that were rounded down from the first 11 installments). The fair value of the stock options issued was determined using the Black Scholes option pricing model with the following assumptions: dividend yield: 0%; volatility: 172.79%; risk free rate: 1.63%; term 5 years.

 TAPINATOR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Restricted Stock Units

On February 21, 2018, the Board of Directors of the Company approved grants of 67,188 RSUs to certain named officers and directors as well as a key employee of the Company. The total value of the grants was $4,515,000 and the RSUs had a thirty-six-month vesting period.

On August 2, 2018, the Board of Directors of the Company approved a grant of 1,562 RSUs to an officer of the Company. The total value of the grant was $17,500 and the RSUs had a thirty-six-month vesting period.

Compensation expense was recognized ratably over the total vesting schedule. The Company will periodically adjust the cumulative compensation expense for forfeited awards. Stock based compensation of $1,106,875 and $910,243 has been recorded for the nine months ended September 30, 2019 and 2018, respectively.

The following table shows a summary of RSU activity for the year ended December 31, 2018 and the nine months ended September 30, 2019:

		Weighted
	Number	average
	of	Grant Date
	Units	Fair Value
Awarded and unvested, January 1, 2018	-	$-
Granted	68,750	0.41
Vested	-	-
Forfeited/cancelled	(1,562)	0.42
Awarded and unvested, December 31, 2018	67,188	$0.41
Granted	-	-
Vested	-	-
Forfeited/cancelled	(67,188)	0.41
Awarded and unvested, September 30, 2019	-	$-

Under ASC 718, Compensation-Stock Compensation (“ASC 718”), the Company has measured the value of its February 2018 award as if it were vested and issued on the grant date with a value of $4,515,000 based on the closing price of the Company's stock at the grant date of the RSU Grant ($67.20 per share). The Company has measured the value of its August 2018 award as if it were vested and issued on the grant date with a value of $17,500 based on the closing price of the Company's stock at the grant date of the RSU Grant ($11.20 per share).

As described above, on September 30, 2019, the Company entered into Award Agreements with certain Participants, pursuant to which 7,118 undelivered shares of common stock underlying certain vested RSUs were repurchased, and 60,069 shares of common stock underlying certain unvested RSUs were cancelled. Together, these transactions resulted in the elimination of all 67,188 of the Company’s then outstanding RSUs.

Common stock warrants

In February 2017, in connection with a stock purchase agreement, the Company issued to the investor two warrants to purchase up to an additional 3,125 shares of common stock at an exercise price of $48.00 per share and $57.60 per share. Each of the warrants has a term of three years. In January 2018, the Company agreed to reduce the exercise price of the 6,250 warrants to $19.20 per share. These warrants were subsequently exercised in January 2018 totaling $120,000.

On February 15, 2018 and in connection with the three closings and pursuant to the terms of the Offering described above, the Company issued to the placement agent Common Stock Purchase Warrants (the “Placement Agent Warrants”) to purchase up to 31,250 shares of the Company’s common stock at an exercise price of $24.00. The Placement Agent Warrants have a five-year term and have cashless exercise provisions at all times.

In connection with the three closings of the Offering described above, the Company issued Warrants to the Investors to purchase up to 156,250 shares of the Company’s common stock at a per share exercise price of $23.04. The warrant terms are 5 years expiring in January 2023 and February 2023.

On February 20, 2018 and as amended on March 1, 2018, the Company entered into an investment banking advisory agreement with Westpark Capital, Inc. with an initial term of six months. In connection with this agreement, Westpark Capital purchased a three-year common stock warrant to purchase up 8,750 share of the Company’s common stock at an exercise price of $1.60 per share from the Company for a purchase price of $100. Stock based compensation of $416,006 was recorded during the nine months ended September 30, 2018 for a total fair value of $416,106.

 TAPINATOR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On March 26, 2018, in conjunction with the Company’s purchase of a 4% interest in Revolution Mobile, LLC, the Company issued three-year common stock warrants to purchase up to 1,875 shares of the Company’s common stock at an exercise price of $40.00. The fair value of the warrants of $35,385 has been eliminated in consolidation. The fair value of the warrants was determined using the Black Scholes option pricing model with the following assumptions: dividend yield: 0%, volatility: 209.65%, risk free rate: 1.90%, term: 3 years.

	Number	Weighted	Weighted	Intrinsic
	of	average	average	value
	Common Stock	exercise	life	of
	Warrants	price	(years)	Warrants
Outstanding, January 1, 2018	21,875	$38.40	2.35	-
Granted	198,125	$22.40	4.89	-
Exercised	(6,250)	$19.20	2.01	-
Canceled	-	-	-	-
Outstanding, December 31, 2018	213,750	$22.40	3.90	$23,800
Granted	-	-	-	-
Exercised	-	-	-	-
Canceled	-	-	-	-
Outstanding, September 30, 2019	213,750	$22.40	3.16	$70,000

Exercisable, September 30, 2019	213,750	$22.40	3.16	$70,000

The aggregate intrinsic value in the preceding table is calculated as the difference between the exercise price of the underlying warrants and the quoted closing price of the Company's common stock on the OTCQB of $9.60 per share as of September 30, 2019.

Note 15 – Subsequent Events

On October 1, 2019, the Company granted a stock option of 625 shares to one of its outside legal advisors. The stock option has a per share exercise price of $7.60 and vested in its entirety as of the grant date.

On October 23, 2019, the Company granted a stock option of 625 shares to an independent advisor. The stock option has a per share exercise price of $7.20 and vests in twelve substantially equal installments (with the first eleven installments rounded down for any fractional shares) on the twenty-third day of the next twelve months beginning on November 23, 2019, with the twelfth installment including any fractional shares that were rounded down from the first eleven installments.

On November 5, 2019, the Company granted a stock option of 1,250 shares to a newly appointed member of the Company’s Board of Directors, Spencer G. Feldman.  The stock option has a per share exercise price of $7.68 and vests in eight equal quarterly share installments at the end of each quarterly anniversary of November 5, 2019.

1,714,285 Units Consisting of Shares

of Common Stock and Warrants

Tapinator, Inc.

ThinkEquity

a division of Fordham Financial Management, Inc.

          , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering described in this registration statement. All amounts shown are estimates other than the registration fee, the FINRA filing fee and the listing fee.

SEC registration fee	$3,696
FINRA filing fee	4,770
Nasdaq listing fee	55,000
Printing fees and expenses	20,000
Legal fees and expenses	450,000
Registrar and transfer agent fees	5,000
Blue sky fees and expenses	1,000
Accounting fees and expenses	20,000
Miscellaneous expenses	1,000
Total	$560,466

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our restated certificate of incorporation and bylaws provide for indemnification by us of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

We are also permitted to apply for, and currently maintain, insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

The underwriter is obligated, under certain circumstances, pursuant to the underwriting agreement to be filed as Exhibit 1.1 hereto, to indemnify us, our officers and directors against liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

Transactions with Previous Senior Debt Holders

On June 19, 2015, we and Hillair entered into a Securities Purchase Agreement, dated June 19, 2015, pursuant to which we issued to Hillair the following (i) a $2,240,000 8% Original Issue Discount Senior Secured Convertible Debenture (the “Original Debenture”), which was convertible into shares of our common stock at a price per share of $32.80, (ii) Series A Common Stock purchase warrants (the “Series A Warrants”) to purchase up to 68,293 shares of common stock with an exercise price of $48.00 and (iii) Series B Common Stock purchase warrants (the “Series B Warrants”) to purchase up to 68,293 shares of common stock with an exercise price of $48.00 (collectively, the terms of which are referred to herein as the “Original Financing”). Immediately prior to the Exchange Agreement, we owed cash payments to Hillair of $560,000 on October 1, 2016 and $1,120,000 on January 1, 2017 under the Original Debenture.

On July 28, 2016, we and Hillair entered into an agreement to amend and refinance the terms of the $2.24 million 8% Original Issue Discount Senior Secured Convertible Debenture originally issued in June 2015. Pursuant to the Exchange Agreement, the following material terms of the Original Financing were amended, altered and/or ratified: (i) the Original Debenture was exchanged in its entirety for the issuance of the 2016 Debenture with an original principal amount of $2,394,000 and an increased conversion price of $40.00, (ii) we issued 420 shares of a new Series A Convertible Preferred Stock that were initially exercisable for up to 10,500 shares of our common stock, (iii) the maturity date of the Series A Warrants were extended from June 22, 2020 until July 28, 2021, (iv) the Series B Warrants were cancelled in their entirety, (v) the security agreement with respect to all of our assets (as required by the Original Debenture and related securities purchase agreement) was ratified as continued collateral for the 2016 Debenture, and the associated subsidiary guarantees and pledges were also ratified, and (vi) Hillair was granted the right to make a subsequent cash investment of $2,100,000 in our business in exchange for the issuance of an additional debenture in the original principal amount of $2,394,000 and the issuance of 420 shares of preferred stock.

In June 2017, we and Hillair entered into an amendment agreement (the “2017 Amended Agreement”) to amend and refinance the terms of the 2016 Debenture. Pursuant to the 2017 Amended Agreement, we prepaid to Hillair a portion of the outstanding principal on the 2016 Debenture in the amount of $234,000 and all of the accrued interest on the 2016 Debenture through June 30, 2017 in the amount of $191,520. Following such payments, the remaining principal amount of the amended 2016 Debenture was $2,160,000 (the “Amended 2016 Debenture”). In addition, we and Hillair agreed to reduce the conversion price of the 2016 Debenture from $40.00 to $32.00. The Amended 2016 Debenture was due on July 31, 2018, and interest accrued on the aggregate unconverted and outstanding principal amount of the Amended 2016 Debenture at the rate of 8% per annum, payable on each December 31, March 31, July 31, and October 31, beginning on December 31, 2017. In June 2017, we and Hillair also entered into an exchange agreement to exchange the existing 68,293 shares of Series A Warrants for 1,500 shares of Series A-1 Convertible Preferred Stock.

On September 7, 2017, Hillair assigned all of its rights under and relating to the Amended 2016 Debenture to HSPL, LLC (“HSPL”), including all of its rights and interests to the Series A-1 Convertible Preferred Stock.

On January 22, 2018, HSPL elected to convert all of the 1,500 shares of Series A-1 Stock into 37,500 shares of our common stock. The 37,500 shares of common stock converted under the Series A-1 Preferred Stock were issued without restrictive legend pursuant to Section 4(a)(1) of the Securities Act.

On February 23, 2018, we entered into a Series B Exchange Agreement (the “Series B Exchange Agreement”) with HSPL to amend the terms of the 2017 Amended Agreement. On February 23, 2018, we paid to HSPL $1,200,000 in cash for a net reduction of the principal amount of the Amended 2016 Debenture of $1,142,857, after giving effect to a 5% prepayment penalty, which resulted in a remaining principal balance of $1,017,143, plus all accrued but unpaid interest under the Amended 2016 Debenture (the “Remaining 2016 Debenture Balance”). Pursuant to the Series B Exchange Agreement, the Remaining 2016 Debenture Balance and the remaining unconverted Series A Preferred Stock were exchanged in their entirety (and thus cancelled) for the issuance of 1,854 shares of Series B Convertible Stock (the “Series B Preferred Stock”), which were initially exercisable for up to 96,563 shares of our common stock, subject to adjustment. As a result of the Series B Exchange Agreement, we eliminated all of our outstanding debt. Each share of the Series B Preferred Stock had a conversion price of $19.20 and a stated value of $1,000.

Except as otherwise stated, all of the securities described above were issued in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. All of such securities were issued as “restricted securities” in accordance with Rule 144(a)(3) of the Securities Act.

2018 Private Placement

On January 30, 2018, we consummated the first closing of our private placement announced on September 7, 2017 (the “Offering”). Specifically, we entered into Subscription Agreements (the “Subscription Agreement”) with various investors for the purchase of 73,698 shares of our common stock for an aggregate purchase price of $1,415,000, or $19.20 per share. We received net proceeds of $1,162,804 from the first closing after payment of the placement agent’s 10% cash commission, as well as other expenses relating to the Offering and our other expenses. In connection with the first closing and pursuant to the terms of the Offering, we issued to the investors common stock purchase warrants (the “2018 Warrants”) to purchase up to 73,698 shares of our common stock at a per share exercise price of $23.04. The 2018 Warrants have five-year terms and do not allow for cashless exercise unless there is not an effective registration statement with the SEC regarding the shares underlying the 2018 Warrants, subject to certain conditions.

On February 7, 2018, we consummated the second closing of the Offering. Specifically, we entered into Subscription Agreements with investors for the purchase of 53,516 shares of our common stock for an aggregate purchase price of $1,027,500, or $19.20 per share. We received net proceeds of $920,680 from the second closing after payment of the placement agent’s 10% cash commission, as well as other expenses relating to the Offering. In connection with the second closing and pursuant to the terms of the Offering, we issued to the investors 2018 Warrants to purchase up to 53,516 shares of our common stock at a per share exercise price of $23.04.

On February 15, 2018, we consummated the third and final closing of the Offering. Specifically, we entered into Subscription Agreements investors for the purchase of 29,037 shares of our common stock for an aggregate purchase price of $557,500, or $19.20 per share. We received net proceeds of $498,303 from the third closing after payment of the placement agent’s 10% cash commission, as well as other expenses relating to the Offering. In connection with the third closing and pursuant to the terms of the Offering, we issued to the investors 2018 Warrants to purchase up to 29,037 shares of our common stock at a per share exercise price of $23.04.

Also on February 15, 2018 and in connection with the three closings and pursuant to the terms of the Offering, we issued to the placement agent common stock purchase warrants (the “Placement Agent Warrants”) to purchase up to 31,250 shares of our common stock at an exercise price of $24.00 per share. The Placement Agent Warrants have a five-year term and have cashless exercise provisions at all times.

The Offering concluded on February 15, 2018. In connection with the three closings of the Offering, we raised gross proceeds of $3,000,000, received net proceeds of $2,581,788, issued 156,250 shares of common stock to the investors, and issued 2018 Warrants to the investors to purchase up to 156,250 shares of our common stock at a per share exercise price of $23.04.

All of the securities described above were issued in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated thereunder. All of such securities were issued as “restricted securities” in accordance with Rule 144(a)(3) of the Securities Act and all of the investors were “accredited investors” as defined by Rule 501(a) of Regulation D under the Securities Act.

Other Offerings and Issuances

On March 26, 2018, we purchased a 4% interest in its Revolution Mobile, LLC, a majority-owned subsidiary, that we did not otherwise own at that time for a purchase price equal to the following: (i) $100,000 in cash and (ii) the issuance of a three-year common stock warrant to purchase up 1,875 shares of our common stock at an exercise price of $40.00. Following the transaction, Revolution Mobile, LLC became our wholly-owned subsidiary.

In June 2017, we entered into a stock purchase agreement with an individual investor for the purchase of 12,500 shares of our common stock for an aggregate purchase price of $200,000, or $16.00 per share. In connection with this financing, we also issued to the investor a warrant, which has a term of three years and shall enable the investor to purchase up to an additional 15,625 shares of our common stock at an exercise price of $32.00 per share.

On February 24, 2017, we entered into a stock purchase agreement with an individual investor for the purchase of 3,125 shares of our common stock for an aggregate purchase price of $150,000, or $48.00 per share, which was paid in two tranches. In connection with the financing, we also issued to the investor two warrants. Each warrant has a term of three years and each warrant shall enable the investor to purchase up to an additional 3,125 shares of our common stock at exercise prices of $48.00 and $57.60, respectively. On January 18, 2018, we agreed to reduce the exercise price of both warrants to $19.20. On the same day, the individual elected to exercise both warrants for an aggregate cash payment to us of $120,000.

All of the securities described above were issued in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. All of such securities were issued as “restricted securities” in accordance with Rule 144(a)(3) of the Securities Act.

Contingent Rights to Shares Issued for Services

On March 1, 2018, we entered into an amendment to an investment banking advisory agreement with Westpark. In connection with this agreement, Westpark purchased a three-year common stock warrant to purchase up to 8,750 shares of our common stock at an exercise price of $1.60 per share from us for a purchase price of $100. The securities described above were issued in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Such securities were issued as “restricted securities” in accordance with Rule 144(a)(3) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

3.1

Restated Certificate of Incorporation of Tapinator, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

3.2

Certificate of Amendment to the Restated Certificate of Incorporation of Tapinator, Inc. (amendment no. 1) (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

3.3	Certificate of Amendment to the Restated Certificate of Incorporation of Tapinator, Inc. (amendment no. 2) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 333-224531), filed December 31, 2019 by the Company with the SEC)

3.4

Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC

3.5	Bylaws of Tapinator, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

3.6

Certificate of Elimination of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 333-224531), filed December 28, 2018 by the Company with the SEC)

3.7

Certificate of Elimination of Series A-1 Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 333-224531), filed December 28, 2018 by the Company with the SEC)

3.8

Certificate of Elimination of Series B Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 333-224531), filed December 28, 2018 by the Company with the SEC)

4.1

Form of Common Stock Purchase Warrant used in connection with January and February 2018 private placement (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

4.2

Common Stock Purchase Warrant, dated February 15, 2018, issued by Tapinator, Inc. to Westpark Capital, Inc. (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

4.3*	Form of Warrant Agent Agreement (including form of Common Warrant).

4.4*	Form of Underwriter’s Warrant.

5.1*	Opinion of Haynes and Boone, LLP.

10.1

Tapinator, Inc. 2015 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.2

Form of Stock Option Agreement under the 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.3

Form of Restricted Stock Unit Award Agreement under the 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.4

Game Engine and Game-Specific Development Agreement, dated June 14, 2014, by and between Tapinator, Inc. and Khurram Samad (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.5

Executive Employment Agreement, dated May 7, 2015, by and between Tapinator, Inc. and Ilya Nikolayev (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.6

Executive Employment Agreement, dated May 7, 2015, by and between Tapinator, Inc. and Andrew Merkatz (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.7

Board of Directors Agreement, dated December 14, 2015, by and between Tapinator, Inc. and Teymour Farman-Farmaian (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.8

Amendment No. 1 to Executive Employment Agreement, dated August 25, 2016, by and between Tapinator, Inc. and Ilya Nikolayev (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.9

Amendment No. 1 to Executive Employment Agreement, dated August 25, 2016, by and between Tapinator, Inc. and Andrew Merkatz (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.10

Amendment No. 2 to Executive Employment Agreement, dated March 31, 2017, by and between Tapinator, Inc. and Ilya Nikolayev (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.11

Amendment No. 2 to Executive Employment Agreement, dated March 31, 2017, by and between Tapinator, Inc. and Andrew Merkatz (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.12

Games Development and Licensing Agreement, dated April 24, 2017, by and between Tapinator, Inc., Khurram Samad, Rizwan Yousuf and GenITeam Corporation (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.13

First Amendment to Games Development and Licensing Agreement, dated August 31, 2017, by and between Tapinator, Inc., Khurram Samad, Rizwan Yousuf and GenITeam Corporation (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.14

Form of Subscription Agreement used in connection with January and February 2018 private placement (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.15

Series B Exchange Agreement, dated February 23, 2018, by and between Tapinator, Inc. and HSPL Holdings, LLC (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.16

Amendment No. 3 to Executive Employment Agreement, dated April 1, 2018, by and between Tapinator, Inc. and Ilya Nikolayev (incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.17

Amendment No. 3 to Executive Employment Agreement, dated April 1, 2018, by and between Tapinator, Inc. and Andrew Merkatz (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.18

Amendment No. 1 to Board of Directors Agreement, dated April 1, 2018, by and between Tapinator, Inc. and Teymour Farman-Farmaian (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form S-1 (File No. 333-224531), filed April 30, 2018 by the Company with the SEC)

10.19

Games Revenue Share and Stock Repurchase Agreement dated December 28, 2018 between Tapinator, Inc., TapGames, Khurram Samad, Rizwan Yousuf and Tap2Play, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 333-224531), filed December 31, 2018 by the Company with the SEC)

10.20	Board of Directors Agreement dated November 5, 2019 between Tapinator, Inc. and Spencer G. Feldman (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 333-224531), filed November 8, 2019 by the Company with the SEC)

10.21	Board of Directors Agreement dated November 22, 2019 between Tapinator, Inc. and Desmond Glass (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 333-224531), filed November 22, 2019 by the Company with the SEC)

10.22	First Amendment to the Tapinator, Inc. 2015 Equity Incentive Plan (incorporated by reference to Annex C to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 333-224531), filed October 17, 2019 by the Company with the SEC)

21.1**	List of subsidiaries of the registrant

23.1*	Consent of Liggett & Webb, P.A.

23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (contained in the signature page to this registration statement)

101.INS++	XBRL Instance Document
101.SCH ++	XBRL Taxonomy Extension Schema Document
101.CAL ++	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF ++	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB ++	XBRL Taxonomy Extension Label Linkbase Document
101.PRE ++	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith.

** Previously filed.

++XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a report for purposes of sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

Item 17. Undertakings

a.     The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

h.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

i.	The undersigned registrant hereby undertakes that:

1.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 10, 2020.

TAPINATOR, INC

By:	/s/ Ilya Nikolayev
Ilya Nikolayev
Chief Executive Officer and Chairman

The undersigned directors and officers of Tapinator, Inc. hereby constitute and appoint Ilya Nikolayev and Andrew Merkatz, and each of them, any of whom may act without joinder of the other, as the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ilya Nikolayev	Chief Executive Officer and Chairman	January 10, 2020
Ilya Nikolayev	(Principal Executive Officer)

/s/ Andrew Merkatz	President, Chief Financial Officer and	January 10, 2020
Andrew Merkatz	Director (Principal Financial Officer)

/s/ Brian Chan	Vice President of Finance and Accounting	January 10, 2020
Brian Chan	(Principal Accounting Officer)

/s/ Teymour Farman-Farmaian	Director	January 10, 2020
Teymour Farman-Farmaian

/s/ Spencer Feldman	Director	January 10, 2020
Spencer Feldman

/s/ Desmond Glass	Director	January 10, 2020
Desmond Glass